                                                            Exhibit 1.1


                         UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF ARIZONA
IN RE

   AMERICA WEST AIRLINES, INC.,       )
                                      )       CASE NO.
                                      )       91-07505-PHX-RGM
                                      )       CHAPTER 11
                          Debtor.

                    PLAN OF REORGANIZATION UNDER CHAPTER 11
                     OF THE UNITED STATES BANKRUPTCY CODE1

AMERICA WEST AIRLINES, INC.
Martin J. Whalen, Esq.
4000 East Sky Harbor Blvd.
Phoenix, Arizona 85034

LEBOEUF, LAMB, GREENE & MACRAE
633 17th Street, Suite 2800
Denver, Colorado
(303) 291-2600

Of Counsel:
Carl A. Eklund
John Edward Maas

GALLAGHER & KENNEDY
2600 North Central Avenue
Phoenix, Arizona 85004
(602) 530-8000

Of Counsel:
Charles R. Sterbach

Co-Counsel to the Debtor and
  Debtor In Possession,
  Co-Proponent of this
  Plan of Reorganization

Dated: Phoenix, Arizona
       June 28, 1994
       [as modified, August 10, 1994]

ARNOLD & PORTER
1200 New Hampshire Avenue, N.W.
Washington, D.C. 20036
(202) 872-6700

Of Counsel:
Richard P. Schifter
Samuel A. Flax
Brian P. Leitch

Counsel to AmWest Partners,
  L.P., Co-Proponent of this
  Plan of Reorganization

- - ---------------

1As modified and confirmed by the United States Bankruptcy Court for the District of Arizona on August 10, 1994.
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                               TABLE OF CONTENTS

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ARTICLE 1
DEFINITIONS.............................................................................
ARTICLE 2
TREATMENT OF UNCLASSIFIED CLAIMS........................................................    9
      2.1.   Treatment of Post-Petition Agreement Claims................................    9
      2.2.   Treatment of Administrative Claims.........................................    9
      2.3.   Allowed Priority Tax Claims................................................   10
ARTICLE 3
DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES
OF CLAIMS AND EQUITY INTERESTS..........................................................   10
      3.1.   Class 1 -- Allowed Priority Wage Claims....................................   10
      3.2.   Class 2 -- Allowed Priority Benefit Plan Contribution Claims...............   10
      3.3.   Class 3 -- Allowed Secured Claims..........................................   10
      3.4.   Class 4 -- Allowed Convenience Claims......................................   13
      3.5.   Class 5 -- Allowed General Unsecured Claims................................   13
      3.6.   Class 6 -- Preferred and Common Stock......................................   14
      3.7.   Class 7 -- Certain Other Claims and AWA Warrants, Options
             and Other Equity Interests.................................................   15
ARTICLE 4
PROVISIONS OF NEWAWA SECURITIES ISSUED PURSUANT TO THE PLAN.............................   15
      4.1.   NewAWA Class A Common Stock................................................   15
      4.2.   NewAWA Class B Common Stock................................................   16
      4.3.   NewAWA Warrants............................................................   16
      4.4.   NewAWA Senior Unsecured Notes..............................................   16
ARTICLE 5
EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................   17
      5.1.   Assumption of Certain Executory Contracts and Unexpired Leases.............   17
      5.2.   Rejection of Certain Executory Contracts and Unexpired Leases..............   18
      5.3.   Claims Based on Rejection of Contracts or Unexpired Leases.................   18
ARTICLE 6
IDENTIFICATION OF CLASSES OF CLAIMS NOT IMPAIRED BY THE PLAN AND THE CLASS OF CLAIMS AND
  EQUITY INTERESTS DEEMED TO HAVE REJECTED THE PLAN.....................................
                                                                                           18
      6.1.   Unimpaired Classes.........................................................   18
      6.2.   Class Deemed to Have Rejected the Plan.....................................   18
      6.3.   Other Impaired Classes.....................................................   18
ARTICLE 7
ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY
ONE OR MORE CLASSES.....................................................................   18
      7.1.   Impaired Classes to Vote...................................................   18
      7.2.   Acceptance by Class of Holders of Claims or Equity Interests...............   19
      7.3.   Cramdown...................................................................   19
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ARTICLE 8
MEANS FOR IMPLEMENTATION OF THE PLAN....................................................   19
      8.1.   Investment Agreement.......................................................   19
      8.2.   Stockholders' and Registration Rights Agreements...........................   19
      8.3.   Delivery of Alliance Agreements............................................   19
      8.4.   GPA Settlement.............................................................   19
      8.5.   Corporate Governance.......................................................   19
      8.6.   Release of Certain Claims and Actions......................................   19
      8.7.   Indemnification Obligations................................................   20
      8.8.   Exemption from Certain Taxes...............................................   20
      8.9.   Directors and Officers.....................................................   21
      8.10.  Revesting of Assets; No Further Supervision................................   21
      8.11.  Implementation.............................................................   21
      8.12.  Cancellation of Securities.................................................   21
ARTICLE 9
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE..............................................   21
      9.1.   Effectiveness of the Plan..................................................   21
ARTICLE 10
PROVISIONS COVERING DISTRIBUTIONS AND PAYMENTS..........................................   21
     10.1.   Making of Distributions and Payments.......................................   21
     10.2.   Distributions by the Distribution Agent....................................   22
     10.3.   Service of Indenture Trustee...............................................   24
     10.4.   Reserves for Distributions for Disputed Claims and Disputed Equity
             Interests..................................................................   25
     10.5.   Fractional Interests; Odd Lots; De Minimis Distributions...................   26
     10.6.   Delivery of Distributions; Unclaimed Property..............................   27
     10.7.   Method of Payment..........................................................   27
     10.8.   Payment Dates..............................................................   27
     10.9.   Compliance with Tax Requirements...........................................   27
ARTICLE 11
PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR EQUITY INTERESTS............................   28
     11.1.   Filing of Objections to Claims or Equity Interests.........................   28
     11.2.   Settlement of Objections to Claims or Equity Interests After Effective
             Date.......................................................................   28
     11.3.   Payment or Distribution to Holders of Disputed Claims or Equity
             Interests..................................................................   28
     11.4.   Reserves for Disputed Claims and Disputed Equity Interests.................   28
ARTICLE 12
MISCELLANEOUS PROVISIONS................................................................   28
     12.1.   Modification of Payment Terms..............................................   28
     12.2.   Discharge of Debtor........................................................   28
     12.3.   Termination of Subordination Rights........................................   29
     12.4.   Termination of the Creditors and Equity Committees.........................   29
     12.5.   Setoffs....................................................................   30
     12.6.   Opt-Out....................................................................   30
     12.7.   Section Headings...........................................................   30
     12.8.   Severability...............................................................   30
     12.9.   Computation of Time........................................................   30
     12.10.  Governing Law..............................................................   30
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ARTICLE 13
PROVISIONS FOR EXECUTION AND SUPERVISION OF THIS PLAN...................................   30
     13.1.   Retention of Jurisdiction..................................................   30
     13.2.   Amendment of Plan..........................................................   31
     13.3.   Post-Effective Date Notice.................................................   31
     13.4.   Revocation of Plan.........................................................   31
LIST OF EXHIBITS
     Exhibit A -- Investment Agreement
     Exhibit B -- Stockholders' Agreement
     Exhibit C -- GPA Term Sheet
LIST OF SCHEDULES
     Schedule 1 -- Section 1110 Stipulations
     Schedule 2 -- Certain Final Orders Related to Settlements
     Schedule 3 -- Certain Assumed Agreements
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                    PLAN OF REORGANIZATION UNDER CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE

     AMERICA WEST AIRLINES, INC., the Debtor and Debtor in Possession in the above-captioned Chapter 11 Case, and AMWEST PARTNERS, L.P., as co-proponents hereof, hereby jointly propose the following Plan of Reorganization pursuant to
Section 1121(a), Title 11, United States Code for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Debtor's Disclosure Statement, filed contemporaneously with the Plan of Reorganization, for a discussion of the Debtor's history, business, properties, results of operations and projections for future operations and for a summary and analysis of the Plan of Reorganization and certain related matters.

     ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN OF REORGANIZATION AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                                   ARTICLE 1

                                  DEFINITIONS

     As used in the Plan, the following terms shall have the respective meanings specified below:

     1.1. Administrative Claim: A Claim for any cost or expense of administration of the Chapter 11 Case allowed under Section 503(b), Section 507(b), Section 546(c)(2) or Section 1114(e)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation, fees payable pursuant to Section 1930 of Title 28 of the United States Code, but not including the Post-Petition Agreement Claims. To the extent that a Claim is allowed as an administrative claim pursuant to Section 365(d)(3) of the Bankruptcy Code, such Claim shall also be deemed an Administrative Claim under this Section.

     1.2. Allowed Claim and Allowed . . . Claim: Any Claim against the Debtor
(i) proof of which, request for payment of which or application for allowance of which was filed or deemed to be filed on or before the Bar Date for filing proofs of claim or requests for payment for Claims of such type against the Debtor, (ii) if no proof of claim is filed, which has been or hereafter is listed by the Debtor in the Schedules as liquidated in amount and not disputed or contingent, or (iii) a Claim that is allowed in any contract, instrument, indenture or other agreement entered into in connection with the Plan and, in any case, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. A Disputed Claim shall be an Allowed Claim if, and only to the extent that, such Disputed Claim has been Allowed by a Final Order or otherwise pursuant to Section 11.2. The term "Allowed," when used to modify a reference in the Plan to any Claim or class of Claims, shall mean a Claim (or any Claim in any such class) that is so Allowed, e.g., an Allowed Secured Claim is a Claim that has been Allowed to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the estate of the Debtor securing such Claim. Unless otherwise specified in the Plan, the Confirmation Order or in the Final Order of the Bankruptcy Court allowing such Claim, "Allowed Claim" shall not include interest on the amount of such Claim from and after the Petition Date.

     1.3. AmWest: AmWest Partners, L.P., a Texas limited partnership, and, as the context requires, parties purchasing NewAWA Securities as a part of the AmWest investment in NewAWA, even though such parties may or may not actually be partners or investors in AmWest itself.

     1.4. Assumed Agreement: Each executory contract and unexpired lease of the Debtor which (i) has been assumed during the Chapter 11 Case prior to the Confirmation Date pursuant to Section 365 of the Bankruptcy Code, (ii) is the subject of a motion to assume pending on the Confirmation Date, or (iii) is listed on Schedule 3 hereto in accordance with Section 5.1.1, either without amendment, or with such amendments thereto as shall be agreed upon between the Debtor and the other parties thereto.

     1.5. Avoidance Litigation: The Debtor's interest in any and all claims, rights and causes of action which have been or may be commenced by or on behalf of the Debtor to avoid and recover any transfers of property determined to be preferential, fraudulent or otherwise avoidable pursuant to Sections 544, 545, 547, 548, 549, 553(b) or 550 of the Bankruptcy Code.

     1.6. AWA: America West Airlines, Inc., a Delaware corporation, as the Debtor and Debtor in Possession in the Chapter 11 Case, or, as the context may require, NewAWA.

     1.7. AWA Common Stock: The duly authorized and validly issued shares of common stock of AWA, $.25 par value, which are outstanding immediately prior to the Effective Date.

     1.8. AWA Debenture Claims: All Claims of the holders of AWA Debentures and the Indenture Trustee as of the Distribution Record Date for (i) payment, pursuant to the Indentures, of principal in the face amount of the AWA Debentures, plus interest accrued as of the Petition Date or (ii) the fees, costs and expenses of the Indenture Trustee pursuant to the Indentures, but excluding any Claims for damages in excess of the face amount of the AWA Debentures arising from the purchase or sale of such AWA Debentures, and excluding any Claims for equitable relief.

     1.9. AWA Debentures: Collectively, the AWA 11 1/2% Convertible Subordinated Debentures, the AWA 7 3/4% Convertible Subordinated Debentures, and the AWA
7 1/2% Convertible Subordinated Debentures.

     1.10. AWA 11 1/2% Convertible Subordinated Debentures: The 11 1/2% Convertible Subordinated Debentures due 2009, issued by AWA pursuant to the AWA 11 1/2% Subordinated Indenture and outstanding immediately prior to the Effective Date.

     1.11. AWA 11 1/2% Subordinated Indenture: The Indenture of Trust dated December 15, 1986 between AWA and First Interstate Bank of Arizona, N.A.

     1.12. AWA Preferred Stock: The duly authorized and validly issued shares of Series C 9 3/4% Convertible Preferred Stock of AWA, $.25 par value, outstanding immediately prior to the Effective Date.

     1.13. AWA 7 1/2% Convertible Subordinated Debentures: The 7 1/2% Convertible Subordinated Debentures due 2011, issued by AWA pursuant to the AWA 7 1/2% Subordinated Indenture and outstanding immediately prior to the Effective Date.

     1.14. AWA 7 1/2% Subordinated Indenture: The Indenture of Trust dated March 15, 1986 between AWA and First Interstate Bank of Arizona, N.A.

     1.15. AWA 7 3/4% Convertible Subordinated Debentures: The 7 3/4% Convertible Subordinated Debentures due 2010, issued by AWA pursuant to the AWA 7 3/4% Subordinated Indenture and outstanding immediately prior to the Effective Date.

     1.16. AWA 7 3/4% Subordinated Indenture: The Indenture of Trust dated August 1, 1985 between AWA and First Interstate Bank of Arizona, N.A.

     1.17. AWA Warrants, Options and Other Equity Interests: All Equity Interests in AWA outstanding immediately prior to the Effective Date, except for the AWA Common Stock and the AWA Preferred Stock, but including without limitation all rights, options or warrants, authorized, adopted or distributed to holders of Equity Interests or officers, directors or employees of AWA, whether under one or more contracts or plans, to sell, purchase, grant or otherwise transfer any issued and outstanding or authorized but unissued Equity Interests of AWA under any and all applicable terms and conditions.

     1.18. Ballot: The form for (i) acceptance or rejection of the Plan distributed to those holders of Claims or Equity Interests entitled to vote on the Plan and (ii) the election of (a) the option to purchase Equity Subscription Stock and Over-Subscription Stock and (b) the option to become an Electing Unsecured Creditor, as such form may be approved by the Bankruptcy Court and which shall otherwise comply with the requirements of Bankruptcy Rule 3018(c).

     1.19. Bankruptcy Code: The Bankruptcy Reform Act of 1978, Title 11, United States Code, as applicable to the Chapter 11 Case, as now in effect or hereafter amended.

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     1.20. Bankruptcy Court: The unit of the United States District Court for the District of Arizona having jurisdiction over the Chapter 11 Case.

     1.21. Bankruptcy Rules: Collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as applicable to the Chapter 11 Case, as now in effect or hereinafter amended.

     1.22. Bar Date: In the case of Claims other than Administrative Claims, February 28, 1992, and in the case of Administrative Claims (other than Preserved Ordinary Course Administrative Claims and Professional Fees), July 1, 1994.

     1.23. Business Day: Any day other than a Saturday, Sunday or other day on which commercial banks in New York or Arizona are authorized or required by law to close.

     1.24. Cash: Currency, checks and wire transfers of immediately available funds.

     1.25. Chapter 11 Case: The case under Chapter 11 of the Bankruptcy Code in which AWA is the Debtor pending in the Bankruptcy Court with Case No. 91-07505-PHX-RGM, including all adversary proceedings pending in connection therewith.

     1.26. Claim: Any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. Any alleged right to payment which is listed by the Debtor on the Schedules as disputed, unliquidated or contingent will not be a Claim hereunder if the holder thereof has not filed a timely proof of claim with regard thereto.

     1.27. Class: A category of holders of Claims or Equity Interests as classified in the Plan.

     1.28. Confirmation: The entry by the Bankruptcy Court of the Confirmation Order.

     1.29. Confirmation Date: The date upon which the Bankruptcy Court enters the Confirmation Order.

     1.30. Confirmation Hearing: The duly noticed hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

     1.31. Confirmation Order: An order of the Bankruptcy Court, in form and substance satisfactory to the Debtor and AmWest, confirming the Plan.

     1.32. Contingent Claim: A Claim which is either contingent or unliquidated on or immediately before the Confirmation Date.

     1.33. Convenience Claims: All Allowed General Unsecured Claims which are in an amount of five hundred dollars ($500) or less.

     1.34. Creditors' Committee: The Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Case pursuant to
Section 1102(a)(1) of the Bankruptcy Code.

     1.35. Debt Instrument: A debenture, promissory note or other transferable instrument evidencing a payment obligation.

     1.36. Debtor and Debtor in Possession: AWA, as a debtor in possession in the Chapter 11 Case pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     1.37. DIP Credit Agreement: The Third Amended and Restated Credit Agreement dated as of September 30, 1993, between AWA and the DIP Lenders, as approved by Final Order of the Bankruptcy Court dated September 29, 1993, together with all integrally related documents, schedules and exhibits, as

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

such agreement and such integrally related documents, schedules and exhibits may be amended or amended and restated from time to time.

     1.38. DIP Lenders: BT Commercial Corp., as Administrative Agent, GPA Leasing USA I, Inc., GPA Leasing USA Sub I, Inc., Kawasaki Leasing International, Inc., B&B Holdings, Inc. d/b/a Phoenix Cardinals, Bank of America Arizona, Bank One Arizona, N.A., Commerce and Economic Development Division, The Dial Corp., DMB Holding Limited Partnership, El Dorado Investment Company, First Interstate Bank of Arizona, N.A., Phelps Dodge Corporation, Phoenix Newspapers, Inc., and Phoenix Suns, Ltd. Partnership and each substitute or additional lender under any permitted assignment, amendment or amendment and restatement of the DIP Credit Agreement.

     1.39. DIP Loan Claims: Any and all Claims, whether a Secured Claim or an Unsecured Claim, of the DIP Lenders, arising under the DIP Credit Agreement.

     1.40. Disclosure Statement: The Disclosure Statement dated as of June 28, 1994, including exhibits and any supplements, amendments or modifications thereto, prepared pursuant to Sections 1125(a) and 1126(b) of the Bankruptcy Code, and Bankruptcy Rule 3018(b), as approved by the Bankruptcy Court.

     1.40A. Disclosure Statement Order Date: June 28, 1994.

     1.41. Disputed Claim and Disputed . . . Claim: A Claim which is (i) the subject of a timely objection interposed by the Debtor, NewAWA or any party in interest (including the Creditors' Committee and the Equity Committee) in the Chapter 11 Case, if at such time such objection remains unresolved, (ii) a Claim that is listed by the Debtor as disputed, unliquidated or contingent in the Schedules or (iii) if no objection has been timely filed, a Claim which has been asserted in a timely filed proof of claim in an amount greater than or in a class different than that listed by the Debtor in the Schedules as liquidated in amount and not disputed or contingent; provided, however, that the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to
Section 502(c) of the Bankruptcy Code. The term "Disputed," when used to modify a reference in the Plan to any Claim or class of Claims, shall mean a Claim (or any Claim in such class) that is a Disputed Claim as defined herein. In the event there is a dispute as to classification or priority of a Claim, it shall be considered a Disputed Claim in its entirety. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim and not an Allowed Claim for purposes related to allocations and distributions under the Plan.

     1.42. Disputed Equity Interest: An Equity Interest which is the subject of a timely objection interposed by the Debtor, NewAWA or any party in interest (including the Equity Committee) in the Chapter 11 Case, if at such time such objection remains unresolved.

     1.43. Distribution Agent: NewAWA or such disbursing agent(s) as NewAWA shall from time to time employ at its expense for the purpose of making distributions under the Plan.

     1.44. Distribution Agent Charges: Any Taxes imposed upon or with respect to
(i) the Distribution Agent in its capacity as such, or (ii) the assets held by the Distribution Agent in its capacity as such or any income realized thereon.

     1.45. Distribution Date: With respect to any Allowed Claim or Equity Interest, each date on which a payment is made with respect to such Allowed Claim or Equity Interest.

     1.46. Distribution Record Date: For the purposes under Bankruptcy Rules 3001 and 3021 for any distribution under the Plan to the holders of Claims or Equity Interests and for the determination of which Claims or Equity Interests may be disallowed, the Effective Date.

     1.47. Effective Date: The last to occur of (i) the first Business Day that is at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect, and (ii) the Business Day on which all of the conditions set forth in Section 9.1 shall have been satisfied.

     1.48. Electing Creditor Cash: The Cash to be received by Electing Unsecured Creditors in accordance with Section 3.5.

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     1.49. Electing Creditor Stock: The NewAWA Class B Common Stock to be
distributed under certain circumstances to Electing Unsecured Creditors pursuant to Section 3.5.

     1.50. Electing Unsecured Creditors: Holders of General Unsecured Claims who elect to receive Electing Creditor Cash instead of NewAWA Class B Common Stock in accordance with Section 3.5.

     1.51. Employee Stock Purchase Notes: Any and all Debt Instruments executed and delivered by any current or former director, officer or employee of AWA under the Employee Stock Purchase Plan.

     1.52. Employee Stock Purchase Plan: Any and all of the Debtor's stock purchase plan(s) whereby directors, officers or employees of AWA were authorized (whether on a mandatory or optional basis) to acquire or finance the purchase of AWA Common Stock on certain terms and conditions and subject to certain repayment obligations.

     1.53. Equity Committee: The Official Committee of Equity Security Holders of AWA appointed in the Chapter 11 Case pursuant to Section 1102(a)(2) of the Bankruptcy Code.

     1.54. Equity Interest: Any interest in the Debtor represented by any class or series of common or preferred stock issued by the Debtor and any warrants, options or rights to purchase any such common or preferred stock. Equity Interests include, without limitation, all AWA Common Stock, AWA Preferred Stock and AWA Warrants, Options and Other Equity Interests.

     1.55. Equity Interests Stock: The 2,250,000 shares of NewAWA Class B Common Stock to be issued to holders of AWA Common Stock as provided in Section 3.6.2.

     1.56. Equity Interests Warrants: The NewAWA Warrants to purchase 6,230,769 shares of NewAWA Class B Common Stock to be issued to holders of AWA Common Stock as provided in Section 3.6.2.

     1.57. Equity Subscription Stock: The up to 1,615,179 shares of NewAWA Class B Common Stock of which each holder of AWA Common Stock is entitled to purchase up to its Pro Rata Share as provided in Section 3.6.2.

     1.58. ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     1.59. Escrow Agent: The bank, trust company or other organization independent of NewAWA, selected by AWA or NewAWA and retained pursuant to an agreement approved by order of the Bankruptcy Court, designated to act as escrow agent with respect to the Reserves as provided in Section 10.4, which entity may be the Distribution Agent, if the Distribution Agent is not affiliated with NewAWA.

     1.60. Fidelity: Fidelity Management Trust Company, its affiliates and funds and accounts managed by it and its affiliates.

     1.61. Final Distribution Date: The Distribution Date for a Class after which the Reserve Amount for such Class will be zero.

     1.62. Final Order: An order or judgment which has not been reversed, stayed, modified or amended and is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

     1.63. General Unsecured Claim: Any Unsecured Claim other than a Post-Petition Agreement Claim, an Administrative Claim, a Priority Wage Claim, a Priority Benefit Plan Contribution Claim, a Priority Tax Claim, a Convenience Claim or a Claim treated in accordance with Section 3.7 of the Plan.

     1.64. GPA: GPA Group plc and affiliates thereof.

     1.65. Indenture Trustee: Texas Commerce Bank, National Association (f/k/a Ameritrust Company of New York), as Successor Trustee to First Interstate Bank of Arizona, N.A., or any successor under the Indentures.

     1.66. Indentures: Collectively, the AWA 11 1/2% Subordinated Indenture, the AWA 7 1/2% Subordinated Indenture and the AWA 7 3/4% Subordinated Indenture.

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

     1.67. Interim Procedures Agreement. The Third Revised Interim Procedures Agreement dated April 21, 1994 between AWA and AmWest, as amended from time to time.

     1.68. Investment Agreement: The Third Revised Investment Agreement, dated April 21, 1994, as amended from time to time, between AWA and AmWest, in the form of Exhibit A hereto, which is incorporated herein by reference.

     1.69. IRS: The Internal Revenue Service.

     1.70. Lehman: Lehman Brothers, Inc.

     1.71. Net Proceeds: The gross proceeds received from the sale, lease, disposition, liquidation and collection of assets, less amounts actually incurred for (i) necessary and reasonable costs and expenses in connection with such sale, lease, disposition, liquidation or collection, including, but not limited to, attorneys' fees related thereto, and (ii) all liabilities, charges, Taxes, offsets and encumbrances required to be discharged with respect to such assets and in connection with the sale, lease, disposition, liquidation and collection thereof.

     1.72. NewAWA: AWA on and after the Effective Date.

     1.73. NewAWA By-laws: The Restated By-laws of NewAWA.

     1.74. NewAWA Charter: The Restated Certificate of Incorporation of NewAWA.

     1.75. NewAWA Class A Common Stock: The Class A Common Stock, par value $.01 per share, of NewAWA which NewAWA shall be authorized to issue on and after the Effective Date.

     1.76. NewAWA Class B Common Stock: The Class B Common Stock, par value $.01 per share, of NewAWA which NewAWA shall be authorized to issue on and after the Effective Date.

     1.77. NewAWA Common Stock: Collectively, the NewAWA Class A Common Stock and the NewAWA Class B Common Stock.

     1.78. NewAWA Securities: Collectively, the NewAWA Common Stock, NewAWA Warrants and NewAWA Senior Unsecured Notes.

     1.79. NewAWA Senior Unsecured Notes: The Senior Unsecured Notes which NewAWA shall be authorized to issue on or after the Effective Date.

     1.80. NewAWA Warrants: The warrants to purchase shares of NewAWA Class B Common Stock which NewAWA shall be authorized to issue on or after the Effective Date.

     1.81. Non-Electing Creditor Stock: The NewAWA Class B Common Stock to be distributed to Non-Electing Unsecured Creditors in accordance with Section 3.5.2.

     1.82. Non-Electing Unsecured Creditors: Holders of General Unsecured Claims that do not elect to be Electing Unsecured Creditors in accordance with Section 3.5.

     1.83. Notice and a Hearing: This phrase shall have the same meaning as provided for in Section 102(1) of the Bankruptcy Code.

     1.84. Official Service List: The then-current Official Service List in the Chapter 11 Case, as required by the Bankruptcy Court's "Order Establishing Notice Requirements With Respect to All Matters Herein" entered on June 28, 1991, and "Order Modifying Noticing Procedures and Requirements" entered on October 21, 1991.

     1.85. Over-Subscription Stock: The shares of NewAWA Class B Common Stock which were available for purchase as Equity Subscription Stock and which were not so purchased. Over-Subscription Stock shall be available for sale to holders of AWA Preferred Stock in accordance with Section 3.6.1 and, if there are more than 250,000 such shares or if holders of AWA Preferred Stock subscribe for fewer shares than they are entitled to subscribe for, to Purchasing Stockholders in accordance with Section 3.6.2.

     1.86. Person: An individual, a corporation, a limited liability company, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization or a government, governmental unit or any subdivision thereof or any other entity.

     1.87. Petition Date: June 27, 1991, the date on which the Debtor filed a voluntary petition commencing the Chapter 11 Case.

     1.88. Plan: This Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed hereto or referenced.

     1.89. Plan Discount Rate: The rate of interest equal to eight percent (8%) per annum.

     1.90. Post-Petition Agreement Claim: Any Claim against the Debtor of the type listed in Section 2.1 but not including an Administrative Claim arising as a result of the assumption of an executory contract or lease listed on Schedule 3 hereto.

     1.91. Present Value: As the context requires, the present value as of the Effective Date of a stream of Cash payments computed using the Plan Discount Rate.

     1.92. Preserved Ordinary Course Administrative Claim: Administrative Claims that are based on liabilities incurred in (a) AWA's purchase, lease or use of goods and services in the ordinary course of its business or (b) AWA's sale or provision of air transportation services (including the sale of tickets to passengers) in the ordinary course of its business, including Administrative Claims due on account of services provided to AWA after the Petition Date by its employees.

     1.93. Prime Rate: The rate of interest which under current practice is listed as such under the heading "Money Rates" in the Eastern Edition of The Wall Street Journal and if a range of rates is listed, the lowest such rate. In the event that such a listing is not available, the Prime Rate shall be such other measure of the prime rate generally in effect as is reasonably selected by NewAWA. For purposes of the Plan and any notes or other instruments delivered pursuant hereto, the Prime Rate shall be deemed to adjust on and only on the last Business Day of each December, March, June and September to the Prime Rate then in effect.

     1.94. Priority Benefit Plan Contribution Claim: Any Claim entitled to priority in payment under Section 507(a)(4) of the Bankruptcy Code.

     1.95. Priority Tax Claim: Any Claim entitled to priority in payment under
Section 507(a)(7) of the Bankruptcy Code.

     1.96. Priority Wage Claim: Any Claim entitled to priority in payment under
Section 507(a)(3) of the Bankruptcy Code.

     1.97. Professional Fees: The Administrative Claims for compensation and reimbursement submitted pursuant to Section 330, Section 331 or Section 503(b) of the Bankruptcy Code by Persons (i) employed pursuant to an order of the Bankruptcy Court under Section 327 or Section 1103 of the Bankruptcy Code or
(ii) for whom compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.

     1.98. Pro Rata Share: The ratio of an Allowed Claim or Equity Interest in a particular Class to the aggregate amount of all Allowed Claims or Equity Interests in that Class.

     1.99. Purchasing Stockholder: A holder of AWA Common Stock who elects to purchase Equity Subscription Stock or Over-Subscription Stock as provided in
Section 3.6.2.

     1.100. Registration Rights Agreement: The Registration Rights Agreement to be entered into by and among NewAWA, AmWest and certain other parties pertaining to certain NewAWA Securities to be purchased or otherwise issued pursuant to the Investment Agreement or the Plan.

     1.101. Rejected Agreement: Each executory contract or unexpired lease of Debtor that is rejected pursuant to Section 5.2.

     1.102. Reserve: As to any Class, the amount held at any particular time by the Escrow Agent, as provided in Section 10.4, including the Reserve Amounts at such time, and any interest, dividends or other income earned upon investment of the Reserve Amount.

     1.103. Reserve Amount: The NewAWA Securities and/or Cash reserved as of a particular date for the Disputed Claims or Disputed Equity Interests of a particular Class pursuant to Section 10.4.

     1.104. Reserve Order: Any Final Order of the Bankruptcy Court establishing the Reserve Amount for any Reserve, as established in Section 10.4.

     1.105. Schedules: The schedules of assets and liabilities and any amendments thereto filed by the Debtor with the Bankruptcy Court in accordance with Section 521(1) of the Bankruptcy Code.

     1.106. Secured Claim: A Claim to the extent of the value of any interest in property of the Debtor's estate securing such Claim or to the extent of the amount of such Claim subject to setoff in accordance with Section 553 of the Bankruptcy Code, in either case as determined pursuant to Section 506(a) of the Bankruptcy Code. To the extent that the value of such interest or setoff is less than the amount of the Claim which has the benefit of such security or is subject to such setoff, such Claim is an Unsecured Deficiency Claim unless, in the case of a Claim secured by a lien on property of the Debtor's estate, the Class of which such Claim is a part makes a valid election under Section 1111(b) of the Bankruptcy Code no later than the Voting Deadline to have such Claim treated as a Secured Claim to the extent allowed.

     1.107. Securities Action: The presently uncertified class action lawsuit pending in the Superior Court of the State of Arizona for the County of Maricopa styled Clark v. Beauvais, Case No. CV 92-07197.

     1.108. Stock Rescission or Damage Claim: Any Claim pursuant to Section 510(b) of the Bankruptcy Code (i) for rescission of the purchase or sale of AWA Common Stock, (ii) for damages arising from the purchase or sale of AWA Common Stock, or (iii) for reimbursement, contribution or indemnification on account of such rescission or damage claim.

     1.109. Stock Payment Escrow Account: The escrow account to be established in accordance with Section 10.2.2 to receive payment for Equity Subscription Stock and Over-Subscription Stock.

     1.110. Stockholders' Agreement: The Stockholders' Agreement for America West Airlines, Inc., to be dated as of the Effective Date, substantially in the form of Exhibit B hereto, which is incorporated herein by reference.

     1.111. Subordinated Claim: Any Claim or Equity Interest subordinated, for purposes of distribution, pursuant to Section 510(c) of the Bankruptcy Code.

     1.112. Taxes: All income, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

     1.113. Unsecured Claim: A Claim not secured by a charge against or interest in property in which the Debtor's estate has an interest, including any Unsecured Deficiency Claim.

     1.114. Unsecured Deficiency Claim: A Claim by a holder of a Secured Claim arising out of the same transaction as a Secured Claim to the extent that the value of such holder's interest in property of the Debtor's estate securing such Claim or subject to setoff is less than the amount of the Claim which has the benefit of such security or setoff, as provided by Section 506(a) of the Bankruptcy Code.

     1.115. Voting Deadline: The deadline for filing Ballots, as fixed by the Bankruptcy Court in the order approving the Disclosure Statement or otherwise.

     1.116. Voting Record Date: June 8, 1994.

     1.117. Other Definitions: Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code or Bankruptcy Rules shall have the meaning set forth therein. Wherever from the context it appears appropriate, each term stated in either of the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words

"herein," "hereof," "hereto," "hereunder," and others of similar inference refer to the Plan as a whole and not to any particular Article, Section, subsection, or clause contained in the Plan.

                                   ARTICLE 2

                        TREATMENT OF UNCLASSIFIED CLAIMS

     The Claims against the Debtor covered in this Article 2 are not designated as Classes pursuant to Section 1123(a)(1) of the Bankruptcy Code. The holders of such Claims are not entitled to vote on the Plan.

     2.1. Treatment of Post-Petition Agreement Claims. This Section 2.1 contains provisions dealing with the Post-Petition Agreement Claims.

          2.1.1. DIP Credit Agreement. The DIP Loan Claims will be paid in full, in Cash, by AWA on the Effective Date or such later date as may be agreed by AWA and the DIP Lenders, or shall be paid in such other manner as may be agreed to by AWA and the DIP Lenders.

          2.1.2. Kawasaki Priority Facility. Any and all Claims arising from that certain Loan Restructuring Agreement, dated as of December 1, 1991, between AWA and Kawasaki Leasing International, Inc., as amended and supplemented from time to time, and as approved by Final Order of the Bankruptcy Court dated December 12, 1991, will be treated exclusively in accordance with the terms and conditions of such agreement or as otherwise agreed by the holder of such Claims and the Debtor or NewAWA.

          2.1.3. Section 1110 Stipulations. Any and all Claims arising from the stipulations entered into pursuant to Section 1110 of the Bankruptcy Code between AWA and other parties during the Chapter 11 Case including, without limitation, the stipulations listed on Schedule 1 hereto, and as approved by Final Order of the Bankruptcy Court, shall in each case be treated exclusively in accordance with the terms and conditions of such stipulations and Final Orders, and such terms and conditions shall be binding upon NewAWA.

          2.1.4. Settlement Stipulations and Other Post-Petition Orders. Any and all Claims arising from obligations of AWA which were or are the subject of settlement or other agreements entered into between AWA and other parties, whether prior to or after the Effective Date, which settlement or other agreements were or are approved by Final Order of the Bankruptcy Court, including, without limitation, those Final Orders listed on Schedule 2 hereto, shall be treated exclusively in accordance with the terms and conditions of such settlement and other agreements and Final Orders.

     2.2. Treatment of Administrative Claims.

          2.2.1. This Section 2.2 contains provisions dealing with the treatment of Administrative Claims. Such treatment is consistent with the requirements of
Section 1129(a)(9)(A) of the Bankruptcy Code.

          2.2.2. Each Allowed Administrative Claim, other than Preserved Ordinary Course Administrative Claims, shall be paid in full in Cash (or otherwise satisfied in accordance with its terms) by NewAWA at such time or times as provided in Section 10.1 or as otherwise agreed by the holder of such Allowed Administrative Claim and the Debtor or NewAWA. Each Preserved Ordinary Course Administrative Claim shall be paid by NewAWA pursuant to the terms and conditions under which such Claim arose, without further action by the holder of such Claim.

          2.2.3. All requests for payment of Administrative Claims, except for Professional Fees and Preserved Ordinary Course Administrative Claims, must be filed by the Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtor. All final applications for allowance and disbursement of Professional Fees must be filed not later than sixty (60) days after the Effective Date. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all orders governing payment of Professional Fees. AWA will request the Bankruptcy Court to set the hearing on final allowance of Professional Fees in the Confirmation Order. Such applications may be later amended to include any fees and costs incurred after the Confirmation Date but prior to the Effective Date, or hearing date, as the case may be.

     2.3. Allowed Priority Tax Claims. Each Allowed Priority Tax Claim, if any, will be paid in full in Cash by NewAWA at such time or times as provided in
Section 10.1 hereof; provided, however, that NewAWA may elect to pay such Claims, in any such case, through deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date equal to the Allowed amount of such Claim, in each case unless otherwise agreed between NewAWA and the holder of such Allowed Priority Tax Claim. Such payments shall be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 6% per annum on the unpaid portion of Allowed Priority Tax Claim or such other rate as the Bankruptcy Court may approve. The first such payment shall be payable on the latest of: (i) the Effective Date; (ii) 60 days after the date on which an order allowing such Claim becomes a Final Order; and (iii) such other time as is agreed upon by the holder of such Claim and AWA or NewAWA; provided, however, that NewAWA shall have the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date, without premium or penalty. The foregoing treatment of Allowed Priority Tax Claims is consistent with the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code.

                                   ARTICLE 3

                         DESIGNATION OF AND PROVISIONS
                          FOR TREATMENT OF CLASSES OF
                          CLAIMS AND EQUITY INTERESTS

     All Claims and Equity Interests, except Post-Petition Agreement Claims, Administrative Claims and Priority Tax Claims are placed in the Classes described below. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

     3.1. Class 1 -- Allowed Priority Wage Claims. Each Allowed Priority Wage Claim shall be paid in full in Cash by NewAWA at such time or times as provided in Section 10.1 hereof. Class 1 is unimpaired under the Plan.

     3.2. Class 2 -- Allowed Priority Benefit Plan Contribution Claims. All Allowed Priority Benefit Plan Contribution Claims shall be paid in full in Cash by NewAWA at such time or times as provided in Section 10.1 hereof. Class 2 is unimpaired under the Plan.

     3.3. Class 3 -- Allowed Secured Claims.

          3.3.1. Class 3.1 -- U.S. Leasing (Ford) Ramp Equipment Loan. This Class consists of any Secured Claims arising from that certain Promissory Note dated December 13, 1988, between AWA and Ford Equipment Leasing Co., as amended and supplemented from time to time and as in effect as of the Petition Date. The principal collateral securing this Claim consists of certain group transport support equipment and jetway equipment. On the Effective Date, the holder of the Allowed Class 3.1 Claim will receive a promissory note in the amount of $1,624,584.00 due over four years with equal monthly payments of $41,331.04 commencing September 1, 1994. The holder of such Claim will retain all of the liens securing such Claim as such liens may exist as of the Effective Date. Class 3.1 is impaired under the Plan.

          3.3.2. Class 3.2 -- Bank of America Revolver. This Class consists of any Secured Claims arising from that certain Revolving Loan Agreement dated April 17, 1990, among AWA, Bank of America National Trust & Savings Association, as Agent and for itself, First Interstate Bank of Arizona, the Industrial Bank of Japan Limited, Los Angeles Agency, The Valley National Bank of Arizona and First Hawaiian Bank, as amended and supplemented from time to time and as in effect as of the Petition Date. The principal collateral securing these claims consists of Boeing 747 and 757 spare parts, certain expendable aircraft parts, inventory and six spare Pratt & Whitney Model JT8D-9A engines. On the Effective Date, the holders of such Claims (i) will receive promissory notes in the aggregate principal amount of $11,000,000 with principal amortization over a four-year term in equal aggregate monthly principal payments of $229,167 each and interest at the Bank of America Reference Rate plus 1% per annum commencing in September 1994, (ii) will receive a cash payment on the Effective Date equal to the accrued interest on such loan for the period both prior to and after the Petition Date, net of proceeds of prior sales of collateral under such loan since the Petition Date, and (iii) will receive reimbursement of actual costs and expenses of the holders incurred in connection with the Chapter 11 Case, but in any event not more than $185,000 plus the expenses incurred in connection with the negotiation and documentation of the terms of this treatment. The holders of such Claims will retain only those liens which encumber Boeing 757 spare parts and rotables, provided that the collateral coverage must be at least 150% of the outstanding loan balance and in the event that the collateral coverage is, at any time, less than 150% of the outstanding loan balance, NewAWA will promptly pledge additional collateral or prepay the loan in an amount equal to the amount necessary to restore the collateral coverage to not less than 150% of the outstanding loan balance. In the event that the collateral coverage exceeds 150% of the outstanding loan balance, NewAWA will have the right to have excess collateral of the holders' choosing be released from the liens contemplated hereby. Collateral coverage will be calculated monthly based on the net book value of the assets pledged as collateral. Subject to the agreement of the parties, covenants in the applicable loan documents will be modified to include, among other things, reasonable financial covenants. The holders of such Claims will not assert any right of subordination of the type contemplated by Section 3.5.3 herein and will dismiss any claims now pending with regard to any such right. Class 3.2 is impaired under the Plan.

          3.3.3. Class 3.3 -- Bank One of Arizona f/k/a Valley National
Bank -- Spare Parts Loan. This Class consists of any Secured Claims arising from
(a) that certain Master Reimbursement Agreement, dated as of April 15, 1989 between AWA and Valley National Bank of Arizona, a national banking association, n/k/a Bank One of Arizona, N.A. ("BOAZ"), as amended and supplemented from time to time and as in effect as of July 25, 1991, and (b) that certain Amended and Restated Reimbursement Agreement, dated June 29, 1990 among AWA, BOAZ and Bank of America National Trust and Savings Association, as amended and supplemented from time to time and as in effect on the Petition Date. The principal collateral securing these Claims consists of certain spare rotable nonconsumable parts, accessories, appliances, equipment and other items that are appropriate for installation or use on, in or with any Boeing model 737 aircraft or any part thereof. On the Effective Date, the holder of such claim shall receive either
(i) a cash payment in an amount equal to the sum of (A) $21,212,953.98, if the Effective Date occurs on June 10, 1994, $21,760,297.61, if the Effective Date occurs on August 1, 1994, $22,099,874.80, if the Effective Date occurs on September 1, 1994, $22,433,542.61, if the Effective Date occurs on November 1, 1994, provided that such amount shall be appropriately adjusted at an identical compounded rate if the Effective Date occurs on any other date other than as set forth above; plus (B) $65,000; plus (C) $1,976,000, if the Effective Date occurs on June 10, 1994, $2,027,998.16, if the Effective Date occurs on August 1, 1994, $2,059,645.79, if the Effective Date occurs on September 1, 1994, $2,090,742.69, if the Effective Date occurs on October 1, 1994, $2,123,369.47, if the Effective Date occurs on November 1, 1994, provided, that such amount shall be appropriately adjusted at an identical compounded rate if the Effective Date occurs on any other date other than as set forth above, and provided, further, that if an unexpired letter of credit expires at any time prior to the Effective Date, such amount shall be appropriately adjusted at an identical compounded rate such that interest shall have ceased to accrue on the principal amount represented by such expired letter of credit as of the date of such expiration; minus (D) $1,976,000; plus (E) the principal amount drawn under any unexpired letters of credit on or after June 10, 1994 and prior to the Effective Date; or
(ii) such other treatment as shall be agreed upon by the Debtor and the holders of such Claims as is approved by the Bankruptcy Court. Class 3.3 is impaired under the Plan.

          3.3.4. Class 3.4 -- Hangar Facility Bonds. This Class consists of any Secured Claims arising from that certain Indenture of Trust dated August 1, 1986, between the Industrial Development Authority of the City of Phoenix, Arizona, and First Interstate Bank of Arizona, N.A., as Indenture Trustee, as amended and supplemented from time to time and as in effect as of the Petition Date and pursuant to which the Variable Rate Airport Facility Revenue Bonds (America West Airlines, Inc. Project) Series 1986 were issued. The principal collateral securing these claims consists of the AWA maintenance and technical support facility located at Phoenix Sky Harbor International Airport. On the Effective Date, the holders of the Allowed Class 3.4 Claims will receive (i) promissory notes in the aggregate principal amount of $29,500,000 due five years after the Effective Date with aggregate principal payments of $204,861 per month and bearing interest at the Bank of America Reference Rate plus 1% per annum and commencing in September 1994, (ii) promissory notes in the aggregate principal amount of $6,500,000 with aggregate principal payments of $270,833 per month and bearing interest at the Bank of America Reference Rate plus 1% per annum and commencing in September 1994, (iii) Allowed General Unsecured Claims in the aggregate amount of $2,000,000 and (iv) reimbursement of actual and reasonable expenses associated with the negotiating and documenting the treatment provided hereby. In the event that NewAWA is successful in remarketing new or substituted tax-exempt bonds for such facility, it will use the proceeds first to extinguish the indebtedness evidenced by such notes and, if NewAWA does not remarket such bonds by the date one year after the Effective Date, there will be an additional principal payment on the aggregate of $29,500,000 in notes described above in the aggregate amount of $5,000,000 on the first Business Day of the thirteenth month after the Effective Date. The holders of such Claims will retain all of the liens securing such Claims to secure the aforementioned notes as such liens may exist as of the Effective Date. Subject to agreement of the parties, covenants in the applicable loan documents will be modified to reflect, among other things, current projections of NewAWA performance. The holders of such Claims will not assert any right of subordination of the type contemplated by Section 3.5.3 herein and will dismiss any claims now pending with regard to any such right. Class 3.4 is impaired under the Plan.

          3.3.5. Class 3.5 -- Lockheed Finance No. 2. This Class consists of any Secured Claims arising from that certain Master Equipment Lease Agreement No. 0134 dated as of November 12, 1987, between AWA and Lockheed Finance Corporation, as amended and supplemented from time to time and as in effect as of the Petition Date. The principal collateral securing this Claim consists of certain ground support equipment. On the Effective Date, the holder of the Allowed Class 3.5 Claim will receive a promissory note in the amount of $750,000 bearing interest at the 30-day LIBOR rate (as provided for in such Master Lease Agreement) plus 200 basis points per annum, payable over a term of five years in level monthly principal installments, plus interest. The holder of such Claim will have no Unsecured Deficiency Claim and will retain all of the liens securing such Claim as such liens may exist as of the Effective Date to the extent of the amount of the Note. Class 3.5 is impaired under the Plan.

          3.3.6. Class 3.6 -- Other Secured Claims. This Class consists of Allowed Secured Claims not specifically provided for above. On the Effective Date, as to such Allowed Secured Claim, at AWA's option either:

               (a) the holder of such Claim shall be treated in accordance with the terms and conditions of all documents respecting such Claim and the legal, equitable or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered;

               (b) (i) any default, other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be cured, provided that any accrued and unpaid interest, if any, which the Debtor may be obligated to pay with respect to such default shall be simple interest at the contract rate and not at any default or penalty rate of interest;

                   (ii) the maturity of the Claim shall be reinstated as such maturity existed before any default;

                   (iii) the holder of the Claim shall be compensated for any actual damages incurred as a result of any reasonable reliance by the holder on any contractual provision that entitled the holder to accelerate maturity of the Claim; and

                   (iv) the other legal, equitable or contractual rights to which the holder of the Claim is entitled shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid;

               (c) on the Effective Date, or on such other date thereafter as may be agreed to by the Debtor and the holder of such Claim, the Debtor shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim;

               (d) on the Effective Date, the holder of such Claim shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim;

               (e) the holder of such Claim shall retain the liens securing such Claim and shall receive, on account of such Claim, deferred Cash payments, pursuant to Section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code, totalling at least the Allowed amount of such Claim, of a Present Value, as of the Effective Date, of at least the value of such holder's interest in the Debtor's interest in the property securing such Claim;

               (f) on the Effective Date, any property that is subject to the liens securing such Claim shall be sold, subject to Section 363(k) of the Bankruptcy Code, free and clear of such liens, with payment of the net proceeds thereof to the holder of such Claim to the extent of the value of such holder's respective interest in such property; or

               (g) the holder of such Claim shall otherwise realize the indubitable equivalent of such Claim.

Each holder of an Allowed Claim in Class 3.6 shall be considered to be in its own separate subclass within Class 3.6, and each such subclass will be deemed to be a separate Class for purposes of this Plan. In the event that AWA does not make such designation, the holder of an Allowed Secured Claim shall, at any time prior to the Effective Date, be entitled to petition the Bankruptcy Court for an order requiring AWA to make such designation, but shall not be entitled to any other relief or to exercise any other remedies, except in accordance with such designation and any applicable Final Order(s) of the Bankruptcy Court.

     3.4. Class 4 -- Allowed Convenience Claims. This Class consists of Convenience Claims. Each Allowed Convenience Claim shall be paid by NewAWA Cash in the amount of such Allowed Convenience Claim to be distributed as provided in
Section 10.1. Class 4 is not impaired under the Plan.

     3.5. Class 5 -- Allowed General Unsecured Claims. This Class consists of General Unsecured Claims.

          3.5.1. Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of 26,775,000 shares of NewAWA Class B Common Stock; provided, however, that if the holder is an Electing Unsecured Creditor in accordance with Section 3.5.2, such holder shall receive Electing Creditor Cash equal to $8.889 for each share of NewAWA Class B Common Stock otherwise allocable to it under this sentence.

          3.5.2. A holder of an Allowed General Unsecured Claim may become an Electing Unsecured Creditor only by providing notice of such election on the Ballot which such holder submits. Any holder of a Disputed General Unsecured Claim that wishes to become an Electing Unsecured Creditor must provide notice to the Debtor of the exercise of such right by no later than the Voting Deadline. Each such election by a holder of a General Unsecured Claim shall be irrevocable and must pertain to the entire amount of such holder's General Unsecured Claim. In the event that the aggregate amount of the Electing Creditor Cash would be in excess of $100,000,000, then each Electing Unsecured Creditor shall receive only its Pro Rata Share of $100,000,000 in Cash and shall also receive a number of shares of Electing Creditor Stock equal to the number of shares of NewAWA Class B Common Stock it would have received if it were a Non-Electing Unsecured Creditor minus the result of dividing the Electing Creditor Cash it receives by $8.889. For purposes of allocating Electing Creditor Cash among Electing Unsecured Creditors, each Disputed General Unsecured Claim held by an Electing Unsecured Creditor shall initially be valued at its face amount; provided, however, in the event that the aggregate amount of Electing Creditor Cash would exceed $100,000,000 and one or more holders of Disputed General Unsecured Claims have become Electing Unsecured Creditors, then any party in interest with regard thereto (including, without limitation, the Creditors' Committee), may seek an order of the Bankruptcy Court estimating the amount of any and all such Disputed General Unsecured Claims at a lower amount and, then, regardless of the amount at which such Disputed General Unsecured Claims are eventually Allowed, the holders thereof will be paid Electing Creditor Cash in an amount which does not exceed the amount of Electing Creditor Cash which would be payable for a Claim in the amount of such estimate and for any amount of the Disputed Claim which is Allowed in excess of such estimate, the holder shall receive Electing Creditor Stock in accordance with Section 10.4. NewAWA Class B Common Stock distributed to Non-Electing Unsecured Creditors, Electing Creditor Stock and Electing Creditor Cash shall be distributed in accordance with Section 10.2.

          3.5.3. Any holder of an Unsecured Claim asserting that payment to any other holder of an Unsecured Claim should be subordinated to such first holder under Section 510(a) of the Bankruptcy Code, may only make such assertion by filing an adversary proceeding in the Chapter 11 Case on or before the Voting Deadline, or such other date as may be established by Final Order of the Bankruptcy Court. Any such subordination of one Unsecured Claim to another Unsecured Claim shall be made only upon Final Order of the Bankruptcy Court and no distribution hereby to any holder of an Allowed Claim which is the subject of such an adversary proceeding shall be delayed or withheld except upon Final Order of the Bankruptcy Court. Any such adversary proceeding involving holders of AWA Debenture Claims shall name as defendants the Debtor and on behalf of all such holders, the Indenture Trustee.

          3.5.4. Class 5 is impaired under the Plan.

     3.6. Class 6 -- AWA Preferred and Common Stock.

          3.6.1. Class 6.1 -- AWA Preferred Stock. This Class consists of AWA Preferred Stock. Each holder of shares of AWA Preferred Stock shall receive its Pro Rata Share of $500,000 in Cash plus the right to purchase as of the Effective Date its Pro Rata Share of the first 250,000 shares of Over-Subscription Stock at the price of $8.889 per share or such lesser amount of Over-Subscription Stock as is available after the purchase of Equity Subscription Stock in accordance with Section 3.6.2. Such Cash shall be distributed in accordance with Section 10.1. Payment for such Over-Subscription Stock shall be made no later than the Effective Date. Such Cash and rights shall be deemed to be in full satisfaction for all Claims and Equity Interests arising in connection with the AWA Preferred Stock including accrued and unpaid dividends thereon. Class 6.1 is impaired under the Plan. All shares of AWA Preferred Stock shall be deemed to be cancelled, annulled and extinguished on the Effective Date.

          3.6.2. Class 6.2 -- AWA Common Stock.

               (a) This Class consists of shares of AWA Common Stock other than shares of AWA Common Stock which are pledged as collateral for Employee Stock Purchase Notes. Each holder of such AWA Common Stock shall receive its Pro Rata Share of (i) the Equity Interests Stock and (ii) the Equity Interests Warrants, to be distributed in accordance with the procedure set forth in Section 10.2.

               (b) Additionally, each such holder of AWA Common Stock other than the holder of a Disputed Equity Interest shall have the right to purchase its Pro Rata Share of the Equity Subscription Stock at the price of $8.889 per share; provided, however, that for purposes of determining such Pro Rata Share
(i) there shall be considered to be an aggregate of 22,100,000 shares of AWA Common Stock and (ii) each such holder shall be considered to own the number of shares of AWA Common Stock for which it is the beneficial owner on the Disclosure Statement Order Date. Such right is not transferrable and may only be exercised by the beneficial holder of such AWA Common Stock as of the Voting Record Date by the irrevocable indication thereof on the Ballot which such holder delivers or causes to be delivered, but in the event that Persons not previously holders of AWA Common Stock purchase AWA Common Stock after the Voting Record Date and own such AWA Common Stock on the Disclosure Statement Order Date, each such Person shall be given the opportunity to subscribe for its Pro Rata Share of Equity Subscription Stock and, if available, for Over-Subscription Stock. Each holder of AWA Common Stock entitled to a Ballot may also indicate on the Ballot that it wishes to purchase Over-Subscription Stock, if available. The Over-Subscription Stock available to Purchasing Stockholders shall consist of the Equity Subscription Stock not subscribed for in accordance with the second preceding sentence and less the Over-Subscription Stock sold to holders of AWA Preferred Stock in accordance with Section 3.6.1. Each Purchasing Stockholder must irrevocably indicate on the Ballot the maximum number of shares of Equity Subscription Stock and Over-Subscription Stock which it desires to purchase. As set forth more fully in Section 10.2, either full payment or a satisfactory guarantee of payment for all Equity Subscription Stock and Over-Subscription Stock must be delivered by the Voting Deadline. The procedure for allocating Over-Subscription Stock is set forth in Section 10.2.

               (c) Class 6.2 is impaired under the Plan. All shares of AWA Common Stock will be cancelled, annulled and extinguished on the Effective Date.

     3.7. Class 7 -- Certain Other Claims and AWA Warrants, Options and Other Equity Interests.

          3.7.1. Class 7.1 -- Employee Stock Purchase Note Claims and Certain AWA Common Stock. This Class consists of Stock Rescission or Damage Claims (including, without limitation, Claims by members of the putative plaintiff class in the Securities Action) which are held by Persons who are obligated under one or more Employee Stock Purchase Notes. This Class also includes AWA Common Stock pledged as collateral for Employee Stock Purchase Notes. Each holder of an Allowed Claim or Equity Interest in this Class shall receive in exchange for and in consideration of the dismissal with prejudice and permanent enjoinment of the Securities Actions, a release of any and all indebtedness incurred under the Employee Stock Purchase Plan, including the forgiveness, abandonment and cancellation of any liability under the Employee Stock Purchase Notes, but shall receive no other distribution under the Plan. In addition, all liens on AWA Common Stock securing Employee Stock Purchase Notes will be released and such AWA Common Stock will be returned to AWA and cancelled, annulled and extinguished as of the Effective Date and will not be entitled to any distribution under Section 3.6.2. Pursuant to Sections 1123(a)(5)(E), (F) and 1123(b)(3)(A) of the Bankruptcy Code, the treatment provided Class 7.1 Claims constitutes a compromise and settlement of the Securities Action and any and all objections to such Claims. The Debtor will either file appropriate pleadings seeking to effect the treatment provided Class 7.1 Claims in this
Section 3.7.1 as a compromise and settlement prior to the Confirmation Hearing or request the Bankruptcy Court to approve this compromise and settlement at the Confirmation Hearing as in the best interests of the Debtor and holders of Claims and Equity Interests and fair, equitable and reasonable. Class 7.1 is impaired under the Plan.

          3.7.2. Certain AWA Warrants, Options and Other Equity Interests and Other Claims. This Class consists of the following Claims and Equity Interests (except to the extent they are included in Class 7.1): (i) AWA Warrants, Options, and Other Equity Interests, (ii) Stock Rescission or Damage Claims,
(iii) Subordinated Claims and (iv) all Claims, if any, arising from the cancellation or rejection (to the extent they constitute executory contracts) of AWA Warrants, Options and Other Equity Interests. Holders of such Claims and Equity Interests will not be entitled to receive or retain any property under the Plan on account of such Claims or Equity Interests, and pursuant to Section 1126(g) of the Bankruptcy Code, are deemed not to have accepted the Plan. Class
7.2 is impaired under the Plan. All AWA Warrants, Options and Other Equity Interests will be cancelled, annulled and extinguished on the Effective Date.

                                   ARTICLE 4

                        PROVISIONS OF NEWAWA SECURITIES
                          ISSUED PURSUANT TO THE PLAN

     4.1. NewAWA Class A Common Stock. Principal provisions of the NewAWA Class A Common Stock are summarized as follows:

          (a) Authorization. The NewAWA Charter shall authorize the issuance of 1,200,000 shares of NewAWA Class A Common Stock.

          (b) Par Value. The NewAWA Class A Common Stock shall have a par value of $.01 per share.

          (c) Rights. The NewAWA Class A Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the NewAWA Charter and as provided under applicable law, including, without limitation, the right to fifty votes per share which shall be voted together as a single class with the NewAWA Class B Common Stock.

          (d) Convertibility. Each share of NewAWA Class A Common Stock will be convertible, at the option of the holder, into one share of NewAWA Class B Common Stock.

     4.2. NewAWA Class B Common Stock. Principal provisions of the NewAWA Class B Common Stock are summarized as follows:

          (a) Authorization. The NewAWA Charter shall authorize the issuance of 100,000,000 shares of NewAWA Class B Common Stock.

          (b) Par Value. The NewAWA Class B Common Stock shall have a par value of $.01 per share.

          (c) Rights. The NewAWA Class B Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the NewAWA Charter and as provided under applicable law, including, without limitation, the right to one vote per share which shall be voted together as a single class with the NewAWA Class A Common Stock.

          (d) Exchange Listing. NewAWA will seek a listing of the NewAWA Class B Common Stock on a national securities exchange or automated quotation system and will use its reasonable efforts to obtain such listing prior to the distribution to holders of Allowed Claims and Equity Interests of NewAWA Class B Common Stock.

     4.3. NewAWA Warrants. Principal provisions of the NewAWA Warrants are as follows:

          (a) Authorization. The Plan hereby authorizes the issuance of NewAWA Warrants to purchase 10,384,615 shares of NewAWA Class B Common Stock.

          (b) Exercise Price. The proponents of the Plan will seek to have the exercise price for the NewAWA Warrants determined in the Confirmation Order or otherwise pursuant to a Final Order of the Bankruptcy Court to be issued before the Effective Date or as soon thereafter as possible, which exercise price shall equal the aggregate amount of Allowed General Unsecured Claims on the date of such order plus the Bankruptcy Court's estimate of the Disputed General Unsecured Claims which will become Allowed General Unsecured Claims, which sum shall be multiplied by 1.1 and divided by 26,775,000.

          (c) Exercise. The NewAWA Warrants will be exercisable by the holder thereof at any time on or prior to the fifth anniversary of the Effective Date.

          (d) Rights. The NewAWA Warrants will not be redeemable. The number of shares of NewAWA Class B Common Stock purchasable upon exercise of each NewAWA Warrant will be adjusted upon (i) payment of a dividend payable in, or other distribution of, NewAWA Class B Common Stock to all of the then-current holders of NewAWA Class B Common Stock, (ii) a combination, subdivision or a reclassification of NewAWA Class B Common Stock, and (iii) a rights issuance. The holders of the NewAWA Warrants will not have any voting rights in respect thereof.

          (e) Exchange Listing. NewAWA will seek a listing of the NewAWA Warrants on the same securities exchange or automated quotation system as the NewAWA Class B Common Stock is listed.

     4.4. NewAWA Senior Unsecured Notes. Principal provisions of the NewAWA Senior Unsecured Notes are as follows:

          (a) Authorization. The Plan hereby authorizes the issuance of the NewAWA Senior Unsecured Notes in a maximum principal amount of $100,000,000.

          (b) Maturity. The NewAWA Senior Unsecured Notes will mature seven years from issuance.

          (c) Interest Rate. The NewAWA Senior Unsecured Notes will bear interest, payable semiannually, in arrears at a fixed rate equal to 425 basis points over the yield of seven-year United States Treasury Notes as of the Effective Date, but not to exceed 11.5% per annum.

          (d) Ranking. The NewAWA Senior Unsecured Notes will rank pari passu with all existing and future senior unsecured indebtedness of NewAWA.

          (e) Mandatory Redemption. If within three years after the Effective Date, NewAWA completes an underwritten public offering of primary equity, NewAWA shall use 50% of the Net Proceeds thereof to redeem up to $20,000,000 in principal amount of the NewAWA Senior Unsecured Notes at 104% of the principal amount plus accrued interest, provided, however, that in the event that at the time of such offering the unrestricted cash balance of NewAWA is less than $100,000,000, then such redemption will be at the option of NewAWA. Thereafter, the NewAWA Senior Unsecured Notes will be redeemable at NewAWA's option, in whole or in part. The redemption price will be equal to the following percentage of the principal amount redeemed in each of the following years plus accrued interest:

            Year 4:.....................................................  105.0%
            Year 5:.....................................................  103.3%
            Year 6:.....................................................  101.7%
            Year 7 and thereafter:......................................  100.0%

          (f) Special Redemption. During the first three years after the Effective Date, the New AWA Senior Unsecured Notes will be callable by NewAWA (i) as a whole, without regard to the source of funding, at 105% of the principal amount redeemed plus accrued interest or (ii) in part, out of the proceeds of a primary equity offering at 105% of the principal amount plus accrued interest, less the $20 million in principal amount redeemed of NewAWA Senior Unsecured Notes subject to Mandatory Redemption as described above.

                                   ARTICLE 5

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     5.1. Assumption of Certain Executory Contracts and Unexpired Leases.

          5.1.1. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, AWA shall assume or assume and assign, as indicated, each of the Assumed Agreements including, without limitation, the executory contracts and unexpired leases listed on Schedule 3 hereto; provided, however, that AWA or NewAWA shall have the right, at any time prior to the Effective Date, to amend
Schedule 3: (a) unless indicated otherwise on Schedule 3, to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 5.2; or (b) to add any executory contract or unexpired lease, thus providing for its assumption or assumption and assignment pursuant to this Section 5.1.1. The Debtor or NewAWA shall provide notice of any amendments to Schedule 3 to the parties to the executory contracts or unexpired leases affected thereby and, if such amendments are made before the Effective Date, to the parties on the Official Service List. Pursuant to Section 1123(b)(2) of the Bankruptcy Code, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section 5.1.1, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

          5.1.2. Unless otherwise agreed by AWA and the counterparty to any such Assumed Agreement, (i) all cure payments which may be required by Section 365(b)(1) of the Bankruptcy Code under any Assumed Agreement, if not previously made, shall be made on the Effective Date or promptly thereafter, and (ii) in the event of a dispute regarding the amount or timing of any cure payments, the ability of NewAWA to provide adequate assurance of future performance, or any other matter pertaining to assumption or assignment, such dispute shall be resolved by the Bankruptcy Court and NewAWA shall make such cure payments, if any, or provide such assurance as may be required by the Final Order resolving such dispute on the terms and conditions of such Final Order.

          5.1.3. Except as otherwise provided in the Plan (including any such provision on Schedule 3) or in any contract, instrument, release or indenture or other agreement or document entered into in connection with the Plan, each Assumed Agreement shall, at AWA's option, be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 3 shall not, in and of itself, constitute an admission by the Debtor or NewAWA that such contract or lease is an executory contract or unexpired lease or that the Debtor or NewAWA has any liability thereunder. Contracts and leases which are within the definition of Assumed Agreements and which are later determined to have not been in fact executory contracts or unexpired leases, shall be treated in accordance with the provisions in the Plan for the treatment of that type of Claim which properly arises from the true nature of the legal relationship between the parties as determined by the Bankruptcy Court or by settlement; provided, however, that either the Debtor or NewAWA may in its sole discretion amend the Plan to provide for different treatment of any such Claim after Notice and a Hearing.

          5.1.4. Except as otherwise provided in the Plan (including any such provision on Schedule 3) or in any contract, instrument, release or indenture or other agreement or document entered into in connection with the Plan, all assumptions of executory contracts and unexpired leases under the Plan shall be without prejudice to the rights of the Debtor or NewAWA to assign later such assumed executory contracts or unexpired leases, notwithstanding any prohibition to the contrary in any such contract or lease.

     5.2. Rejection of Certain Executory Contracts and Unexpired Leases. On the Effective Date, except for every Assumed Agreement, each executory contract and unexpired lease entered into by AWA prior to the Petition Date that has not previously expired or terminated pursuant to its own terms and (to the extent they are executory contracts) all AWA Warrants, Options and Other Equity Interests shall be rejected pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code and considered a Rejected Agreement hereunder.

     5.3. Claims Based on Rejection of Executory Contracts or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection of any Rejected Agreement shall be filed with the Bankruptcy Court no later than thirty
(30) days after the Effective Date. Any Claims not filed within such time shall be forever barred from assertion against the Debtor, its estate and property, or NewAWA.

                                   ARTICLE 6

                IDENTIFICATION OF CLASSES OF CLAIMS NOT IMPAIRED
                 BY THE PLAN AND THE CLASS OF CLAIMS AND EQUITY
                   INTERESTS DEEMED TO HAVE REJECTED THE PLAN

     6.1. Unimpaired Classes. Claims in Classes 1, 2 and 4 are not impaired under the Plan. Any Class not specifically designated in the Plan as unimpaired is impaired under the Plan. Claims in unimpaired Classes are not entitled to vote on the Plan.

     6.2. Class Deemed to Have Rejected the Plan. Claims and Equity Interests in Class 7.2 are not entitled to receive or retain any property under the Plan and are therefore deemed not to have accepted the Plan, and such Class shall not be entitled to vote on the Plan.

     6.3. Other Impaired Classes. Claims in Classes 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 5, 6.1, 6.2 and 7.1 are impaired under the Plan and shall be entitled to vote on the Plan.

                                   ARTICLE 7

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                   EFFECT OF REJECTION BY ONE OR MORE CLASSES

     7.1. Impaired Classes to Vote. Except as otherwise required by the Bankruptcy Code or the Bankruptcy Court, each holder of a Claim or Equity Interest that is impaired under the Plan is entitled to vote to accept or reject the Plan if, as of the Voting Record Date, (i) its Claim is an Allowed Claim,
(ii) its Claim has been temporarily allowed for voting purposes only by order of the Bankruptcy Court pursuant to Bankruptcy Rule 3018 (in which case such Claim may be voted in such temporarily allowed amount), (iii) its Claim has been scheduled by the Debtor (but only if such Claim is not scheduled as disputed, contingent or unliquidated) and no objection to such Claim has been filed, (iv) it has filed a proof of claim on or before the Bar Date (or such later date as the Bankruptcy Court may have established with respect to any particular Claim, but not later than the date of the order approving such Disclosure Statement), and such Claim is not a Disputed Claim, or (v) its Equity Interest is registered on the stock ledger or equivalent of the Debtor. Notwithstanding the foregoing, a holder of a Disputed Claim which has not been temporarily allowed as provided above may nevertheless vote such Disputed Claim in an amount equal to the portion, if any, of such Claim which is not disputed and is shown as fixed, liquidated and undisputed in the Debtor's Schedules or such amount which the Debtor concedes is Allowed in a filing made by the Debtor in the Bankruptcy Court. Each holder of an AWA Debenture Claim, and not the Indenture Trustee with respect to such Claim, shall have the right to vote to accept or reject the Plan.

     7.2. Acceptance by Class of Holders of Claims or Equity Interests. A Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Class that have voted to accept or reject the Plan. A Class of Equity Interests shall have accepted the Plan if acceptance is voted for by the holders of at least two-thirds in amount of the Equity Interests of such Class who have voted to accept or reject the Plan.

     7.3. Cramdown. Inasmuch as Class 7.2 is deemed not to have accepted the Plan in accordance with Section 1129(a) of the Bankruptcy Code, and in the event that one or more other Classes of impaired Claims or Equity Interests does not accept or is deemed not to have accepted the Plan, the Debtor requests that the Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. AWA and AmWest reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires or permits such modification.

                                   ARTICLE 8

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     8.1. Investment Agreement. On the Effective Date, the investment and sale of securities contemplated by the Investment Agreement shall be consummated in accordance with such agreement. In the event of conflict between the terms of the Plan and of the Investment Agreement, the terms of the Plan shall control.

     8.2. Stockholders' and Registration Rights Agreements. On the Effective Date, the Stockholders' Agreement and Registration Rights Agreement shall become effective.

     8.3. Delivery of Alliance Agreements. On or before the Effective Date, AWA, Continental Airlines, Inc., and Mesa Airlines, Inc., as applicable, shall enter into the Alliance Agreements, as such term is defined in the Investment Agreement.

     8.4. GPA Settlement. On the Effective Date, NewAWA and GPA will consummate the transactions described in the term sheet attached hereto as Exhibit C and incorporated herein by reference.

     8.5. Corporate Governance. On or as of the Effective Date, the NewAWA Charter shall be filed with the Secretary of State of the State of Delaware and the NewAWA By-laws shall take effect, each containing such provisions as are necessary to satisfy the terms of the Plan and Section 1123(a)(6) of the Bankruptcy Code.

     8.6. Release of Certain Claims and Actions.

          8.6.1. On the Effective Date, in consideration for services rendered in the Chapter 11 Case, the Debtor shall be deemed to have finally and irrevocably waived, released and relinquished any and all claims and causes of action, if any, that it has or may have against the Creditors' Committee, the Equity Committee or any member thereof or against their respective professional advisors arising out of or related to each such Person's actions or omissions to act in all of such Person's capacities in connection with the Chapter 11 Case, including the formulation, preparation, dissemination, implementation or confirmation of the Plan or the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection therewith, and the Debtor is enjoined from asserting any such claim or cause of action in any court or forum; provided, however, that this provision shall not operate as a release, waiver or relinquishment of, or injunction against asserting, any such claims or causes of action (i) provided in or contemplated by the Plan or (ii) arising from any actual fraud (but not constructive fraud) or willful misconduct of any such Person.

          8.6.2. On the Effective Date, in consideration for benefits realized in the Chapter 11 Case, the Debtor shall be deemed to have finally and irrevocably waived, released and relinquished any and all claims and causes of action, if any, that it has or may have against AmWest, any of AmWest's partners, Fidelity or Lehman or their respective partners, affiliates, employees or professional advisors arising out of or related to such Person's actions or omissions to act in connection with the Chapter 11 Case, including the formulation, preparation, dissemination, implementation or confirmation of the Plan or the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection therewith, and the Debtor is enjoined from asserting any such claim or cause of action; provided, however, that this provision shall not operate as a release, waiver or relinquishment of, or injunction against asserting, any such claims or causes of action (i) provided in or contemplated by the Plan, (ii) arising from any actual fraud (but not constructive fraud) or willful misconduct of any such Person, and (iii) reserved to the Debtor pursuant to the Investment Agreement or the Interim Procedures Agreement.

          8.6.3. On the Effective Date, the Creditors' Committee and each member thereof, the Equity Committee and each member thereof, AmWest and each of its partners, Fidelity and Lehman shall be deemed to have finally and irrevocably waived, released and relinquished any and all claims and causes of action, if any, that any of them have or may have against the Debtor or its professional advisors arising out of or related to such Person's actions or omissions to act in connection with the Chapter 11 Case, including the formulation, preparation, dissemination, implementation or confirmation of the Plan or the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection therewith, and such Persons are enjoined from asserting any such claims or causes of action; provided, however, that this provision shall not operate as a release, waiver or relinquishment of, or injunction against asserting any such claims or causes of action (i) provided in or contemplated by the Plan, (ii) arising from any actual fraud (but not constructive fraud) or willful misconduct of the Debtor, and (iii) reserved to AmWest and/or any of its partners pursuant to the Investment Agreement or the Interim Procedures Agreement; and, provided, further, this Section 8.6.3 shall not apply to any claims made against the Debtor arising from third party claims against the Creditors' Committee or any member thereof or the Equity Committee or any member thereof. Any Person who as of the Effective Date is or was an officer or director of AWA, shall be a beneficiary of the releases provided under Section
8.6.3 if such Person, no later than the Effective Date, delivers a release in substantially the form of Sections 8.6.1 and 8.6.2.

     8.7. Indemnification Obligations.

          8.7.1. Upon, and at all times after the Effective Date, the NewAWA Charter shall contain provisions which (i) eliminate the personal liability of AWA's former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law and (ii) require NewAWA, subject, to appropriate procedures, to indemnify AWA's former, present and future directors and executive officers to the fullest extent permitted by applicable law.

          8.7.2. On or as of the Effective Date, NewAWA shall enter into written agreements with each person who is a director or executive officer of AWA as of the date of the Investment Agreement providing for similar indemnification of such person and providing that no recourse or liability whatsoever with respect to the Investment Agreement, the Plan or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of AWA against such person.

          8.7.3. For purposes of the Plan, except as limited hereinafter, any obligations of the Debtor to indemnify its current and former directors, officers, employees, and any officer, director or employee serving as a fiduciary of any employee benefit plan or program of AWA, pursuant to charter, by-laws, contract or applicable state law shall be deemed to be, and may be treated as though they are, executory contracts that are Assumed Agreements under the Plan, and such obligations (subject to any defenses thereto) shall survive confirmation of the Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with a pre-Petition Date or post-Petition Date occurrence; provided however, that the foregoing assumption shall not affect any release of such obligations given to the Debtor before the Effective Date or to NewAWA on or after the Effective Date.

     8.8. Exemption from Certain Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, none of the transactions contemplated to take place on the Effective Date shall subject the Debtor or NewAWA to any state or local sales, use, transfer, documentary, recording or gains tax.

     8.9. Directors and Officers. A list of the initial post-Effective Date directors and officers of NewAWA shall be filed by the Debtor with the Bankruptcy Court prior to the Confirmation Date.

     8.10. Revesting of Assets; No Further Supervision. The assets of the Debtor and all property of the Debtor's estate (including without limitation, all rights of the Debtor to recover property under Sections 542, 543, 550 and 553 of the Bankruptcy Code, all Avoidance Litigation and all proceeds thereof) and any property acquired by AWA or NewAWA under or in connection with the Plan shall vest or revest in NewAWA, in each case free and clear of all Claims, liens, charges, encumbrances or Equity Interests, other than as specifically set forth in the Plan. The Plan does not contain any restrictions or prohibitions on the conduct of the business of NewAWA and NewAWA shall have all of the powers of a corporation under the Delaware General Corporation Law, consistent with its obligations under the Stockholders' Agreement. From and after the Effective Date, NewAWA may use, operate and deal with its assets, and may conduct and change its business, without any supervision by the Bankruptcy Court or the Office of the United States Trustee, and free of any restrictions imposed on the Debtor by the Bankruptcy Code or by the Bankruptcy Court during the Chapter 11 Case. Nothing contained in this Section shall be construed to prohibit, limit, restrict or condition the Debtor's authority in any lawful manner to sell or otherwise dispose of any other assets.

     8.11. Implementation. The Debtor and AmWest shall be authorized and are directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan, including, without limitation, the Investment Agreement.

     8.12. Cancellation of Securities. As of the Effective Date, all previously issued and outstanding securities of the Debtor, including without limitation: all AWA Common Stock, all AWA Preferred Stock, all AWA Warrants, Options and Other Equity Interests and all AWA Debentures; any certificate or other instrument evidencing any such security; except as otherwise specifically provided in Section 10.3 hereof, any indenture relating to any of the foregoing; and the Debtor's obligations thereunder shall be deemed void, cancelled, and of no further force or effect, without any further action on the part of any Person. Holders of Allowed Claims and Equity Interests represented by such securities shall have such rights to receive distributions as are set forth in the Plan.

                                   ARTICLE 9

                   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

     9.1. Effectiveness of the Plan. The effectiveness of the Plan, and the occurrence of the Effective Date, shall be subject to the satisfaction of the following conditions precedent:

          (a) The Confirmation Order shall have been entered and no stay of the Confirmation Order shall be in effect;

          (b) Each of the conditions precedent to the obligations of AmWest under the Investment Agreement shall have been satisfied or waived by AmWest and the purchase and sale of securities and the other transactions contemplated by the Investment Agreement shall have been simultaneously consummated; and

          (c) Each of the conditions precedent to the obligations of the Debtor under the Investment Agreement shall have been satisfied or waived by the Debtor and the purchase and sale of securities and other transactions contemplated by the Investment Agreement shall have been simultaneously consummated.

                                   ARTICLE 10

                 PROVISIONS COVERING DISTRIBUTIONS AND PAYMENTS

     10.1. Making of Distributions and Payments. NewAWA, or a Distribution Agent on its behalf, shall make the payments and distributions expressly required to be made by it in respect of the Post-Petition Agreement Claims, Allowed Administrative Claims (other than Preserved Ordinary Course Administrative

Claims), Allowed Priority Wage Claims, Allowed Priority Benefit Plan Contribution Claims, Allowed Priority Tax Claims, Allowed Convenience Claims and AWA Preferred Stock upon the latest of (i) the Effective Date, or as soon thereafter as practicable, (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable, (iii) the fifth Business Day after such Claim is Allowed, or as soon thereafter as practicable, and (iv) such date as the holder of such Claim and NewAWA have agreed or shall agree.

     10.2. Distributions by the Distribution Agent.

          10.2.1. On the Effective Date, NewAWA will issue in the name of the Distribution Agent, as trustee, the Non-Electing Creditor Stock for distribution to Non-Electing Unsecured Creditors in accordance with Section 3.5, and the Electing Creditor Stock for distribution to Electing Unsecured Creditors in accordance with Section 3.5. Additionally, NewAWA will deliver to the Distribution Agent the Electing Creditor Cash for distribution to Electing Unsecured Creditors in accordance with Section 3.5. As promptly as practicable after the issuance of such NewAWA Securities and delivery of Electing Creditor Cash to the Distribution Agent, the Distribution Agent will distribute such securities and Cash to the holders of Allowed Claims entitled thereto in accordance with Section 3.5, but shall reserve from such distributions the Reserve Amount as required by Section 10.4.

          10.2.2. Not later than thirty (30) days after the Voting Deadline, the Debtor shall allocate among the Purchasing Stockholders, the Equity Subscription Stock and the Over-Subscription Stock in accordance with this Section 10.2.2 and advise the Distribution Agent of such allocation. Each Purchasing Stockholder shall be allocated initially the lesser of (i) the number of shares for which it has made a valid purchase election on its Ballot and (ii) its Pro Rata Share of the Equity Subscription Stock determined as provided in Section 3.6.2(b). Holders who hold shares of AWA Common Stock for the account of others such as brokers, trustees or depositories may only exercise the right to purchase Equity Subscription Stock and Over-Subscription Stock upon receipt of instructions and appropriate payment or guarantee of payment from the beneficial owners of such shares as of the Voting Record Date. The shares of Equity Subscription Stock not allocated as above will be considered Over-Subscription Stock and will be allocated to other holders of AWA Common Stock who have indicated on the Ballot that they wish to acquire more than their Pro Rata Share of the Equity Subscription Stock. If sufficient shares of Over-Subscription Stock are available, all subscriptions therefor will be honored in full. If sufficient shares of Over-Subscription Stock are not available to honor all such subscriptions, the available shares of Over-Subscription Stock will be allocated among those who subscribed based on their proportional number of shares of AWA Common Stock, as of the Disclosure Statement Order Date. The allocation process may involve a series of allocations in order to assure that the total number of shares of Over-Subscription Stock is distributed on a Pro Rata Share basis. The right to purchase Equity Subscription Stock and Over-Subscription Stock may be exercised through a holder's broker, who may charge such holder a servicing fee in connection with such exercise. No such fees shall be paid by the Debtor or NewAWA. The Debtor shall establish the Stock Payment Escrow Account for the purpose of receiving payment for Equity Subscription Stock and Over-Subscription Stock, which shall be held by the Escrow Agent or another bank, trust company or other organization independent of AWA and designated by the Debtor and approved by the Bankruptcy Court. Purchasing Stockholders may choose one of the following methods of payment:

          (a) The Purchasing Stockholder may deliver full payment for the Equity Subscription Stock and the Over-Subscription Stock, together with its Ballot, with the check made payable to AWA Subscription Stock Escrow Account, by no later than the Voting Deadline. The Debtor shall deposit all such checks in the Stock Payment Escrow Account with any interest thereon to accrue to the benefit of Debtor or NewAWA pending distribution of the Equity Subscription Stock and Over-Subscription Stock; or

          (b) The Purchasing Stockholder may deliver or cause to be delivered to the Escrow Agent, by no later than the Voting Deadline, a notice of guaranteed delivery by telegram or otherwise, from a bank or trust company or a New York Stock Exchange member firm, guaranteeing delivery of payment of the full price of the subscribed for Equity Subscription Stock and Over-Subscription Stock. In such case, full payment for the Equity Subscription Stock and the Over-Subscription Stock (as such amount may be reduced as set forth below) must be received by the Escrow Agent by no later than 5:00 p.m. on the fifth Business Day after the Confirmation Date.

Promptly after completing the allocation required by the first sentence of this
Section 10.2.2, a confirmation will be sent to each Purchasing Stockholder showing the number of shares of Equity Subscription Stock and the number of shares, if any, of Over-Subscription Stock allocated to such holder. In the event that such number of shares of Over-Subscription Stock is less than the number of shares of Over-Subscription Stock for which such holder has either paid for or guaranteed payment for, such notice shall also state such fact and if full payment shall have already been made for such stock, such notice shall also include a check representing the excess payment. Whichever of the two above methods of payment is used, issuance and delivery of the Equity Subscription Stock, the Over-Subscription Stock and any refunds of payments therefor shall be subject to collection of checks and actual payment pursuant to any notice of guaranteed delivery. All offers to purchase Equity Subscription Stock and Over-Subscription Stock shall be irrevocable. In the event that the Effective Date has not occurred by the date the Interim Procedures Agreement is terminated, all amounts in the Stock Payment Escrow Account (other than interest accrued thereon) shall be returned to the Purchasing Stockholders who have made payment for the Equity Subscription Stock and/or Over-Subscription Stock.

          10.2.3. On the Effective Date, NewAWA will issue in the name of the Distribution Agent, as trustee, (i) the number of shares of Equity Subscription Stock and Over-Subscription Stock to be issued to Purchasing Stockholders and holders of AWA Preferred Stock in accordance with Sections 3.6.1, 3.6.2 and 10.2.2, and (ii) the Equity Interests Stock and the Equity Interests Warrants for distribution to holders of AWA Common Stock as provided in Section 3.6.2. As promptly as practicable after the Effective Date, but in any event within fifteen (15) Business Days, the Distribution Agent will distribute (i) to each holder of AWA Preferred Stock, the number of shares of Over-Subscription Stock purchased in accordance with Section 3.6.1, (ii) to each Purchasing Stockholder, the number of shares of Equity Subscription Stock and Over-Subscription Stock purchased by such Purchasing Stockholder pursuant to Section 3.6.2 and (iii) to each holder of AWA Common Stock as of the Distribution Record Date other than the holder of a Disputed Equity Interest, such holder's Pro Rata Share of the Equity Interests Stock and of the Equity Interests Warrants, less any Reserve Amount required pursuant to Section 10.4; provided, however, that holders of AWA Common Stock whose stock is held of record by Cede or by any other depository or nominee on their behalf or their broker-dealer's behalf will have their NewAWA Securities credited to the account of Cede or such other depository or nominee.

          10.2.4. The Distribution Agent in its capacity as trustee holding issued but undistributed NewAWA Securities and Electing Creditor Cash shall (i) similarly hold in trust for distribution pursuant to this Section 10.2 any dividend or distribution made thereon, and (ii) whenever any matter (including election of directors) is presented for a vote by holders of such NewAWA Securities, vote all of the NewAWA Securities so held by it in trust in the same manner and proportion as the shares of NewAWA Class B Common Stock are voted.

          10.2.5. If, after the Effective Date, NewAWA (i) pays a dividend or makes a distribution on the outstanding NewAWA Securities held by the Distribution Agent, (ii) subdivides the outstanding shares of NewAWA Securities held by the Distribution Agent into a greater number of shares or units, (iii) combines the outstanding shares or units of NewAWA Securities held by the Distribution Agent into a smaller number of shares or units, (iv) issues by reclassification of the outstanding NewAWA Securities held by the Distribution Agent any shares of its capital stock, or (v) is a party to a consolidation, merger or transfer of assets providing for any change in or exchange of the outstanding NewAWA Securities held by the Distribution Agent, then the Distribution Agent's obligation to distribute NewAWA Securities to any holder of an Allowed Claim or Equity Interest arising after the record date in the case of a dividend or distribution and after the Effective Date of any of the other foregoing transactions shall be adjusted so as to take into account such dividend, distribution or other event. Any such distribution shall be made net of any Distribution Agent Charges incurred in connection with such event.

          10.2.6. The duties of the Distribution Agent (including its duties as trustee pursuant to this Section 10.2) are expressly limited to the ministerial functions set forth in this Article 10. The Distribution

Agent shall incur no liability for its actions (or failure to act) or conduct as Distribution Agent, or as trustee holding issued but undistributed NewAWA Securities or Cash except to the extent attributable to the gross negligence or willful misconduct of the Distribution Agent. The Distribution Agent shall at all times maintain a segregated account for any Cash being held in trust, and shall deposit or invest all such Cash in (a) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged, (b) certificates of deposit and interest bearing deposits with banks having a long-term bond rating of AA or better and capital, surplus and undivided profits of not less than $100,000,000, (c) commercial paper having one of the two highest ratings by Standard & Poor's, Inc. or Moody's Investor Services, Inc., except as otherwise authorized by the Bankruptcy Court, or (d) reasonable shares of money market funds which invest in short-term United States government obligations; provided, however, that no such deposit or investment shall have a maturity of more than 90 days. All Distribution Agent Charges shall be deducted from the applicable NewAWA Securities or Cash held by the Distribution Agent. All Cash and NewAWA Securities held by or transferred to the Distribution Agent for distribution to holders of Allowed Claims or Equity Interests pursuant to the Plan shall be held by the Distribution Agent (including NewAWA in its capacity as Distribution Agent) solely as trustee of an express trust and shall not be or constitute property of the Distribution Agent (including NewAWA as Distribution Agent) for any purpose whatsoever, and the Distribution Agent shall not have any right or interest to any such Cash or stock for its own account, except as expressly provided in the Plan.

          10.2.7. AWA shall deliver to the Distribution Agent its stock ledger for the AWA Common Stock or provide access thereto, which ledger shall reflect the cancellation of certain AWA Common Stock in accordance with Section 3.7.1. The Distribution Agent shall cause a register for the transfer of Allowed Claims (other than Allowed AWA Debenture Claims) and of AWA Common Stock to be maintained. Transfers after the Distribution Record Date shall be registered only (i) upon Final Order of the Bankruptcy Court directing such transfer or
(ii) in the event of a transfer by operation of law.

     10.3. Service of Indenture Trustee.

          10.3.1. Subject to the right of the Indenture Trustee to resign and terminate an Indenture as set forth in Section 10.3.2, the Indenture Trustee shall receive and act as disbursing agent for all distributions to each holder of record of an Allowed AWA Debenture Claim. Unless terminated pursuant to
Section 10.3.2 below, the Indentures shall continue in effect after the Effective Date for the sole purpose of allowing the Indenture Trustee to make the distributions to be made on account of such Allowed AWA Debenture Claims under the Plan and for defending any subordination action brought under Section
3.5. AWA and NewAWA shall be required to reimburse the Indenture Trustee solely for fees, costs and expenses (including reasonable costs of counsel associated therewith) in connection with activities required under this Section 10.3.1. Any fees, costs, or expenses incurred by the Indenture Trustee for any other activities it may undertake shall be collectible solely from the holders of AWA Debentures. Notwithstanding anything to the contrary herein, the Indenture Trustee shall retain any and all charging liens or similar rights provided in the Indentures for so long as it is Indenture Trustee.

          10.3.2. Notwithstanding the foregoing, the Indenture Trustee may at any time terminate any or all of the AWA Indentures and all of the Indenture Trustee's duties and obligations and authority to act thereunder, with or without cause, by giving fifteen (15) days written notice of termination to NewAWA and the Distribution Agent and by turning over to the Distribution Agent a list of record holders of Debentures under such Indenture as of the Distribution Record Date, together with such other information and documents as may be reasonably necessary in order to permit the Distribution Agent to make distributions to holders of Allowed AWA Debenture Claims arising out of the AWA Debentures issued pursuant to such Indenture. If distributions under the Plan have not been completed at the time of termination of such Indenture, the Distribution Agent shall thereafter act in place of such Indenture Trustee, and all references in the Plan to the Indenture Trustee for purposes of making distributions under the Plan with regard to such Indenture shall be deemed to apply to such Distribution Agent. Any actions taken by the Indenture Trustee not for a purpose authorized in the Plan shall be of no force or effect.

          10.3.3. For purposes of any distributions under the Plan to holders of AWA Debenture Claims, the Indenture Trustee (or if the Indenture Trustee has resigned in accordance with Section 10.3.2, the Distribution Agent as its successor) shall be deemed to be the sole holder of all AWA Debenture Claims evidenced by the AWA Debentures issued under each Indenture. Accordingly, all distributions provided for in the Plan on account of Allowed AWA Debenture Claims shall be distributed to the Indenture Trustee as disbursing agent or, if the Indenture Trustee has resigned pursuant to Section 10.3.2, to the Distribution Agent as its successor, for further distribution to individual holders of Allowed AWA Debenture Claims pursuant to the Plan. The transfer books of the Indenture Trustee for the Debentures shall close as of the Distribution Record Date and no further transfers shall be recognized.

          10.3.4. Any provision of the Plan to the contrary notwithstanding, no distribution under the Plan shall be required to be made by the Indenture Trustee or the Distribution Agent to any holder of an AWA Debenture Claim until such time as the certificate representing the AWA Debenture in respect of which such AWA Debenture Claim is made shall have been surrendered in accordance with
Section 10.3.5. Notwithstanding any provision of this Section 10.3.4 to the contrary, any holder of an AWA Debenture Claim based on a certificate representing an AWA Debenture that has been lost, stolen, mutilated or destroyed may, in lieu of surrendering such certificate as provided in this Section 10.3, deliver to the Indenture Trustee, or if the Indenture Trustee has resigned, to the Distribution Agent as its successor, (i) evidence satisfactory to the Indenture Trustee or the Distribution Agent, as the case may be, of the loss, theft, mutilation or destruction of such certificate and (ii) such security or indemnity as may reasonably be required by the Indenture Trustee or the Distribution Agent, as the case may be, to save the Indenture Trustee or the Distribution Agent, as the case may be, harmless with respect thereto, and upon providing such evidence and such security or indemnity the holder of such AWA Debenture Claim shall, for all purposes under the Plan, be deemed to have surrendered such certificate.

          10.3.5. A holder of record on the Distribution Record Date of a certificate relating to an AWA Debenture Claim shall surrender such holder's certificate representing such AWA Debenture Claim to the Indenture Trustee, or if the Indenture Trustee has resigned in accordance with Section 10.3.2, to the Distribution Agent as its successor, in accordance with written instructions given not more than thirty (30) days after the Effective Date to such holder by the Indenture Trustee or the Distribution Agent, as the case may be. Upon receipt of any certificate relating to such AWA Debenture Claim, the Indenture Trustee or the Distribution Agent shall cancel such certificate and deliver such canceled certificate to such Person as the Distribution Agent shall designate.

          10.3.6. On the Final Distribution Date, all rights under the Plan of any holder of an Allowed AWA Debenture Claim which has not surrendered its certificate representing such AWA Debenture Claim in accordance with this
Section 10.3 shall lapse and be automatically terminated without any further action and the Indenture Trustee or the Distribution Agent as its successor shall at such time return to the Distribution Agent any funds or property it then holds in respect of such unsurrendered certificate to be treated as unclaimed property pursuant to Section 10.6 and, upon such return, the Indenture Trustee or the Distribution Agent as its successor shall have no further obligation in respect of such funds or property.

     10.4. Reserves for Distributions for Disputed Claims and Disputed Equity Interests.

          10.4.1. Except as may be otherwise agreed with respect to any Disputed Claim or Disputed Equity Interest and as approved by the Bankruptcy Court, no distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Equity Interest unless and until such Disputed Claim or Disputed Equity Interest (or portion thereof) shall have become an Allowed Claim or Equity Interest and such Allowed Claim or Equity Interest is otherwise entitled to distributions hereunder.

          10.4.2. Prior to making any distribution to holders of Allowed Claims or Equity Interests in Class 5 or Class 6.2 in accordance with Section 10.2, the Distribution Agent shall deposit in a Reserve established separately for each such Class an amount of NewAWA Securities and/or Cash equal to the amount of such distribution that would have been distributed to holders of Disputed Claims or Disputed Equity Interests in such Class if such Disputed Claims or Equity Interests were Allowed Claims or Equity Interests in their full face amount at the time of the calculation of such distribution. A separate Reserve shall be established and thereafter maintained for each Class as to which any Claims or Equity Interests remain Disputed as of the Effective Date. The Distribution Agent shall at all times until any Disputed Claim or Disputed Equity Interest is resolved by Final Order, retain in the Reserve all amounts that would have been distributed to the holder of such Disputed Claim or Disputed Equity Interest had such Claim or Equity Interest been an Allowed Claim or Equity Interest in its full face amount on the Effective Date. Notwithstanding the foregoing, upon motion by the Debtor or NewAWA, the Bankruptcy Court may enter a Reserve Order, establishing a Reserve Amount to be escrowed in the Reserve for any Class which may be less than the amount otherwise required hereunder, which amount shall reflect the Bankruptcy Court's estimate of the level of Reserves for a particular Class reasonably required to protect the legitimate rights and interests of holders of Disputed Claims or Disputed Equity Interests in such Class. In the event a Reserve Order is entered, the Distribution Agent shall deposit or retain in the Reserve with respect to any Class subject to such order only the Reserve Amount required by such Reserve Order. Any amount not so deposited or retained shall be distributed to all holders of Allowed Claims or Equity Interests in the Class for which such Reserve Amount was established as provided for in the Plan. The date of each such distribution shall be a Distribution Date.

          10.4.3. As soon as practicable after a Disputed Claim or Disputed Equity Interest, or portion thereof, becomes an Allowed Claim or Equity Interest, the Distribution Agent shall make a distribution to the holder of such Allowed Claim or Equity Interest from the Reserve in the amount of (i) the portion of the NewAWA Securities or Cash in the Reserve that should be distributed pursuant to the terms of the Plan in view of the amount of the Allowed Claim or Equity Interest; plus (ii) the proportional share of any interest, earnings or dividends actually earned and received on such Reserve; less (iii) the proportional share of any Distribution Agent Charges incurred on account of such escrowed assets. To the extent that sufficient New AWA Securities or Cash are not available to make the full distribution required by the preceding sentence, in view of the then-appearing rights of the holders of other Disputed Claims and Disputed Equity Interests, the Distribution Agent shall make such lesser distribution as shall then be ordered by the Bankruptcy Court. No holder of a Disputed Claim or Disputed Equity Interest shall have any claim against the Reserve for the Class in which such Disputed Claim or Disputed Equity Interest is included until such Disputed Claim or Disputed Equity Interest shall become an Allowed Claim or Equity Interest. In no event shall any holder of any Disputed Claim or Disputed Equity Interest have any recourse against or be entitled to receive (under the Plan or otherwise) or recover from the Debtor, NewAWA, the Distribution Agent or any Reserve, any payment (in Cash, NewAWA Securities or other property) in the event that the Reserve therefor is insufficient to pay an Allowed Claim or Equity Interest in full. In no event shall the Distribution Agent, the Debtor or NewAWA have any responsibility or liability for any loss to or of any Reserve.

          10.4.4. The Reserve for a Class shall be terminated when all Disputed Claims and Disputed Equity Interests are finally resolved in such Class. All remaining assets, if any, in the Reserve shall be distributed, first, to holders, if any, who received less than a proportionate distribution pursuant to order of the Bankruptcy Court under Section 10.4.3 and thereafter to all holders of Allowed Claims or Equity Interests in the Class for which such Reserve was established, on a pro rata basis. The date of such distribution shall be the Final Distribution Date with regard to such Class.

     10.5. Fractional Interests; Odd Lots; De Minimis Distributions.

          10.5.1. Fractional shares or units of NewAWA Securities shall not be issued or distributed and no Cash payments shall be made in respect thereof. All holders of Allowed Claims or Equity Interests in such Class which would otherwise be entitled to a fractional interest in such NewAWA Security shall be placed on a list in descending order according to the size of the fractional interest in the NewAWA Security to be distributed. For purposes of the preceding sentence, Electing Unsecured Creditors and Non-Electing Unsecured Creditors shall be placed on separate lists. In the event that two or more holders of Allowed Claims or Equity Interests are entitled to the same fractional portion (rounded to six decimal places) in such NewAWA Security, their relative ranking on any such list shall be determined by lot. The fractional shares or units which each such holder would have received will be aggregated. Then, one share or unit, as applicable, will be distributed to each of the holders on such list in descending order until the total amount of aggregated shares or units is exhausted.

          10.5.2. In the event that any holder of an Allowed Claim or Equity Interest would receive fewer than ten (10) shares or units of NewAWA Securities in a distribution made under this Article 10, the Distribution Agent may instead sell such NewAWA Securities on behalf of any or all of such holders and they distribute to each such holder its pro rata share of the Net Proceeds of such sale. Such sale may be either a private sale or through a securities exchange or automated quotation system on which such NewAWA Securities are listed and absent manifest error or intentional wrongdoing on the part of the Distribution Agent in connection with such sale, the Net Proceeds realized from such sale shall be conclusively determined to be reasonable. The distribution of a pro rata share of such Net Proceeds to each such holder shall be deemed to be in full satisfaction of the payment to be made to such holder of Allowed Claims or Equity Interests in such distribution. These procedures are intended to result in the affected holders receiving appropriate distributions while saving expenses in the administration of the Debtor's estate that would be associated with maintaining such holders as stockholders of NewAWA.

     10.6. Delivery of Distributions; Unclaimed Property. Distributions and deliveries to holders of (i) Allowed General Unsecured Claims shall be made at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed or if NewAWA has been notified of a change of address), (ii) AWA Debenture Claims shall be made at the address contained in the records of the Indenture Trustee (or, if the Indenture Trustee has resigned pursuant to Section 10.3.2 of the Plan, in such records it has delivered to the Distribution Agent as its successor) and
(iii) Equity Interests shall be made to the address shown on the stock ledger of AWA. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Distribution Agent, NewAWA or the Indenture Trustee is notified in writing of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest (except to the extent that such missed distributions have become unclaimed property). Amounts in respect of undeliverable distributions made through the Distribution Agent or through the Indenture Trustee, shall be returned to NewAWA until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second (2nd) anniversary of the applicable Distribution Date, and after such date, such undeliverable distributions shall be unclaimed property. All unclaimed property attributable to any Claim or Equity Interest shall revert to the Reserve, if any, then existing with regard to Claims or Equity Interests of such Class and, if none exists, to NewAWA, and the Claim of any holder with respect to such property shall be discharged and forever barred and shall no longer be deemed an Allowed Claim or Equity Interest.

     10.7. Method of Payment. Payments of Cash required to be made pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment.

     10.8. Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.

     10.9. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Distribution Agent and the Indenture Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Distribution Agent and Indenture Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each Person (including holders of Allowed Claims and Equity Interests) receiving a distribution of Cash or NewAWA Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (ii) at the option of NewAWA, no distribution pursuant to the Plan shall be made to or on behalf of such entity unless and until such entity has made arrangements satisfactory to NewAWA for the satisfaction and payment of such tax obligations. At the option of NewAWA, any Cash or NewAWA Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 10.6 above.

                                   ARTICLE 11

                       PROCEDURES FOR RESOLVING DISPUTED
                           CLAIMS OR EQUITY INTERESTS

     11.1. Filing of Objections to Claims or Equity Interests. After the Effective Date, objections to Claims or Equity Interests shall be made and objections to Claims or Equity Interests made previous thereto shall be pursued only by NewAWA and, upon leave of the Bankruptcy Court for good cause shown, the Creditors' Committee (if it is then still in existence). Any objections made by NewAWA or the Creditors' Committee after the Effective Date shall be served and filed not later than 180 days after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.

     11.2. Settlement of Objections to Claims or Equity Interests After Effective Date. From and after the Effective Date, NewAWA may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims or Disputed Equity Interests, and NewAWA may settle or compromise any Disputed Claim or Disputed Equity Interest, without notice and a hearing and without approval of the Bankruptcy Court; provided, however, notice of any settlement or compromise involving the allowance of a General Unsecured Claim in excess of $100,000 shall be provided to the Indenture Trustee (if the AWA Indentures have not been previously terminated) and to the Creditors' Committee (if still then in existence), who shall each have ten (10) days to object to such settlement or compromise and in such case, such settlement or compromise must be approved by the Bankruptcy Court.

     11.3. Payment or Distribution to Holders of Disputed Claims or Equity Interests. Except as the Debtor or NewAWA, as applicable, may otherwise agree with respect to any Disputed Claim or Disputed Equity Interest, no payments or distributions shall be made with respect to any portion of a Disputed Claim or Disputed Equity Interest unless and until all objections to such Disputed Claim or Disputed Equity Interest have been settled or determined by a Final Order of the Bankruptcy Court. Payments and distributions to each holder of a Disputed Claim or Disputed Equity Interest to the extent that it ultimately becomes an Allowed Claim or Equity Interest shall be made in accordance with Section 10.4. A Disputed Claim or Disputed Equity Interest that is estimated for purposes of allowance and distribution pursuant to Section 502(c) of the Bankruptcy Code and which is estimated and Allowed at a fixed amount by Final Order of the Bankruptcy Court shall thereupon be an Allowed Claim or Equity Interest for all purposes in the amount so estimated and Allowed.

     11.4. Reserves for Disputed Claims and Disputed Equity Interests. Appropriate Reserves for Disputed Claims and Disputed Equity Interests shall be established and maintained as provided in Section 10.4.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     12.1. Modification of Payment Terms. NewAWA reserves the right to modify the treatment of any Allowed Claim in any manner adverse only to the holder of such Claim at any time after the Effective Date upon the consent of the holder whose Allowed Claim treatment is being adversely affected.

     12.2. Discharge of Debtor. The rights afforded and the treatment of Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, release and termination of all Claims of any nature whatsoever against the Debtor or any of its assets or properties and all Equity Interests in the Debtor; and upon the Effective Date (i) the Debtor shall be deemed discharged and released pursuant to Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, all debts of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is filed or deemed filed under
Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code or (c) the holder of a Claim based upon such debt has accepted the Plan; and (ii) all rights and interests of holders of Equity Interests in the Debtor shall be terminated pursuant to Section 1141(d)(1)(B) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of discharge and termination of all liabilities of and all Claims against, and all Equity Interests in, the Debtor, except as otherwise specifically provided in the Plan. On the Effective Date, as to every discharged debt, Claim and Equity Interest, the holder of such debt, Claim or Equity Interest shall be permanently enjoined and precluded from asserting against NewAWA or against its assets or properties or any transferee thereof, any other or further Claim or Equity Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, except as expressly set forth in the Plan or the Confirmation Order.

     12.3. Termination of Subordination Rights. Except as specifically provided elsewhere herein, on the Confirmation Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims and Equity Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration for the distribution and other benefits provided under the Plan, the provisions of this Section 12.3 shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Allowed Equity Interest.

     12.4. Termination of the Creditors' and Equity Committees.

          12.4.1. The Creditors' Committee shall, unless theretofore terminated, terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Case except (i) with respect to preparation and filing of applications for compensation and reimbursement of expenses in accordance with Section 2.2.3, (ii) with respect to any contested matter or adversary proceeding commenced prior to the Effective Date in which the Creditors' Committee is an indispensable litigant or any appeal of an order in the Chapter 11 Case in which the Creditors' Committee is an indispensable litigant and if, in each case, the Creditors' Committee's participation in such proceeding is consistent with the orders of the Bankruptcy Court establishing the Creditors' Committee and with Section 1103 of the Bankruptcy Code, and (iii) with respect to monitoring and participating in matters and proceedings which could give rise to General Unsecured Claims (including, without limitation, Avoidance Litigation, rejection of executory contracts and unexpired leases and resolution of Unsecured Deficiency Claims and Disputed General Unsecured Claims) for a period of five months after the Effective Date, unless such period is extended by the Bankruptcy Court for good cause shown. In connection with such activities, the Creditors' Committee may continue the retention of its counsel, its local counsel and its accountants and may replace one or more of such professional advisors, if necessary, but shall not retain additional professional advisors. NewAWA shall pay the reasonable fees and expenses of the Creditors' Committee incurred in connection with such activities, provided, however, that the aggregate fees related to matters and proceedings which could give rise to General Unsecured Claims shall not exceed an average of $75,000 per month for the first two months after the Effective Date and an average of $50,000 per month for any subsequent month. All such fees and expenses shall be paid only in accordance with the fee and expense guidelines promulgated by the Debtor in the Bankruptcy Case and shall be paid by NewAWA within thirty (30) days of receipt of invoice therefor, except in the case of an objection to any such fees and expenses, which, if not resolved by NewAWA and the Creditors' Committee, may be noticed by either such entity for a hearing before the Bankruptcy Court. Notwithstanding anything to the contrary in this Section 12.4.1, all such activities shall cease when the aggregate amount of Disputed Claims is less than $3,000,000 or one year after the Effective Date, whichever occurs first, except in a case where the Creditors' Committee is an indispensable litigant as contemplated by clause (ii) above.

          12.4.2. The Equity Committee shall, unless theretofore terminated, terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Case except (i) with respect to preparation and filing of a final application for compensation and reimbursement of expenses in accordance with Section 2.2.3 and (ii) with respect to any contested matter or adversary proceeding commenced prior to the Effective Date in which the Equity Committee is an indispensable litigant or any appeal of an order in the

Chapter 11 Case in which the Equity Committee is an indispensable litigant and, in each case, if the Equity Committee's participation in such proceeding is consistent with the orders of the Bankruptcy Court establishing the Equity Committee and with Section 1103 of the Bankruptcy Code.

     12.5. Setoffs. The Debtor and NewAWA may, but shall not be required to, set off or recoup against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever which the Debtor or NewAWA may have against the holder of such Claim to the extent such Claim may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or NewAWA, of any such claim that it may have against such holder.

     12.6. Opt-Out. Pursuant to Section 203(b)(3) of the Delaware General Corporation Law, AWA elects, as of the Effective Date, that it will no longer be governed by the provisions of Section 203 of the Delaware General Corporation Law.

     12.7. Section Headings. The Section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

     12.8. Severability. If any provision of the Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, then, at the option of the Debtor or NewAWA, such provision shall not affect the validity or legality of any other provisions of the Plan which shall remain effective.

     12.9. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     12.10. Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or any other statutes, rules or regulations of the United States are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to the principles of conflicts of law thereof. Notwithstanding anything to the contrary herein, the laws of escheat and abandoned property of no state shall be applicable to any property distributed or abandoned hereunder.

                                   ARTICLE 13

                          PROVISIONS FOR EXECUTION AND
                            SUPERVISION OF THE PLAN

     13.1. Retention of Jurisdiction. Except as otherwise provided herein, from and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 Case for all legally permissible purposes, including, without limitation, the following purposes:

          (a) to determine any and all objections to the allowance of Claims;

          (b) to resolve any and all matters related to the rejection, assumption, or assumption and assignment, as the case may be, of executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom;

          (c) to determine any and all applications for the determination of any priority of any Claim including without limitation Claims arising from any event that occurred prior to the Petition Date or from the Petition Date through the Effective Date and for payment of any alleged Administrative Claim, Priority Tax Claim, Priority Benefit Plan Contribution Claim or Priority Wage Claim;

          (d) to determine any and all applications, motions, adversary proceedings and contested or litigated matters that may be pending on the Effective Date;

          (e) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or in connection with the obligations of the

     Debtor, NewAWA or AmWest under the Plan, or in connection with the performance by any Distribution Agent of its duties hereunder, and to enter such orders as may be necessary or appropriate to implement any distributions to holders of Allowed General Unsecured Claims;

          (f) to consider any modification, remedy any defect or omission, or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court, including the Confirmation Order, all to the extent authorized by the Bankruptcy Code;

          (g) to issue such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code;

          (h) to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with the Plan or the Confirmation Order;

          (i) to determine any suit or proceeding brought by NewAWA on behalf of the Debtor's estate to recover property under Section 542, 543 or 553 of the Bankruptcy Code or any Avoidance Litigation;

          (j) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Debtor's estate;

          (k) to estimate Claims for purposes of allowance pursuant to Section 502(c) of the Bankruptcy Code;

          (l) to hear and determine any dispute or controversy relating to any Allowed Claim or any Claim alleged or asserted by any Person to be an Allowed Claim;

          (m) to determine any and all applications for allowances of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

          (n) to determine any issues arising in connection with elections made on a Ballot by a holder of a Claim or Equity Interest;

          (o) to determine the appropriate Reserve Amounts;

          (p) to determine whether the payment of any Claims hereunder should be subordinated to the payment of other Claims;

          (q) to hear and determine any tax disputes concerning AWA, including the amount and preservation of AWA's tax attributes, to determine and declare any tax effects under the Plan, and to determine any Taxes which the Debtor's bankruptcy estate may incur as a result of the transactions contemplated herein, pursuant to Sections 346, 505 and 1146 of the Bankruptcy Code; and

          (r) to enter a final decree closing the Chapter 11 Case.

     13.2. Amendment of Plan. The Plan may be amended by the Debtor before the Effective Date and by NewAWA thereafter as provided in Section 1127 of the Bankruptcy Code.

     13.3. Post-Effective Date Notice. From and after the Effective Date, any notice to be provided under the Plan shall be sufficient if provided to (i) the Official Service List as contained in the records of the Bankruptcy Court on the Effective Date; or (ii) all parties whose rights may be affected by the action which is the subject of the notice; or (iii) in any case, such notice as is approved as sufficient by order of the Bankruptcy Court.

     13.4. Revocation of Plan. Subject to the approval of AmWest as required by the Investment Agreement, the Debtor reserves the right to revoke and withdraw the Plan prior to entry of the Confirmation Order. If the Debtor revokes or withdraws the Plan, then the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

Dated: Phoenix, Arizona
       June 28, 1994

                                            Respectfully submitted,

                                            AMERICA WEST AIRLINES, INC.

                                            By: /s/  WILLIAM A. FRANKE
                                               _______________________________
                                                     William A. Franke
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                                            AMWEST PARTNERS, L.P.

                                            By: AMWEST GENPAR, INC.,
                                                its general partner

                                                By: /s/  JAMES G. COULTER
                                                   ____________________________
                                                       James G. Coulter
                                                        Vice President

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAN OF REORGANIZATION

                                   EXHIBIT A

                              INVESTMENT AGREEMENT

                   [EXHIBITS TO INVESTMENT AGREEMENT OMITTED]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A

     [Certain terms of the following Investment Agreement have been modified by the Plan of Reorganization to which this Exhibit A is attached.]

                       THIRD REVISED INVESTMENT AGREEMENT

                                 April 21, 1994

America West Airlines, Inc.
4000 East Sky Harbor Boulevard
Phoenix, AZ 85034

Attention: William A. Franke
           Chairman of the Board

Gentlemen:

     This letter agreement (this "Agreement") sets forth the agreement between America West Airlines, Inc., a Delaware corporation (including, on or after the effective date of the Plan, as defined herein, its successors, as reorganized pursuant to the Bankruptcy Code, as defined herein) (the "Company"), and AmWest Partners, L.P., a Texas limited partnership ("Investor").

     The Company will issue and sell to Investor, and Investor hereby agrees and commits to purchase from the Company, a package of securities of the Company for $244,857,000 in cash (subject to adjustment as herein provided), consisting of
(i) shares of Class A Common Stock of the Company ("Class A Common"), (ii) shares of Class B Common Stock of the Company ("Class B Common" and, together with the Class A Common, "Common Stock"), (iii) senior unsecured notes of the Company ("Notes") and (iv) warrants to purchase shares of Class B Common ("Warrants"), all on the terms and subject to the terms and conditions hereinafter set forth.

     Investor's purchase of the securities referred to above (the "Investment") will be made in connection with and as part of the transactions to be consummated pursuant to a joint Plan of Reorganization of the Company (the "Plan") and an order (the "Confirmation Order") confirming the Plan issued by the Bankruptcy Court, as defined herein. The Plan will contain provisions called for by, or otherwise consistent with, this Agreement.

     In consideration of the agreements of Investor hereunder, and as a precondition and inducement to the execution of this Agreement by Investor, the Company has entered into the Third Revised Interim Procedures Agreement with Investor, dated the date hereof (the "Procedures Agreement").

     SECTION 1. Definitions. For purposes of this Agreement, except as expressly provided herein or unless the context otherwise requires, the following terms shall have the following respective meanings:

          "Affiliate" shall mean (i) when used with reference to any partnership, any Person that, directly or indirectly, owns or controls 10% or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a Person in which such partnership has a 10% or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, the Company will be deemed not to be an Affiliate of Investor or any of its partners or assignees.

          "Alliance Agreements" shall have the meaning specified in Section 5.

          "Approvals" shall have the meaning specified in Section 8(b).

          "Bankruptcy Code" shall mean Chapter 11 of the United States Bankruptcy Code.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Arizona.

          "Business Combination" means:

                (i) any merger or consolidation of the Company with or into Investor or any Affiliate of Investor;

                (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company to Investor or any Affiliate of Investor;

                (iii) any transaction with or involving the Company as a result of which Investor or any of Investor's Affiliates will, as a result of issuances of voting securities by the Company (or any other securities convertible into or exchangeable for such voting securities) acquire an increased percentage ownership of such voting securities, except pursuant to a transaction open on a pro rata basis to all holders of Class B Common; or

                (iv) any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

          "Class A Common" shall have the meaning specified in the second paragraph of this Agreement.

          "Class B Common" shall have the meaning specified in the second paragraph of this Agreement.

          "Common Stock" shall have the meaning specified in the second paragraph of this Agreement.

          "Company" shall have the meaning specified in the first paragraph of this Agreement.

          "Confirmation Date" shall mean the date on which the Confirmation Order is entered by the Bankruptcy Court.

          "Confirmation Order" shall have the meaning specified in the third paragraph of this Agreement.

          "Continental" shall mean Continental Airlines, Inc.

          "Creditors' Committee" shall mean the Official Committee of the Unsecured Creditors of America West Airlines, Inc. appointed in the Company's Chapter 11 case pending in the Bankruptcy Court.

          "Disclosure Statement" shall mean a disclosure statement with respect to the Plan.

          "Effective Date" shall mean the effective date of the Plan; provided that in no event shall the Effective Date be (a) earlier than 11 days after the Bankruptcy Court approves and enters the Confirmation Order providing for the confirmation of the Plan or (b) before all material Approvals are obtained.

          "Electing Party" shall have the meaning specified in Section 4(a)(2)(ii).

          "Equity Committee" shall mean the Official Committee of Equity Holders of America West Airlines, Inc. appointed in the Company's Chapter 11 case pending in the Bankruptcy Court.

          "Equity Holders" shall mean the Company's equity security holders (including holders of common stock and preferred stock) of record as of the applicable record date fixed by the Bankruptcy Court.

          "Governance Agreements" shall have the meaning specified in Section 6.

          "GPA" shall mean GPA Group plc or, if applicable, any direct or indirect subsidiary thereof.

          "GPA Put Agreement" shall have the meaning specified in Section 7(j).

          "Independent Directors" shall have the meaning specified in Section 6(a).

          "Initial Order" shall have the meaning specified in Section 8(a).

          "Investment" shall have the meaning specified in the third paragraph of this Agreement.

          "Investor" shall have the meaning specified in the first paragraph of this Agreement.

          "Mesa" shall mean Mesa Airlines, Inc.

          "Monthly Targets" shall mean the amounts specified in the Monthly Targets Schedule.

          "Monthly Targets Schedule" shall mean the letter agreement between the Company and Investor dated the date hereof.

          "Notes" shall have the meaning specified in the second paragraph of this Agreement. The Notes shall be subject to the terms and conditions set forth in Exhibit B hereto.

          "Outside Date" shall mean August 31, 1994; provided that Investor shall have the right from time to time to irrevocably extend the Outside Date to a date not later than November 30, 1994, but only if Investor gives the Company prior written notice of its election to extend the then current Outside Date (which notice shall specify the new Outside Date) and then only if, at the time of the giving of such notice, Investor is not in breach of any of its representations, warranties, covenants or obligations under this Agreement, the Procedures Agreement or any Related Agreement (excluding any breach by Investor which is not willful or intentional and which is capable of being cured on or before the new Outside Date). Unless waived by the Company, any notice given pursuant to this definition shall be delivered to the Company not less than 15 days prior to the then current Outside Date except that, in the event the Effective Date has not occurred for any reason arising within such 15-day period not due to a breach by Investor of any of its representations, warranties, covenants or agreements hereunder, such notice shall be given as soon as practicable but in no event later than the then current Outside Date.

          "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, any Regulatory Authority or any other entity or organization.

          "Plan" shall have the meaning specified in the third paragraph of this Agreement.

          "Plan 9" means the Company's Plan Revision No. 9 which consists of the Summary Pro Forma Financial Statements: June 1993 Through December 1994, dated July 15, 1993.

          "Plan R-2" shall mean the Company's Summary Pro Forma Financial Statements, 5 Year Plan: 1994 Through 1998, Plan No. R-2, dated January 13, 1994.

          "Procedures Agreement" shall have the meaning specified in the fourth paragraph of this Agreement.

          "Projections" shall mean the projections set forth in Plan 9 on pages 15 and 18 of Tab E and pages 7 and 8 of Tab F.

          "Purchase Price" shall have the meaning specified in Section 2.

          "Regulatory Approvals" shall mean all approvals, permits, authorizations, consents, licenses, rulings, exemptions and agreements required to be obtained from, or notices to or registrations or filings with, any Regulatory Authority (including the expiration of all applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) that are necessary or reasonably appropriate to permit the Investment and the other transactions contemplated hereby and by the Related Agreements and to permit the Company to carry on its business after the Investment in a manner consistent in all material respects with the manner in which it was carried on prior to the Effective Date or proposed to be carried on by the reorganized Company.

          "Regulatory Authority" shall mean any authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Related Agreements" shall have the meaning specified in Section 3.

          "Securities" shall mean the securities of the Company issued to the Unsecured Parties, Investor and its assigns and GPA under this Agreement. The Securities are described in Section 4.

          "Unsecured Creditors" shall mean, as of any date, the Persons holding of record as of such date the allowed or allowable prepetition unsecured claims without priority of the Company.

          "Unsecured Parties" shall mean the Equity Holders and the Unsecured Creditors.

          "Warrants" shall have the meaning specified in the second paragraph of this Agreement.

     SECTION 2. Commitment to Make Investment. Subject to the terms and conditions of this Agreement and the Procedures Agreement, on the Effective Date, the Company shall issue and sell and Investor shall purchase Securities in accordance with this Agreement and the Plan. Such Securities shall be issued, sold and delivered to Investor, its designees and/or one or more third party investors, and the $244,857,000 purchase price therefor, as such purchase price may be adjusted pursuant hereto (the "Purchase Price"), shall be paid by wire transfer of immediately available funds on the Effective Date.

     SECTION 3. Related Agreements. The agreements necessary to effect the Investment (the "Related Agreements," such term to include the Alliance Agreements and the Governance Agreements) shall be in form and substance reasonably satisfactory to Investor and the Company, and shall contain terms and provisions, including representations, warranties, covenants, warranty termination periods, materiality exceptions, cure opportunities, conditions precedent, anti-dilution provisions (as appropriate), and indemnities, as are in form and substance reasonably satisfactory to such parties; provided, however, that the Related Agreements shall contain provisions called for by, or otherwise consistent with, this Agreement.

     SECTION 4. Capitalization. (a) Upon consummation of the Plan, the capitalization of the Company shall be as follows:

          (1) Class A Common. There shall be 1,200,000 shares of Class A Common, all of which shares shall, in accordance with the Plan, be issued to Investor. Investor shall pay $8,960,400 for the Class A Common. At the option of the holders thereof, shares of Class A Common shall be convertible into shares of Class B Common on a share for share basis.

          (2) Class B Common. There shall be 43,800,000 shares of Class B Common, all of which shares shall, in accordance with the Plan, be issued as follows:

             (i) Investor. Investor shall be issued 13,875,000 shares plus the number of shares (if any) to be acquired by Investor pursuant to clause
        (ii) below minus the number of shares, if any, purchased by the Equity Holders pursuant to the second sentence of clause (iii) below. For each share of Class B Common issued to it, Investor shall pay $7.467; provided that (A) for each share acquired by Investor pursuant to clause
        (ii) below and (B) for each share not purchased by the Equity Holders pursuant to clause (iii) below, Investor shall pay $8.889.

             (ii) Unsecured Creditors. The Unsecured Creditors (or a trust created for their benefit) shall be issued 26,775,000 shares. Notwithstanding the foregoing, each Unsecured Creditor shall have the right to elect to receive cash equal to $8.889 for each share of Class B Common otherwise allocable to it under this clause (ii). The election of each such Person (the "Electing Party") must be made on or before the date fixed by the Bankruptcy Court for voting with respect to the Plan; provided, however, that in the event that such elections of all Electing Parties aggregate to more than $100 million, then (A) the amount of cash so paid shall be limited to $100 million and (B) the Electing Parties shall each receive proportionate amounts of cash and Class B Common in accordance with the Plan. Subject to the foregoing proviso, Investor shall increase the Investment by the amount necessary to pay all Electing Parties the cash amounts payable to them under this clause (ii) in respect of the shares of Class B Common specified in their elections and, upon payment of such amounts, such shares shall be issued to Investor without further consideration. Notwithstanding the foregoing, Investor's acquisition of shares of Class B Common pursuant to this clause (ii) shall, if permitted by applicable securities and other laws, be consummated immediately after the issuance of such shares to the Electing Parties on the Effective Date. If such shares are not so acquired post-consummation of the Plan, all shares of Class B Common acquired by Investor pursuant to this clause (ii) shall, for all purposes hereof, be deemed to be part of the Securities acquired by Investor hereunder.

             (iii) Equity Holders. The Equity Holders (or a trust created for their benefit) shall be issued 2,250,000 shares. In addition, the Equity Holders shall have the right to purchase up to 1,615,179 shares allocable to Investor pursuant to clause (i) above at $8.889 per share. Such election must be made by each Equity Holder on or before the date fixed by the Bankruptcy Court for voting with respect to the Plan. The Plan shall set forth the terms and conditions on which the foregoing rights may be exercised.

             (iv) GPA.  900,000 shares shall be issued to GPA.

          (3) Warrants. There shall be Warrants to purchase 10,384,615 shares of Class B Common at the exercise price as specified in and subject to the terms of Exhibit A hereto, and such Warrants shall, in accordance with the Plan, be issued as follows:

             (i) Warrants to purchase up to 2,769,231 shares of Class B Common shall be issued to Investor; and

             (ii) Warrants to purchase up to 6,230,769 shares of Class B Common shall be issued to the Equity Holders or a trust or trusts created for their benefit; and

             (iii) Warrants to purchase up to 1,384,615 shares of Class B Common shall be issued to GPA.

          (4) Senior Unsecured Notes. Investor shall, in accordance with the Plan and subject to the terms of Exhibit B hereto, be issued $100 million principal amount of Notes against payment in cash of not less than 100% of the principal amount thereof to the Company; provided, however, that the Company shall have the right, exercised at any time prior to the date fixed by the Bankruptcy Court for voting with respect to the Plan, to increase the principal amount of the Notes to be so purchased by Investor to up to $130 million. GPA shall, in accordance with the Plan, be issued $30,525,000 principal amount of Notes; provided, however, that GPA shall have the right to elect to receive cash in lieu of all or any portion of the Notes otherwise issuable to it under this paragraph (4), such election to be made on or before the date fixed by the Bankruptcy Court for voting with respect to the Plan.

     (b) Holders of the Class A Common shall have fifty votes per share. Holders of Class B Common shall have one vote per share. Holders of Class A Common and holders of Class B Common shall vote together as a single class except as otherwise required by law or the provisions of this Agreement. Investor may elect, with respect to any shares of Class B Common held by it, to suspend the voting rights relating to such shares by giving prior written notice to the Company, which notice shall describe such shares in reasonable detail and state whether or not the voting suspension is permanent or temporary and, if temporary, specify the period thereof.

     (c) Neither Investor nor any Affiliate of Investor or of any partner of Investor will transfer or otherwise dispose of any Common Stock (other than to an Affiliate of the transferor) if, after giving effect thereto and to any concurrent transaction, the total number of shares of Class B Common beneficially owned by the transferor is less than 200% of the total number of shares of Class A Common beneficially owned by the transferor; provided, however, than nothing in this paragraph (c) shall prohibit any Person from transferring or otherwise disposing, in a single transaction or a series of concurrent transactions, of all shares of Common Stock owned by such Person.

     SECTION 5. Business Alliance Agreements. Continental and the Company shall enter into mutually acceptable business alliance agreements on the Effective Date, which agreements may include, but shall not be limited to, agreements to share ticket counter space, ground handling agreements, agreements to link frequent flier programs, and combined purchasing agreements, and schedule coordination and code sharing agreements. On the Effective Date, Mesa shall enter into agreements with the Company extending the existing contractual arrangements between the Company and Mesa for five years from the Effective Date and modifying the termination provisions thereof consistent with such extension. Such agreements with Continental and Mesa are herein collectively referred to as the "Alliance Agreements".

     SECTION 6. Governance Agreements. On the Effective Date, the Company, Investor and Investor's partners (other than any such partner holding shares of Class B Common the voting rights with respect to which have been suspended as contemplated by Section 4(b)) shall enter into one or more written agreements (the "Governance Agreements") effectively providing as follows:

          (a) At all times during the three-year period commencing on the Effective Date, the Company's board of directors shall consist of 15 members designated as follows:

             (i) nine members (at least 8 of whom are U.S. citizens) shall be designated by Investor, with certain of the partners of Investor having the right to designate certain of Investor's designated directors;

             (ii) three members (at least two of whom are U.S. citizens) shall be designated by the Creditors Committee; provided that each such member shall be reasonably acceptable to Investor at the time of his or her initial designation;

             (iii) one member shall be designated by the Equity Committee; provided that such member shall be a U.S. citizen reasonably acceptable to Investor at the time of his or her initial designation;

             (iv) one member shall be designated by the Company's board of directors as constituted on the date preceding the Effective Date; provided that such member shall be a U.S. citizen reasonably acceptable to Investor at the time of his or her initial designation; and

             (v) one member shall be designated by GPA for so long as GPA shall own at least 2% of the voting equity securities of the Company; provided that such member shall be reasonably acceptable to Investor at the time of his or her initial designation.

     The directors (and their successors) referred to in clauses (ii), (iii) and
     (iv) above are hereinafter referred to collectively as the "Independent Directors."

          (b) In the case of the death, resignation, removal or disability of an Independent Director after the Effective Date, his or her successor shall be designated by the Stockholder Representatives, except that if such Independent Director was initially designated by the Creditors' Committee or the Equity Committee and if, at the time of such Independent Director's death, resignation, removal or disability (as the case may be), the Creditors' Committee or the Equity Committee (as the case may be) remains in effect, the successor to such Independent Director shall be designated by the Creditors' Committee or the Equity Committee (as the case may be). As used herein, "Stockholder Representatives" shall mean, collectively, (A) one individual who, on the date hereof, is serving as a director of the Company, (B) one individual who, on the date hereof, is serving as a member of the Creditors' Committee and (C) one individual who, on the date hereof, is serving as a member of the Equity Committee. The initial Stockholder Representatives shall be selected on or before the Effective Date (x) by the Company's board of directors in the case of the individual referred to in clause (A) above, (y) by the Creditors' Committee in the case of the individual referred to in clause (B) above and (z) by the Equity Committee in the case of the individual referred to in clause (C) above. In case of the death, resignation, removal or disability of a Stockholder Representative after the Effective Date, his or her successor shall be designated by the remaining Stockholder Representatives.

          (c) Until the third anniversary of the Effective Date, Investor will vote and cause to be voted all shares of Common Stock (other than those the voting rights of which have been suspended) owned by Investor or any of its partners or by the assignees or transferees of all or substantially all of the Common Stock owned by Investor or any of its partners (other than a Person who acquires such stock pursuant to a tender or exchange offer open to all stockholders of the Company) in favor of the election as directors of any and all individuals designated for such election as contemplated by clauses (ii), (iii), (iv) and (v) of paragraph (a) above.

          (d) No director nominated by Investor shall be an officer or employee of Continental. All Company directors, if any, who are selected by, or who are directors of, Continental shall recuse themselves from voting on, or otherwise receiving any confidential Company information regarding, matters in connection with negotiations between Continental and the Company (including, without limitation, those relating to the Alliance Agreements) and matters in connection with any action involving direct competition between Continental and the Company. All Company directors, if any, who are selected by, or who are directors, officers or employees of, Mesa shall recuse themselves from voting on, or otherwise receiving any confidential Company information regarding, matters in connection with negotiations between Mesa and the Company (including, without limitation, those relating to the Alliance Agreements) and matters in connection with any action involving direct competition between Mesa and the Company.

          (e) During the three-year period commencing on the Effective Date, the Company will not consummate any Business Combination unless such transaction shall be approved in advance by at least three Independent Directors or by a majority of the stock voted at the meeting held to consider such transaction which is owned by stockholders of the Company other than Investor or any of its Affiliates; provided, however, that neither Mesa nor any fund or account managed or advised by Fidelity Management Trust Company or its Affiliates (or any of their non-Affiliated transferees) will be deemed an Affiliate of Investor for purposes of voting on any Business Combination involving Continental.

     SECTION 7. Plan of Reorganization. The Plan shall (i) be proposed jointly by the Company and Investor, (ii) contain terms and conditions reasonably satisfactory to Investor and the Company, and (iii) include the following provisions; provided that Investor and the Company may, by mutual agreement, modify the Plan or otherwise restructure the Investment in a manner consistent with the contemplated economic consequences to the Company, Investor, the Unsecured Parties and GPA in order to enable the Company, as reorganized, to more fully utilize its existing tax attributes:

          (a) Debtor-in-Possession Financing. The Company's debtor-in-possession financing shall be repaid in full in cash on the Effective Date.

          (b) Administrative Claims. All allowed administrative claims shall be paid as required pursuant to Section 1129(a) of the Bankruptcy Code, provided that such claims do not exceed the amount set forth in Plan R-2 plus $15 million, and provided further that payment of such claims in excess of those set forth in Plan R-2 would not, if payment was to be made in the month immediately preceding the Effective Date, cause the Company to fail to meet any of the Monthly Targets for such month.

          (c) Tax Claims. All priority tax claims shall be paid over the maximum term permitted by the Bankruptcy Code, as determined by the Bankruptcy Court, with interest accruing at a rate determined by the Bankruptcy Court, provided that such claims do not exceed the amounts set forth in Plan R-2 plus $8.5 million, and provided further that payment of such claims in excess of those set forth in Plan R-2 would not, if payment was to be made in the month immediately preceding the Effective Date, cause the Company to fail to meet any of the Monthly Targets for such month.

          (d) Nontax Priority Claims. All nontax priority claims shall be paid as required pursuant to Section 507 of the Bankruptcy Code, provided that such claims do not exceed the amounts set forth in Plan R-2.

          (e) Secured Claims. Secured debt claims shall be treated as provided in Plan R-2 subject to (i) modification based on updated appraisals of collateral values to be conducted by the Company and consistent with the applicable provisions of the Bankruptcy Code, or (ii) such other terms as shall be reasonably satisfactory to the Company and Investor.

          (f) Unsecured Creditors. In consideration for the shares and cash issued or paid, as the case may be, to the Unsecured Creditors pursuant to
     Section 4(a)(2)(ii), the unsecured claims of the Unsecured Creditors shall be cancelled as specified in the Plan.

          (g) Equity Holders. In consideration for (A) the right to purchase shares pursuant to Section 4(a)(2)(iii), (B) the shares issued to the Equity Holders pursuant to Section 4(a)(2)(iii), and (C) the

     Warrants issued to the Equity Holders pursuant to Section 4(a)(3)(ii), the equity interests of the Equity Holders shall be cancelled as specified in the Plan.

          (h) Leases. All aircraft leases which have been assumed prior to the date hereof will be honored by the Company in accordance with their terms and without reduction of rentals thereunder, provided that with the consent of the Company, Investor and any applicable lessor, any such lease may be amended to reduce the rentals payable thereunder, it being understood that, in consideration of any such amendment and with the consent of the Creditors' Committee, securities of the Company may be issued to such lessors from securities otherwise allocable to the Unsecured Parties to the extent consistent with any agreement in writing entered into by Investor and the Equity Committee on or before the date hereof.

          (i) Kawasaki. The contractual right of Kawasaki Leasing International Inc. ("Kawasaki") to require the Company to lease certain aircraft and aircraft engines shall be modified on terms satisfactory to the Company, Investor and Kawasaki or, in the absence of such modification, honored.

          (j) GPA. In consideration for (A) the shares issued to GPA pursuant to Section 4(a)(2)(iv), (B) the Warrants issued to GPA pursuant to Section 4(a)(3)(iii), (C) the Notes and cash issued or paid, as the case may be, to GPA pursuant to Section 4(a)(4) and (D) the granting to GPA on the Effective Date of the right (the "New GPA Put") to require the Company to lease from GPA on or prior to June 30, 1999, up to eight aircraft of types consistent with the fleet currently operated by the Company, GPA shall, as specified in the Plan, cancel and waive all rights to put any aircraft to the Company which it may have pursuant to the Put Agreement between GPA and the Company, dated as of June 25, 1991 (the "GPA Put Agreement") and/or the related Agreement Regarding Rights of First Refusal for A320 Aircraft, dated as of September 1, 1992 (the "First Refusal Agreement") and all other claims of any kind or nature arising out of or in connection with the GPA Put Agreement and/or the First Refusal Agreement (other than claims for reimbursement of expenses incurred by GPA in connection therewith). Each such lease shall provide for the payment by the Company of a fair market rental (determined at or about the time of delivery of the related aircraft to the Company on the basis of rentals then prevailing in the marketplace for comparable leases of comparable aircraft to lessees of comparable creditworthiness); and each such lease shall have such other terms and provisions and be in such form as is agreed upon by the Company and GPA with the approval of Investor (which approval shall not be unreasonably withheld or delayed) and attached to the agreement pursuant to which GPA is granted the New GPA Put.

          (k) Prepetition Aircraft Purchase Contracts. The prepetition contract for the purchase of aircraft between the Company and The Boeing Company shall either be modified on terms satisfactory to Investor, the Company and The Boeing Company or, in the absence of such agreement, rejected. The Company's aircraft purchase contract with AVSA, S.A.R.L. ("Airbus") shall be amended on terms consistent with the provisions of the AmWest-A320 Term Sheet, dated as of February 23, 1994 by and between Investor and Airbus.

          (l) Employees. The Company shall have the right to release employees from all currently existing obligations to the Company in respect of shares of Company stock purchased by such employees pursuant to the Company's stock purchase plan, such release to be in consideration for the cancellation of such shares.

          (m) Exculpation. The Plan will contain customary exculpation provisions for the benefit of the Creditors' Committee and the Equity Committee and their respective professionals.

     SECTION 8. Conditions to Investor's Obligations Relating to the Investment. The obligations of Investor to consummate the Investment and the other transactions contemplated herein shall be subject to the satisfaction, or the written waiver by Investor, of the following conditions:

          (a) an initial order approving the Procedures Agreement, which order shall be in form and substance reasonably satisfactory to Investor (the "Initial Order"), shall have been entered by the Bankruptcy Court on or prior to May 6, 1994 and, once entered, shall be in effect and shall not be modified in any material respect or stayed;

          (b) subject to Section 10(b), the Company and Investor, as applicable, shall have received all Regulatory Approvals, which shall have become final and nonappealable or any period of objection by Regulatory Authorities shall have expired, as applicable, and all other material approvals, permits, authorizations, consents, licenses and agreements from other third parties that are necessary or appropriate to permit the Investment and the other transactions contemplated hereby and by the Related Agreements and to permit the Company to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on prior to the Effective Date (collectively with Regulatory Approvals, the "Approvals"), which Approvals shall not contain any condition or restriction that, in Investor's reasonable judgment, materially impairs the Company's ability to carry on its business in a manner consistent in all material respects with prior practice or as proposed to be carried on by the reorganized Company;

          (c) the certificate of incorporation and bylaws of the Company shall contain the terms contemplated by this Agreement and shall otherwise be reasonably satisfactory to Investor;

          (d) there shall be in effect no injunction, stay, restraining order or decree issued by any court of competent jurisdiction, whether foreign or domestic, staying the effectiveness of any of the Approvals, the Initial Order or the Confirmation Order, and there shall not be pending any request or motion for any such injunction, stay, restraining order or decree; provided, however, that the foregoing condition shall not apply to any such injunction, stay, order or decree requested, initiated or supported by Investor or any of its partners or other Affiliates or to any such request or motion made, initiated or supported by Investor or any its partners or other Affiliates;

          (e) there shall not be threatened or pending any suit, action, investigation, inquiry or other proceeding (collectively, "Proceedings") by or before any court of competent jurisdiction or Regulatory Authority (excluding the Company's bankruptcy case, but including adversary proceedings and contested matters in such bankruptcy case, and excluding any such Proceedings fully and accurately disclosed by the Company in
     Schedule I hereto), or any adverse development occurring since December 31, 1993 in any such Proceedings, which Proceedings or development, singly or in the aggregate, in the good faith judgment of Investor, are reasonably likely to have a material adverse effect on the Company's ability to carry on its business in a manner consistent in all material respects with prior practices or are reasonably likely to impair in any material respect Investor's ability to realize the intended benefits and value of this Agreement, the Procedures Agreement or any Related Agreement; provided, however, that the foregoing condition shall not apply to any such Proceeding or development requested, initiated or supported by Investor or any of its partners or other Affiliates;

          (f) the Company shall have delivered to Investor appropriate closing documents, including the instruments evidencing the Securities being issued to Investor, certifications of the Company officers (including, but not limited to, incumbency certificates, and certificates as to the truth and correctness of statements made in the Disclosure Statement or any other offering document distributed in connection with any securities issued in respect of this Agreement or the Related Agreements) and opinions of legal counsel, all of which shall be reasonably satisfactory to Investor;

          (g) by no later than March 31, 1994, the Company shall have delivered to Investor audited financial statements as of December 31, 1993, and for the year then ended, which statements shall reflect a financial performance and a financial position of the Company consistent in all material respects with the unaudited results previously announced by the Company for such year, and, if requested by Investor, the Company shall have discussed such financial statements with Investor and provided an opportunity for Investor to discuss such financial statements with the Company's auditors;

          (h) since December 31, 1993, except for the matters disclosed in
     Schedule I hereto, no material adverse change in the Company's condition (financial or otherwise), business, assets, properties, operations or relations with employees or labor unions shall have occurred and no matter (except for the matters disclosed in Schedule I hereto) shall have occurred or come to the attention of Investor that, in the reasonable judgment of Investor, is likely to have any such material adverse effect;

          (i) the following shall be true in all material respects (in each case based on the Company's actual monthly or daily financial statements, which shall be prepared by the Company in a manner consistent in all material respects with its historical monthly and daily financial statements previously furnished to Investor): (A) the Company's actual monthly Operating Cash Flow (as defined on the Monthly Targets Schedule) shall not, in any month, be less than the minimum amount therefor established as part of the Monthly Targets, (B) the Company's actual 4 month Rolling Cash Flow (as defined on the Monthly Targets Schedule) shall not be less, as of the end of any four calendar month period, than the minimum amount therefor established as part of the Monthly Targets, (C) the Company's actual end of month Reported Cash Balance (as defined in the Monthly Targets Schedule) shall not, as of the end of any calendar month, be less than the minimum amount therefor established as part of the Monthly Targets, (D) the Company's actual five-day average Minimum Cash Balance (as defined in the Monthly Targets Schedule) shall not be, as of the end of any five day period, less than the minimum amount therefor established as part of the Monthly Targets; (E) the Company shall not have taken any actions which the Company knew or reasonably should have known would likely impair or hinder in any material respect the Company's ability to achieve the Projections;
     (F) the amount and nature of the obligations and liabilities (including, without limitation, tax liabilities and administrative expense claims) required to be paid by the Company on the Effective Date or to be paid by the Company following the Effective Date pursuant to obligations assumed by the Company during the course of its bankruptcy proceedings shall not be in excess of the amounts reflected in Plan R-2 plus any additional allowances provided in Section 7 (as reduced by any repayments of the existing debtor-in-possession loan made on or prior to the Effective Date) and shall not be materially different in nature than those specified in Plan R-2 (except with respect to administrative claims not known to the Company when Plan R-2 was developed); and (G) the Company shall have paid all fees and expenses due Investor under the Procedures Agreement;

          (j) since the date hereof, there shall have occurred no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financial markets that impairs (or could reasonably be expected to impair) in any material respect the Company's ability to carry on its business in a manner consistent in all material respects with prior practice or impairs (or could reasonably be expected to impair) in any material respect Investor's ability to realize the intended benefits and value of this Agreement or any Related Agreement;

          (k) the Related Agreements, including all Alliance Agreements, to be executed by the Company shall have been executed by the Company on or before the Effective Date and, once executed, shall not have been modified without the consent of Investor, shall be in effect and shall not have been stayed;

          (l) the Company shall have performed in all material respects all obligations on its part required to be performed on or before the Effective Date under this Agreement, the Procedures Agreement and the Related Agreements and all orders of the Bankruptcy Court in respect thereof that are consistent with the provisions of such instruments;

          (m) all representations and warranties of the Company under this Agreement, the Procedures Agreement and the Related Agreements shall be true in all material respects as of the Effective Date;

          (n) the Plan and Disclosure Statement each shall have been filed by the Company on or prior to May 15, 1994, and, once filed, shall have been served by the Company on all appropriate parties and, once served, shall not have been modified in any material respect without the prior consent of Investor (which consent shall not be unreasonably withheld), withdrawn by the Company or dismissed;

          (o) the Disclosure Statement (in the form approved by the Bankruptcy Court and as amended or supplemented, if applicable) shall have been true and correct in all material respects as of the date first mailed to Unsecured Parties and as of the date fixed by the Bankruptcy Court for voting on the Plan and such Disclosure Statement shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein (taken as a whole), in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing condition shall not apply to statements or other information furnished or provided by Investor or any of its Affiliates for use in the Disclosure Statement;

          (p) the order approving the Disclosure Statement shall have been entered by the Bankruptcy Court on or prior to June 30, 1994, and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed;

          (q) the Plan (including all securities of the Company to be issued pursuant thereto and all contracts, instruments, agreements and other documents to be entered into in connection therewith), the Disclosure Statement and the Confirmation Order shall be consistent with the terms of this Agreement and otherwise reasonably satisfactory in form and substance to Investor;

          (r) the Confirmation Order shall have been entered by the Bankruptcy Court in form reasonably satisfactory to Investor on or before August 15, 1994, and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed and shall not be subject to any appeal;

          (s) the Effective Date shall have occurred on or prior to the Outside Date unless the reason therefor shall be attributable to the breach by Investor or its Affiliates of any of their respective representations, warranties, covenants or obligations contained herein or in the Procedures Agreement or any Related Agreement;.

          (t) either pursuant to the Confirmation Order or otherwise, the Bankruptcy Court shall have established one or more bar dates for administrative expense claims pursuant to an order reasonably acceptable to Investor, which bar date or dates shall occur on or before dates reasonably acceptable to Investor; and

          (u) the Securities and Exchange Commission shall have declared effective a shelf registration statement with respect to the Securities issuable to Investor.

In the event any of the conditions set forth in clause (a)-(n), (p) or (r) is not satisfied by the date specified in such clause (the "Deadline"), then, on the 15th day following the then current Deadline, the Deadline shall be automatically extended on a day-to-day basis unless the Company and Investor otherwise agree in writing or unless Investor gives a notice of termination to the Company pursuant to Section 20(b) of the Procedures Agreement within such 15-day period. If any Deadline is automatically extended as aforesaid, Investor may thereafter establish a new Deadline by giving notice to the Company specifying the new Deadline, provided that the new Deadline may not be sooner than 30 days after the date of such notice.

     SECTION 9.  Conditions to Company's Obligations Relating to
Investment. The Company's obligations to consummate or to cause the consummation of the issuance and sale of the Securities and the other transactions contemplated by this Agreement shall be subject to the satisfaction, or to the effective written waiver by the Company, of the condition described in Section 8(b) and the following additional conditions:

          (a) payment of the Purchase Price;

          (b) Investor shall have delivered to the Company appropriate closing documents, including, but not limited to, executed counterparts of the Related Agreements and certifications of officers, and opinions of legal counsel, all of which shall be reasonably satisfactory to the Company;

          (c) there shall be in effect no injunction, stay, restraining order or decree issued by any court of competent jurisdiction, whether foreign or domestic, staying the effectiveness of any of the Approvals, the Initial Order or the Confirmation Order, and there shall not be pending any request or motion for any such injunction, stay, restraining order or decree; provided, however, that the foregoing condition shall not apply to any such injunction, stay, order or decree requested, initiated or supported by the Company or to any such request or motion made, initiated or supported by the Company;

          (d) the Related Agreements to be executed by Investor or any of its partners shall have been executed by such parties on or before the Effective Date and, once executed, shall not have been modified without the consent of the Company, shall be in effect and shall not have been stayed;

          (e) Investor, Continental and Mesa shall have performed in all material respects all obligations on their part required to be performed on or before the Effective Date under this Agreement, the Procedures Agreement and the Related Agreements and all orders of the Bankruptcy Court in respect thereof that are consistent with the provisions of such instruments;

          (f) all representations and warranties of Investor, Continental and Mesa under this Agreement, the Procedures Agreement and the Related Agreements shall be true and correct in all material respects as of the Effective Date;

          (g) the Company shall be reasonably satisfied that the Alliance Agreements, when fully implemented, shall result in an increase to the Company's pretax income of not less than $40 million per year; provided, however, that Investor shall have no liability for any failure of the Company to achieve any such increase in net income except to the extent such failure results from a default by Investor or its partners pursuant to the terms of such Alliance Agreements;

          (h) since the date hereof, there shall have occurred (A) no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financial markets or (B) any adverse change in the condition (financial or otherwise), business, assets, properties or prospects of Continental or Mesa, in each case that materially impairs the ability of either Continental or Mesa to perform its obligations under the Alliance Agreements or the Company's ability to realize the intended benefits and value of this Agreement, the Alliance Agreements (as contemplated by clause (g) above) or the other Related Agreements;

          (i) since the time of their initial filing by the Company, neither the Plan nor the Disclosure Statement shall have been modified in any material respect without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), withdrawn by Investor or dismissed;

          (j) the certificate of incorporation and bylaws of the Company shall contain the terms contemplated by this Agreement and shall otherwise be reasonably satisfactory to the Company;

          (k) the Plan (including all Securities to be issued pursuant thereto and all contracts, instruments, agreements and other documents to be entered into in connection therewith), the Disclosure Statement and the Confirmation Order shall be consistent with the terms of this Agreement and otherwise reasonably satisfactory in form and substance to the Company;

          (l) the Confirmation Order shall have been entered by the Bankruptcy Court in form reasonably acceptable to the Company and, once entered, shall not have been modified in any material respect, shall be in effect and shall not have been stayed and shall not be subject to any appeal; and

          (m) the Effective Date shall have occurred on or prior to the Outside Date unless the reason therefor shall be attributable to the breach by the Company of any of its representations, warranties, covenants or obligations contained herein or in the Procedures Agreement or any Related Agreement.

     SECTION 10. Cooperation. (a) The Company and Investor will cooperate in a commercially reasonable manner, and will use their respective commercially reasonable efforts, to consummate the transactions contemplated hereby, including all commercially reasonable efforts to satisfy the conditions specified in this Agreement. The Company will use commercially reasonable efforts, and Investor will cooperate in a commercially reasonable manner in seeking, to obtain all Approvals.

     (b) Notwithstanding anything in Section 8 or 9 to the contrary, if prior to the Outside Date, the Department of Justice or any other Regulatory Authority raises any antitrust objection to the consummation of the Investment or the implementation of any Alliance Agreement, which objection has not been resolved on or before the Outside Date, Investor nevertheless shall be required to consummate the Investment and, to that end, agrees to timely make such adjustment to the composition of its partnership and to the Alliance Agreements as required to resolve such antitrust objection; provided, however, that nothing in this paragraph (b) shall affect the rights of the Company under Section 9(g) or obligate the Company to enter into or approve any adjustment or modification of the Alliance Agreements which, in the Company's reasonable judgment, is prejudicial to the Company or the Unsecured Parties in any material respect and which, if entered into or approved, would materially impair the Company's ability to realize the reasonably anticipated benefits of such Alliance Agreements.

     SECTION 11. Registration Rights Agreement. Investor and the Company will enter into a registration rights agreement on terms acceptable to Investor and the Company. The registration rights agreement will reflect the understanding of the parties with respect to their registration rights and obligations and will provide that Investor, its partners and any assignees and transferees, shall have the right to cause the Company to (i) include the Securities issuable to Investor pursuant to the Plan (including any such Securities issued or issuable in respect of the Warrants or by way of any stock dividend or stock split or in connection with any combination of shares, merger, consolidation or similar transaction), on customary terms, in "piggyback" underwritings and registrations and (ii) to effect, on customary terms, one demand registration under the Securities Act for the public offering and sale of the Securities issued to Investor under the Plan at any time after the third anniversary of the Effective Date.

     SECTION 12. Applicable Provisions of Law and Regulations. It is understood and agreed that this Agreement shall not create any obligation of, or restriction upon, the Company or Investor or the partners of Investor that would violate applicable provisions of law or regulation relating to ownership or control of a U.S. air carrier. At all times after the Effective Date, the certificate of incorporation of the Company shall provide that, in the event persons who are not U.S. citizens shall own (beneficially or of record) or have voting control over shares of Common Stock, the voting rights of such persons shall be subject to automatic suspension as required to ensure that the Company is in compliance with applicable provisions of law or regulation relating to ownership or control of a U.S. air carrier.

     SECTION 13. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows:

          (a) The Company has complied in all material respects with the terms of all orders of the Bankruptcy Court in respect of the Investment, this Agreement and the Procedures Agreement.

          (b) The Company has delivered to Investor copies of the audited balance sheets of the Company as of December 31, 1992 and the statements of income, stockholders equity and cash flows for the years then ended, together with the notes thereto. Such financial statements, and when delivered to Investor the financial statements of the Company referred to in Section 8(g) will, present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the financial position and results of operations of the Company as of the dates and for the periods therein set forth.

          (c) When delivered to Investor, the unaudited financial statements of the Company referred to in Section 15(b)(ii) will (i) present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed therein and subject to normal year-end audit adjustments), the financial position and results of operations of the Company as of the date and for the period therein set forth, it being understood and agreed, however, that the foregoing representation relating to conformity with generally accepted accounting principles is being made only to the extent such principles are applicable to interim unaudited reports and (ii) reflect a financial position and results of operations not materially worse than those set forth in the pro forma financial statements contained in Plan 9.

          (d) The Projections and the Monthly Targets were prepared in good faith on a reasonable basis, and when prepared represented the Company's best judgment as to the matters set forth therein, taking into account all relevant facts and circumstances known to the Company. Nothing has come to the Company's attention since the dates on which the Projections and the Monthly Targets, respectively, were prepared which causes the Company to believe that any of the projections and other information contained therein were misleading or inaccurate in any material respect as of such dates. It is specifically understood and agreed that the delivery of the Projections and the Monthly Targets shall not be regarded as a representation, warranty or guarantee that the particular results reflected therein will in fact be achieved or are likely to be achieved.

          (e) No written statement, memorandum, certificate, schedule or other written information provided (or to be provided) to Investor or any of its representatives by or on behalf of the Company in connection with the transactions contemplated hereby, when viewed together with all other written statements and information provided to Investor and its representatives by or on behalf of the Company, in light of the circumstances under which they were made, (i) contains or will contain any materially misleading statement or (ii) omits or will omit to state any material fact necessary to make the statements therein not misleading.

          (f) The board of directors of the Company has approved the Investment and Investor's acquisition of Securities hereunder for purposes of, and in accordance with the provisions and requirements of, Section 203(a)(1) of the General Corporation Law of the State of Delaware and, as a consequence, Investor will not be subject to the provisions of such Section with respect to any "business combination" between Investor and the Company (as such term is defined in said Section 203).

     SECTION 14. Representations and Warranties of Investor. Investor represents and warrants to the Company as follows:

          (a) The general and limited partners of Investor (other than one such partner which will elect to suspend the voting rights of its Securities as contemplated by Section 4(b)) are U.S. citizens within the meaning of
     Section 101(16) of the Federal Aviation Act of 1958, as amended.

          (b) Investor has, or has commitments for, sufficient funds to pay the Purchase Price and otherwise perform its obligations under this Agreement.

          (c) No written statement, memorandum, certificate, schedule or other written information provided (or to be provided) to the Company or any of its representatives by or on behalf of Investor in connection with the transactions contemplated by the Alliance Agreements, when viewed together with all other written statements and information provided to the Company and its representatives by or on behalf of Investor, in light of the circumstances under which they were made, (i) contains or will contain any materially misleading statement or (ii) omits or will omit to state any material fact necessary to make the statements therein not misleading.

     SECTION 15. Covenants. (a) Investor covenants (i) to support, subject to management's recommendation, increases in employee compensation through 1995 at least equal to those set forth in Plan R-2 and (ii) after the Effective Date, to cause the board of directors of the Company to consider implementation of a broad based employee incentive compensation plan and a management stock incentive plan.

     (b) The Company covenants (i) to use commercially reasonable efforts to cause the shelf registration statement referred to in Section 8(u) to remain effective for three years following its effective date and (ii) as soon as available, to deliver to Investor a copy of the unaudited balance sheet of the Company as of the end of each fiscal quarter of the Company prior to the Effective Date and the unaudited statements of income and cash flows for the periods then ended.

     SECTION 16. Certain Taxes. The Company shall bear and pay all transfer, stamp or other similar taxes (if any are not exempted under Section 1146 of the Bankruptcy Code) imposed in connection with the issuance and sale of the Securities.

     SECTION 17. Administrative Expense. All amounts owed to Investor or its assignees by the Company under this Agreement, the Related Agreements, the Procedures Agreement and all orders of the Bankruptcy Court in respect thereof shall be treated as an allowed administrative expense priority claim under
Section 507(a)(1) of the Bankruptcy Code.

     SECTION 18. Incorporation by Reference. The provisions set forth in the Procedures Agreement, including, but not limited to, the provisions regarding confidentiality, liability indemnity and termination, are hereby incorporated by reference and such provisions shall have the same force and effect herein as if they were expressly set forth herein in full.

     SECTION 19. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier to the parties at the following addresses or facsimile numbers:

     If to the Company:  America West Airlines, Inc.
                         4000 East Sky Harbor Boulevard
                         Phoenix, Arizona 85034
                         Attention: William A. Franke and Martin J. Whalen
                         Fax Number: (602) 693-5904
        with a copy to:  LeBoeuf, Lamb, Greene & MacRae
                         633 17th Street, Suite 2800
                         Denver, Colorado 80202
                         Attention: Carl A. Eklund
                         Fax Number: (303) 297-0422
         and a copy to:  Andrews & Kurth L.L.P.
                         4200 Texas Commerce Tower
                         Houston, Texas 77002
                         Attention: David G. Elkins
                         Fax Number: (713) 220-4285
         and a copy to:  Murphy, Weir & Butler
                         101 California Street, 39th Floor
                         San Francisco, California 94111
                         Attention: Patrick A. Murphy
                         Fax Number: (415) 421-7879
         and a copy to:  Lord, Bissell and Brook
                         115 South LaSalle Street
                         Chicago, IL 60603
                         Attention: Benjamin Waisbren
                         Fax Number: (312) 443-0336
        If to Investor:  AmWest Partners, L.P.
                         201 Main Street, Suite 2420
                         Fort Worth, Texas 76102
                         Attention: James G. Coulter
                         Fax Number: (817) 871-4010
        with a copy to:  Arnold & Porter
                         1200 New Hampshire Ave., N.W.
                         Washington, D.C. 20036
                         Attention: Richard P. Schifter
                         Fax Number: (202) 872-6720
         and a copy to:  Jones, Day, Reavis & Pogue
                         North Point 901 Lakeside Avenue
                         Cleveland, Ohio 44114
                         Attention: Lyle G. Ganske
                         Fax Number: (216) 586-7864

         and a copy to:  Goodwin, Procter & Hoar
                         Exchange Place
                         Boston, MA 02109
                         Attention: Laura Hodges Taylor, P.C.
                         Fax Number: (617) 523-1231
         and a copy to:  Murphy, Weir & Butler
                         101 California Street, 39th Floor
                         San Francisco, California 94111
                         Attention: Patrick A. Murphy
                         Fax Number: (415) 421-7879
         and a copy to:  Lord, Bissell and Brook
                         115 South LaSalle Street
                         Chicago, IL 60603
                         Attention: Benjamin Waisbren
                         Fax Number: (312) 443-0336

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or by express courier in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Either party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     SECTION 20. Governing Law. Except to the extent inconsistent with the Bankruptcy Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Arizona, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     SECTION 21. Amendment. This Agreement may only be amended, waived, supplemented or modified by a written instrument signed by authorized representatives of Investor and the Company. Investor may extend the time for satisfaction of the conditions set forth in Section 8 (prior to or after the relevant date) by notifying the Company in writing. The Company may extend the time for satisfaction of the conditions set forth in Section 9 (prior to or after the relevant date) by notifying Investor in writing.

     SECTION 22. No Third Party Beneficiary. This Agreement and the Procedures Agreement are made solely for the benefit of the Company and Investor and their respective permitted assigns, and no other Person (including, without limitation, employees, stockholders and creditors of the Company) shall have any right, claim or cause of action under or by virtue of this Agreement or the Procedures Agreement, except to the extent such Person is entitled to protection as contemplated by Section 28(b) or to expense reimbursement pursuant to the Procedures Agreement or may assert a claim for indemnity pursuant to the Procedures Agreement.

     SECTION 23. Assignment. Except as otherwise provided herein, Investor may assign all or part of its rights under this Agreement to any of its partners (each of whom may assign all or part to its Affiliates) or to any fund or account managed or advised by Fidelity Management Trust Company or any of its Affiliates and may assign any Securities (or the right to purchase any Securities) to any lawfully qualified Person or Persons, and the Company may assign this Agreement to any Person with which it may be merged or consolidated or to whom substantially all of its assets may be transferred in facilitation of the consummation of the Plan and the effectuation of the issuance and sale of the Securities as contemplated hereby or by the Related Agreements. None of such assignments shall relieve the Company or Investor of any obligations hereunder, under the Procedures Agreement or under the Related Agreements.

     SECTION 24. Counterparts. This Agreement may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument. With respect to signatures transmitted by telecopy, upon request by either party to the other party, an original signature of such other party shall promptly be substituted for its facsimile.

     SECTION 25. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, rules or regulations, and if the rights or obligations of Investor and the Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible. If the rights and obligations of Investor or the Company will be materially and adversely affected by any such provision held to be illegal, invalid or unenforceable, then unless such provision is waived in writing by the affected party in its sole discretion, this Agreement shall be null and void.

     SECTION 26. Tagalong Rights. On the Effective Date, Investor shall enter into a written agreement for the benefit of all holders of Class B Common (other than Investor and its Affiliates) whereby Investor shall agree, for a period of three years after the Effective Date, not to sell, in a single transaction or related series of transactions, shares of Common Stock representing 51% or more of the combined voting power of all shares of Common Stock then outstanding unless such holders shall have been given a reasonable opportunity to participate therein on a pro rata basis and at the same price per share and on the same economic terms and conditions applicable to Investor; provided, however, that such obligation of Investor shall not apply to any sale of shares of Common Stock made by Investor (i) to any Affiliate of Investor, (ii) to any Affiliate of Investor's partners, (iii) pursuant to a bankruptcy or insolvency proceeding, (iv) pursuant to judicial order, legal process, execution or attachment, (v) in a widespread distribution registered under the Securities Act of 1933, as amended ("Securities Act") or (vi) in compliance with the volume limitations of Rule 144 (or any successor to such Rule) under the Securities Act.

     SECTION 27. Stock Legend. All securities issued to Investor pursuant to the Plan shall be conspicuously endorsed with an appropriate legend to the effect that such securities may not be sold, transferred or otherwise disposed of except in compliance with (i) Section 26 and (ii) applicable securities laws.

     SECTION 28. Directors' Liability and Indemnification. (a) Upon, and at all times after, consummation of the Plan, the certificate of incorporation of the Company shall contain provisions which (i) eliminate the personal liability of the Company's former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law and (ii) require the Company, subject to appropriate procedures, to indemnify the Company's former, present and future directors and executive officers to the fullest extent permitted by applicable law. In addition, upon consummation of the Plan, the Company shall enter into written agreements with each person who is a director or executive officer of the Company on the date hereof providing for similar indemnification of such person and providing that no recourse or liability whatsoever with respect to this Agreement, the Procedures Agreement, the Related Agreements, the Plan or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of the Company against such person. Notwithstanding anything contained herein to the contrary, the provisions of this Section 28(a) shall not be applicable to any person who ceased being a director of the Company at any time prior to March 1, 1994.

     (b) Investor agrees, on behalf of itself and its partners, that no recourse or liability whatsoever (except as provided by applicable law for intentional fraud, bad faith or willful misconduct) shall be had, directly or indirectly, against any person who is a director or executive officer of the Company on the date hereof with respect to this Agreement, the Procedures Agreement, the Related Agreements, the Plan or the consumma-tion of the transactions contemplated hereby or thereby, such recourse and liability, if any, being expressly waived and released by Investor and its partners as a condition of, and in consideration for, the execution and delivery of this Agreement.

     SECTION 29. Jurisdiction of Bankruptcy Court. The parties agree that the Bankruptcy Court shall have and retain exclusive jurisdiction to enforce and construe the provisions of this Agreement.

     SECTION 30. Interpretation. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. The Section headings herein are for convenience only and shall not affect the construction hereof. No provision of this Agreement shall be interpreted or construed against either party solely because such party or its legal representative drafted such provision.

     SECTION 31. Termination. This Agreement shall terminate concurrently with the termination of the Procedures Agreement.

     SECTION 32. Entire Agreement. The Agreement supersedes any and all other agreements (oral or written) between the parties in respect to the subject matter hereof other than the Procedures Agreement.

                                          AMWEST PARTNERS, L.P.

                                          By: AmWest Genpar, Inc.,
                                              its General Partner

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

Accepted and Agreed to
this 21st day of April, 1994.

AMERICA WEST AIRLINES, INC.
as Debtor and Debtor-in-Possession

By:
- - --------------------------------------
Title:
- - --------------------------------------

                             PLAN OF REORGANIZATION

                                   EXHIBIT B

                            STOCKHOLDERS' AGREEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          STOCKHOLDERS' AGREEMENT FOR
                          AMERICA WEST AIRLINES, INC.

     THIS STOCKHOLDERS' AGREEMENT FOR AMERICA WEST AIRLINES, INC. (this
"Agreement") is entered into as of this      day of             , 1994 by and
among AmWest Partners, L.P., a Texas limited partnership ("AmWest"), GPA Group plc, a corporation organized under the laws of Ireland ("GPA"),
                    ,                     and                     (collectively,
the "Stockholder Representatives"), and America West Airlines, Inc., a Delaware corporation (the "Company").

                                   RECITALS:

     WHEREAS, on June 27, 1991, the Company filed a case seeking relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"); and

     WHEREAS, on December 8, 1993, the Bankruptcy Court entered an Order on Motion to Establish Procedures for Submission of Investment Proposals (the "Procedures Order"); and

     WHEREAS, pursuant to the Procedures Order, AmWest and the Company have entered into that certain Third Revised Investment Agreement dated April 21, 1994 (the "Investment Agreement"), contemplating an investment by AmWest in the Company (the "Investment") and providing for the consummation of the Company's Plan of Reorganization (the "Plan"); and

     WHEREAS, on             , 1994, the Bankruptcy Court entered an order
confirming the Plan; and

     WHEREAS, in consideration of the Investment, the Company has issued common stock of the Company ("Common Stock") consisting of Class A Common Stock ("Class A Common") and Class B Common Stock ("Class B Common") and warrants to purchase Class B Common to AmWest; and

     WHEREAS, in exchange for the release and modification of certain agreements and claims, the Company has issued shares of Class B Common and warrants to purchase Class B Common to GPA; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Official Committee of Equity Holders of America West Airlines, Inc., appointed in the Company's Chapter 11 case (the "Equity Committee") has appointed as a Stockholder Representative; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Official Committee of Unsecured Creditors of America West Airlines, Inc., appointed in the Company's Chapter 11 case (the "Creditors' Committee") has appointed as a Stockholder Representative; and

     WHEREAS, pursuant to Section 6(b) of the Investment Agreement, the Board of Directors of the Company, as constituted prior to consummation of the Plan, has
appointed                as a Stockholder Representative; and

     WHEREAS, the parties hereto have agreed to enter into this Agreement pursuant to Section 218(c) of Title 8 of the Delaware Code (the "General Corporation Law").

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

     "Affiliate" shall mean (i) when used with reference to any partnership, any person or entity that, directly or indirectly, owns or controls ten percent (10%) or more of either the capital or profit interests of such partnership or is a partner of such partnership or is a person or entity in which such partnership has a ten percent (10%) or greater direct or indirect equity interest and (ii) when used with reference to any corporation, any person or entity that, directly or indirectly, owns or controls ten percent (10%) or more of the outstanding voting securities of such corporation or is a person or entity in which such corporation has a ten percent (10%) or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any person or entity, shall also mean any other person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. As used in the preceding sentence, (A) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (B) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Company nor any Fidelity Fund will be deemed to be an Affiliate of AmWest or any of its partners.

     "Alliance Agreements" shall have the meaning set forth in the Investment Agreement.

     "AmWest Director" shall mean a director of the Company designated by AmWest pursuant to Section 2.1(a).

     "Annual Meeting" shall mean an annual meeting of the shareholders of the Company.

     "Board" shall mean the Company's Board of Directors.

     "Bylaws" shall mean the Restated Bylaws adopted by the Company in accordance with Section 303 of the General Corporation Law pursuant to the Plan.

     "Citizens of the United States" shall have the meaning set forth in Section 1301, Title 49, United States Code, as now in effect or as it may hereafter from time to time be amended.

     "Continental" shall mean Continental Airlines, Inc. or any successor.

     "Creditors' Committee Director" shall mean a director of the Company designated by the Creditors' Committee or otherwise pursuant to Section 2.1(b).

     "Effective Date" shall mean the date upon which the Restated Certificate of Incorporation becomes effective in accordance with the Plan and the General Corporation Law.

     "Equity Committee Director" shall mean a director of the Company designated by the Equity Committee or otherwise pursuant to Section 2.1(b).

     "Fidelity Fund" shall mean a fund or account managed or advised by Fidelity Management Trust Company or any of its Affiliates or successor(s).

     "GPA Director" shall mean a director of the Company designated by GPA pursuant to Section 2.1(c).

     "Independent Company Director" shall mean a director of the Company designated pursuant to Section 2.1(b).

     "Independent Directors" shall mean, collectively, the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director.

     "Mesa" shall mean Mesa Airlines, Inc. or any successor.

     "Public Offering" shall have the meaning set forth in Section 4.2.

     "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation adopted by the Company in accordance with Section 303 of the General Corporation Law pursuant to the Plan.

     "Stockholder Representatives" shall mean the persons identified as such in the recitals set forth above; provided that in the case of the death, resignation, removal or disability of a Stockholder Representative, his or her successor shall be designated by the remaining Stockholder Representatives, and upon providing a written acknowledgment to such effect to all other parties hereto and agreeing to be bound and subject to the terms hereof, shall become a Stockholder Representative.

     "Third Annual Meeting" shall mean the first Annual Meeting after the third anniversary of the Effective Date.

2. DESIGNATION AND VOTING FOR COMPANY DIRECTORS.

     2.1 Until the Third Annual Meeting, subject to the exception set forth in
Section 4.7(a), the Board shall consist of up to fifteen (15) persons, of whom nine (9) persons shall be AmWest Directors, five (5) persons shall be Independent Directors and up to one (1) person shall be a GPA Director, all designated in accordance with the following procedure:

          (a) The AmWest Directors designated on Exhibit A hereto shall serve until the first Annual Meeting following the Effective Date and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. No less than thirty
     (30) days in advance of each Annual Meeting prior to (but not including) the Third Annual Meeting, and no less than five (5) days in advance of any other meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by an AmWest Director because of death, disability, removal, resignation, or otherwise, AmWest shall give written notice to the other parties hereto designating the individual or individuals to serve as AmWest Directors. For so long as AmWest and/or its Affiliates holds at least five percent (5%) of the voting equity securities of the Company, GPA agrees to vote the Common Stock held and controlled by it and to cause the GPA Director to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees. The Stockholder Representatives agree to recommend to the Independent Directors to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees.

          (b) Three (3) Creditors' Committee Directors, one (1) Equity Committee Director, and one (1) Independent Company Director, each as designated on Exhibit A hereto, shall serve until the first Annual Meeting following the Effective Date and until the successor to each such director shall be duly elected and qualified, or until their death, disability, removal or resignation. Until the Third Annual Meeting, the Company shall nominate for reelection, and AmWest and GPA shall vote the Common Stock held and controlled by them in favor of, each Independent Director designated on Exhibit A for so long as he or she continues to serve on the Board. No less than five (5) days in advance of any meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by an Independent Director because of death, disability, removal, resignation or otherwise (a "Successor Independent Director"), and no less than thirty
     (30) days in advance of an Annual Meeting prior to (but not including) the Third Annual Meeting at which the term of any Successor Independent Director will expire, the Stockholder Representatives shall give written notice to the other parties hereto designating the individuals to serve as Independent Directors; except that if the Creditors' Committee or the Equity Committee remain in effect, they shall have the right to designate the Creditors' Committee Directors and the Equity Committee Director, respectively, or the individuals to fill vacancies thereof, by giving written notice to the other parties hereto in accordance with the terms set forth above and provided that the Stockholder Representatives shall select any Successor Independent Director to replace the Independent Company Director from among the executive officers of the Company. Each of AmWest and GPA agrees to vote the Common Stock held and controlled by them and to cause the AmWest Directors and the GPA Director, respectively, to vote or provide written consents in favor of such designees and to take any other action necessary to elect such designees; provided that each Independent Director shall be reasonably acceptable to AmWest at the time of his or her initial designation.

          (c) The GPA Director designated on Exhibit A hereto shall serve until the first Annual Meeting following the Effective Date and until the successor to such director shall be duly elected and qualified or until his or her death, disability, removal, or resignation. No less than thirty (30) days in advance of each Annual Meeting prior to (but not including) the Third Annual Meeting, and no less than five (5) days in advance of any other meeting of the Board at which a director will be elected to sit on the Board in a seat vacated by the GPA Director because of death, disability, removal, resignation or otherwise, GPA shall give written notice to the other parties hereto designating the individual to serve as GPA Director. Unless the rights of GPA hereunder have been terminated pursuant to Section 6.2, AmWest agrees to vote the Common Stock held and controlled by it, and to cause the AmWest Directors, and the Stockholder Representatives agree to recommend to the Independent Directors, to vote or provide written consents in favor of such designee and to take any other action necessary to elect such designee; provided that the GPA Director shall be reasonably acceptable to AmWest at the time of his or her initial designation.

          (d) Except as otherwise provided herein, each of AmWest, the Stockholder Representatives, and GPA agrees to nominate or cause the nomination of the AmWest Directors, the Independent Directors, and the GPA Director, respectively, in accordance with the Bylaws.

          (e) Notwithstanding the foregoing, no party hereto shall be obligated to vote any shares for which the voting rights have been suspended, whether voluntarily or involuntarily.

          (f) In the event that AmWest, the Creditors' Committee or Equity Committee (for so long as each is in existence and has the ability to designate a director as herein provided), the Stockholder Representatives, or GPA shall fail or refuse to designate a nominee to the Board for a position allocated to and to be filled by such group or entity as herein provided, such position shall not be filled and shall remain vacant unless and until such designation shall be made as herein provided.

          (g) In the event that the rights and obligations of GPA with respect to this Agreement are terminated in accordance with Section 6.2, GPA agrees to cause the resignation of, or provide notice to the other parties hereto as provided in subsection (h)(i) below requesting removal of the GPA Director, at which time the Board shall be reduced to fourteen (14) persons.

          (h) The parties hereto agree to (i) vote the Common Stock held and controlled by them in favor of the removal from the Board, upon notice by the group or entity having the right to designate such director under this
     Section 2.1 and requesting such removal, of any person or persons designated to the Board by such group or entity, and (ii) to vote the Common Stock held and controlled by them (other than stock held individually by any Stockholder Representative) and to cause (or in the case of the Stockholder Representatives, recommend to) the directors designated by them to vote or take such action as may be required under the General Corporation Law or otherwise to implement the provisions of this Agreement. The group or entity who has nominated any director in accordance with this Agreement shall have the exclusive right to remove or replace such director by written notice as herein provided; except that nothing in this agreement shall be construed to limit or prohibit the removal of any director for cause.

     2.2 Until the Third Annual Meeting, at least eight of the AmWest Directors, at least two of the Creditors' Committee Directors, the Equity Committee Director, and the Independent Company Director shall each be Citizens of the United States.

     2.3 AmWest agrees that no AmWest Director shall be an officer or employee of Continental.

3. VOTING ON CERTAIN MATTERS.

     3.1 Any Director who is selected by, or who is a director of, Continental shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Continental and the Company (including, without limitation, negotiation between Continental and the Company of the Alliance Agreements) and matters in connection with any action involving direct competition between Continental and the Company. Any Director who is selected by, or who is a director, officer or employee of, Mesa shall recuse himself or herself from voting on, or otherwise receiving any confidential information regarding, matters in connection with negotiations between Mesa and the Company (including, without limitation, negotiation between Mesa and the Company of the Alliance Agreements) and matters in connection with any action involving direct competition between Mesa and the Company.

     3.2 Until the Third Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of each class of common stock of the Company entitled to vote (excluding any shares owned by AmWest or any of its Affiliates, but not, however, excluding shares owned, controlled or voted by Mesa or any of its transferees that are not otherwise Affiliates of AmWest), voting as a single class, shall be required to approve, adopt or authorize:

          (a) Any merger or consolidation of the Company with or into AmWest or any Affiliate of AmWest;

          (b) Any sale, lease, exchange, transfer, or other disposition by the Company of all or any substantial part of the assets of the Company to AmWest or any Affiliate of AmWest;

          (c) Any transaction with or involving the Company as a result of which AmWest or any of AmWest's Affiliates will, as a result of issuances of voting securities by the Company (or any other securities convertible into or exchangeable for such voting securities), acquire an increased percentage ownership of such voting securities, except for (i) the exercise of Warrants issued under the Plan, (ii) the conversion of Class A Common held by it to Class B Common, or (iii) otherwise pursuant to a transaction in which all holders of Class B Common may participate on a pro rata basis at the same price per share and on the same economic terms, including, without limitation, (A) a tender or exchange offer for all shares of the Common Stock and (B) a Public Offering; or

          (d) Any related series or combination of transactions having or which will have, directly or indirectly, the same effect as any of the foregoing.

     At the request of any party proposing such a transaction and subject to approval by the Board, the Company agrees to put to a vote of the shareholders the approval of any transaction referred to in subparagraphs (a) through (d) above (excluding the excepted transactions referred to in clauses (i), (ii), and (iii) of subparagraph (c)) at the next regular or any duly convened special meeting of the shareholders of the Company. The voting requirements specified above shall not be applicable to a proposed action which has been approved or recommended by at least three Independent Directors.

4. FURTHER COVENANTS.

     4.1 Neither AmWest nor any partner or Affiliate of AmWest or of any partner of AmWest shall sell or otherwise transfer any Common Stock (other than to an Affiliate of the transferor) if, after giving effect thereto and to any related transaction, the total number of shares of Class B Common beneficially owned by the transferor is less than twice the total number of shares of Class A Common beneficially owned by the transferor; provided, however, that nothing contained in this Section 4.1 shall prohibit any owner of Common Stock from selling or otherwise transferring, in a single transaction or related series of transactions, all shares of Common Stock owned by it, subject to the remaining provisions of this Agreement.

     4.2 AmWest agrees that its constituent documents shall at all times require that this Agreement be binding upon all general and limited partners of AmWest and any Affiliate of AmWest or such partners who hold or receive shares of the Company for their own account or direct the voting of any shares held by AmWest and upon any assignees or transferees in a single transaction or a related series of transactions of all or substantially all of the Common Stock owned by AmWest or any of its partners or Affiliates of AmWest or any of their partners; except any assignment or transfer made contemporaneous with the consummation of the Plan to any Fidelity Fund or Funds; and except any assignee or transferee who acquires such Common Stock pursuant to (i) a tender or exchange offer open to all shareholders of the Company on a pro rata basis at the same price per share and on the same economic terms, (ii) a distribution registered under the Securities Act of 1933 (as amended, the "Securities Act") (a "Public Offering"), or (iii) a transfer made pursuant to Rule 144 (as amended, "Rule 144") under the Securities Act. AmWest shall not sell or transfer (including upon dissolution of AmWest) any Common Stock held by it to any of its general or limited partners, to any Fidelity Fund, or to any Affiliate of AmWest or such partners and AmWest shall not sell or transfer all or substantially all of the Common Stock held by it in a single transaction or a related series of transactions, except in accordance with clauses (i), (ii) or (iii), above, unless and until it causes any assignee or transferee to provide a written acknowledgment to the other parties hereto that it accepts and is bound and subject to the terms of this Agreement.

     4.3 AmWest covenants and agrees that it shall not sell, in a single transaction or a related series of transactions, shares of Common Stock representing fifty one percent (51%) or more of the combined voting power of all shares of Common Stock then outstanding, other than (i) pursuant to or in connection with a tender or exchange offer for all shares of Common Stock and for the benefit of all holders of Class B Common on a pro rata basis at the same price per share and on the same economic terms,
(ii) to any Affiliate of AmWest, (iii) to any Affiliate of AmWest's partners,
(iv) pursuant to a bankruptcy or insolvency proceeding, (v) pursuant to a judicial order, legal process, execution or attachment, or (vi) in a Public Offering.

     4.4 Within ten (10) days of the Effective Date, AmWest shall file with the Securities and Exchange Commission, a Schedule 13D pursuant to Regulation 13D-G ("Regulation 13D-G") under the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and shall amend such filing as required by Regulation 13D-G. Each other party hereto covered by such filing covenants and agrees to promptly provide to AmWest all information pertaining to such party and necessary to make such amendments and to notify AmWest of any changes in facts or circumstances pertaining to such party that would require any amendments under Regulation 13D-G.

     4.5 AmWest agrees that it shall not cause any amendment to the provisions of the Restated Certificate of Incorporation or the Bylaws or otherwise take any action that supersedes or materially adversely affects or impairs the rights and obligations of the parties under this Agreement or is contrary to the provisions of this Agreement.

     4.6 (a) Each certificate evidencing shares of Common Stock issued to AmWest or any of its partners, GPA and any of their respective Affiliates, and any assignee or transferee bound by the terms hereof, including shares of Common Stock issued in connection with the exercise of any warrant, so long as such Common Stock is held by them and prior to the termination or expiration of this Agreement, shall be conspicuously stamped or marked with a legend including substantially as follows:

     THE RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE SHALL BE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN STOCKHOLDERS' AGREEMENT
     DATED             , 1994, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL
     OFFICE OF AMERICA WEST AIRLINES, INC.

and each such certificate, for so long as such certificate is held by AmWest or any of its partners and any of their respective Affiliates and any assignee or transferee bound by the terms hereof and prior to the termination or expiration of this Agreement, shall include in such legend the following:

     THIS CERTIFICATE AND ANY INTEREST HEREIN MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AFORESAID STOCKHOLDERS' AGREEMENT.

     (b) All certificates evidencing shares of Common Stock and warrants of the Company that have not been registered pursuant to the Securities Act of 1933, as amended, and that are not exempt from registration under Section 1145 of the Bankruptcy Code, shall at all times be conspicuously stamped or marked with a legend including substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR AN EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.

     (c) Upon the termination of this Agreement, the Company shall, without charge and upon surrender of certificates by the holders thereof and written request cancel all certificates evidencing shares of Common Stock bearing the legend described in subparagraph (a) above and issue to the holders thereof replacement certificates that do not bear such a legend for an equal number of shares held by such holders. Upon the transfer of any Common Stock bearing the legend described in subparagraph (a) above to a party not bound and subject to by this Agreement, the Company shall, without charge and upon the surrender of certificates by the holders thereof and written request cancel all certificates evidencing such shares of Common Stock and issue to the transferee thereof replacement certificates that do not bear such a legend.

     4.7 During the term of this Agreement, AmWest shall not cause the issuance of any preferred stock that would (a) increase the number of directors in excess of the number provided in Section 2.1 (except for increases caused by a provision allowing holders of preferred stock to elect additional directors in the event of nonpayment of dividends) or (b) eliminate or reduce the number of Creditors' Committee Directors, Equity Committee Director, Independent Company Director, or GPA Director.

5. RIGHTS UPON BREACH.

     5.1 Each party hereto recognizes and agrees that a violation of any term, provision, or condition of this Agreement may cause irreparable damage to the other parties which is difficult or impossible to quantify or ascertain and that the award of any sum of damages may not be adequate relief to such other parties. Each party hereto therefore agrees that in the event of any breach of this Agreement, the other party or parties shall, in addition to any remedies at law which may be available, have the right to obtain appropriate equitable (including, but not limited to, injunctive) relief. All remedies hereunder shall be cumulative and not exclusive.

     5.2 In addition to any other remedies available at law or in equity, each party hereto agrees that the Company shall have the right (a) to withhold transfer, and to instruct any transfer agent for securities of the Company to withhold transfer, of any certificates evidencing shares of Common Stock held by AmWest or any partner or Affiliate of AmWest or transferee if the Company reasonably believes that such transfer would not be in material compliance with the terms and provisions of this Agreement, unless the transferee provides to the Company an opinion of legal counsel reasonably acceptable to the Company that such transfer will be in material compliance with the terms and provisions hereof, and (b) to require any person requesting such transfer to provide such information as may reasonably be requested by the Company regarding ownership of securities, affiliations, if any, between AmWest and the transferee and such other matters pertaining to the transfer as may be appropriate to enable the Company to determine the compliance of the proposed transfer of securities with the terms and provisions of this Agreement.

6. TERMINATION.

     6.1 This Agreement shall automatically terminate without any action by any party on the day immediately preceding the Third Annual Meeting and shall not be extended except in accordance with Section 7.3. Upon such termination, the rights and obligations of each party hereunder shall terminate and the provisions of this Agreement shall be of no force and effect; provided that no such termination shall relieve any person or entity from liability for breach or default of this Agreement prior to such termination.

     6.2 GPA's rights and obligations under this Agreement (other than its obligations under Section 2.1(g)) shall terminate immediately and without notice upon the earlier of (a) termination of this Agreement under Section 6.1, (b) the sale or transfer by GPA of equity securities of the Company resulting in the holding by GPA of less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis), or (c) any occurrence, other than as described in clause (b) above, resulting in the holding by GPA of less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis) if (i) the Company files a Form 10-Q under the Exchange Act, or other written report or statement, that is delivered to GPA and a copy to the party designated in Section 7.1, reflecting information as to the Company's total issued and capital stock from which GPA can determine whether it holds less than two percent (2%) of the voting equity securities of the Company (on a fully diluted basis) and (ii) GPA continues to hold less than two percent (2%) of the voting equity securities (on a fully diluted basis) for greater than thirty-five
(35) days after delivery of such Form 10-Q, or provision of such report or statement to GPA. GPA acknowledges that the Company's continuing with its existing procedures for the distribution of Form-10-Qs constitutes delivery to GPA within the meaning of this Section 6.2.

7. MISCELLANEOUS.

     7.1 All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by prepaid express courier at the following addresses or facsimile numbers:

    If to AmWest:          AmWest Partners, L.P.
                           201 Main Street, Suite 2420
                           Fort Worth, Texas 76102
                           Attention: James G. Coulter
                           Fax Number: (817) 871-4010
    with a copy to:        Arnold & Porter
                           1200 New Hampshire Ave., N.W.
                           Washington, D.C. 20036
                           Attention: Richard P. Schifter
                           Fax Number: (202) 872-6720
    and a copy to:         Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: Lyle G. Ganske
                           Fax Number: (216) 586-7864
    If to GPA:             GPA Group plc
                           GPA House
                           Shannon, Ireland
                           Attention: Patrick H. Blaney
                           Fax Number: 353 61 360220
    with a copy to:        Paul, Hastings, Janofsky & Walker
                           399 Park Avenue, 31st Floor
                           New York, New York 10022
                           Attention: Marguerite R. Kahn
                           Fax Number: (212) 319-4090
    If to
                     :
    If to
                     :
    If to
                     :
    If to the Company:     America West Airlines, Inc.
                           4000 East Sky Harbor Boulevard
                           Phoenix, Arizona 85034
                           Attention: General Counsel
                           Fax Number: (602) 693-5904
    with a copy to:        Andrews & Kurth, L.L.P.
                           4200 Texas Commerce Tower
                           Houston, Texas 77002
                           Attention: David G. Elkins
                           Fax Number: (713) 220-4285

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.1, be deemed given upon receipt, and (iii) if delivered by mail or by express courier in the manner described above to the address as provided in this Section 7.1, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this
Section 7.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice as provided in this Section 7.1 specifying such change to the other parties hereto. Nothing in this Section 7.1 shall be deemed or construed to alter the notice provisions contained in the Bylaws.

     7.2 This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

     7.3 This Agreement may only be amended, waived, supplemented, modified or extended by a written instrument signed by authorized representatives of each party hereto.

     7.4 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

     7.5 This Agreement may be executed by the parties hereto in counterparts and by telecopy, each of which shall be deemed to constitute an original and all of which together shall constitute one and the same instrument.

     7.6 If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.7 The parties hereto intend that in the case of any conflict or inconsistency between this Agreement and the Restated Certificate of Incorporation or the Bylaws, that this Agreement shall control, and therefore in the event that any term or provision of this Agreement is rendered invalid, illegal or unenforceable by the Restated Certificate of Incorporation or the Bylaws, the parties agree to amend the Restated Certificate of Incorporation or the Bylaws (as the case may be) so as to render such term or provision valid, legal and enforceable, if and to the extent possible.

     IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement as of the date first written above.

                                            AMWEST PARTNERS, L.P.

                                            By: AmWest Genpar, Inc.,
                                                its General Partner

                                                By: ____________________
                                                Name:___________________
                                                Title:__________________

                                            GPA GROUP PLC

                                              By: ______________________
                                              Name:_____________________
                                            Title:______________________


                                            [Stockholder Representative]


                                            [Stockholder Representative]


                                            [Stockholder Representative]


                                            AMERICA WEST AIRLINES, INC.

                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                             PLAN OF REORGANIZATION

                                   EXHIBIT C

                                 GPA TERM SHEET

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 GPA TERM SHEET

     This Term Sheet, dated as of June 13, 1994, sets forth the principal terms and conditions (the "Terms and Conditions") of the treatment to be afforded to the claims and interests of GPA Group plc and its affiliates (individually and collectively, "GPA") pursuant to a joint plan of reorganization (the "Plan") of America West Airlines, Inc. (the "Company") to be proposed and sponsored by the Company in conjunction with AmWest Partners, L.P. ("AmWest") under and in accordance with the Third Revised Investment Agreement, dated as of April 21, 1994, between the Company and AmWest (the "Investment Agreement") and the Third Revised Interim Procedures Agreement, dated as of April 21, 1994, between the Company and AmWest (the "Interim Procedures Agreement"). Except as otherwise defined herein, capitalized terms used herein have the meanings stated in the Investment Agreement.

Termination of
  Put Agreement............  On the Effective Date, GPA shall (i) cancel all rights of GPA to put any aircraft to the Company pursuant to the A320 Put Agreement, dated as of June 25, 1991, between the Company and GPA, as amended by the First Amendment thereto, dated as of September 1, 1992 (as so amended, the "Put Agreement") and the related Agreement Regarding Rights of First Refusal for A320 Aircraft, dated as of September 1, 1992 (the "First Refusal Agreement"), among the Company, GPA and Kawasaki Leasing International Inc., and (ii) waive, and covenant not to seek or assert, any and all claims of any kind or nature arising out of or in connection with the Put Agreement and/or the First Refusal Agreement, other than claims for reimbursement of expenses incurred by GPA in connection therewith. As of the date of this Term Sheet, GPA has been fully reimbursed by the Company for all expenses incurred by GPA in connection with the Put Agreement and the First Refusal Agreement.

Aircraft and Engine
Subleases..................  On the Effective Date, the Company shall ratify
                             (without modification or amendment) all of its obligations (including, without limitation, rental obligations) under and in connection with (i) the sixteen separate Aircraft Sublease Agreements between the Company and GPA, and (ii) the three separate Engine Sublease Agreements between the Company and GPA (in each case, as such Sublease Agreement is more fully described on Schedule I to the Put Agreement and, in each case, as such Sublease Agreement was assumed by the Company pursuant to Section 365 of the Bankruptcy Code).

DIP Financing..............  On the Effective Date, all amounts due and owing by the Company under the debtor-in-possession financing provided to the Company by GPA and other debtor-in-possession lenders shall be paid in full (it being understood that, upon receipt of such amounts, GPA shall take all such actions as are required to be taken by GPA pursuant to the documents relating to such financing to cause and evidence the release of all liens securing such financing and the termination of the transactions relating to such financing).

Common Stock...............  On the Effective Date, GPA shall receive 900,000 shares of the Class B Common Stock of the Company (the "Class B Common Stock"), which shares shall represent two percent of the total amount of the Common Stock of the Company (without giving effect to exercise of the warrants described below and in the Investment Agreement) and which Class B Common Stock shall have the terms and provisions contemplated in the Investment Agreement.

Warrants...................  On the Effective Date, GPA shall receive warrants to purchase up to 1,384,615 shares of Class B Common Stock, which shares shall represent 2.5% of the Common Stock of the Company on a fully diluted basis and which warrants shall be exercisable at a price determined in accordance with, and have such other terms and provisions as are described in, the Plan.

Cash.......................  On the Effective Date, GPA shall receive
                             $30,525,000 in cash.

Board Seat.................  Pursuant to and in accordance with the terms, provisions and conditions to be contained in a Stockholders' Agreement to be entered into among the reorganized Company, AmWest, GPA and certain other parties, and for so long as GPA owns at least two percent of the voting equity securities of the Company (on a fully diluted basis), GPA shall be allocated one seat, out of a total of fifteen seats, on the Board of Directors of the reorganized Company. The member of the Board of Directors of the reorganized Company designated by GPA shall be reasonably acceptable to AmWest at the time of his or her initial designation (it being understood that each of the persons currently serving as "independent directors" of AWA, Patrick Blaney, John Tierney and Declan Traecy shall be acceptable to AmWest for such purposes). AmWest and GPA will execute a voting agreement or similar arrangement pursuant to which (i) AmWest will agree to vote in favor of GPA's nominee to the Board of Directors of the reorganized Company, and (ii) GPA will agree to vote in favor of AmWest's nine nominees to the Board of Directors of the reorganized Company, in each case, for so long as (a) AmWest owns at least five percent of the voting equity securities of the Company (on a fully diluted basis), and (b) GPA owns at least two percent of the voting equity securities of the Company (on a fully diluted basis).

New Puts...................  GPA will be granted the right to deliver or put to the Company, and the Company will be obligated to lease from GPA, during the period beginning not later than June 30, 1995 and ending on June 30, 1999 (the "New Put Period"), up to eight new or used aircraft of types consistent with the Company's fleet plan and requirements (such right being referred to herein as the "New Put Right").

                             Each lease entered into by the Company in connection with the exercise by GPA of the New Put Right shall provide for the payment by the Company of a fair market rental for the related aircraft, taking into consideration whether the related aircraft is new or used, the specifications and condition of the related aircraft and all provisions of such lease that are relevant to the overall cost to the Company of the related aircraft, and determined at or about the time of delivery of such aircraft to the Company on the basis of operating lease rentals then prevailing in the marketplace for comparable operating leases of comparable aircraft to airlines of comparable creditworthiness to the Company (at or about the time of delivery of such aircraft to the Company and without regard to the prior pendency of the
                             Case); each such lease will be for a lease term determined as hereinafter described; and each such lease shall have such other terms and provisions and be in such form as is agreed upon by the Company and GPA and attached to the agreement between the Company and GPA pursuant to which GPA is granted the New Put

                             Right (such agreement being referred to herein as the "New Put Agreement").

                             The specific number, types and delivery dates for the aircraft which GPA will be entitled to deliver to the Company (and which the Company will be obligated to lease from GPA) in a particular year during the New Put Period (as well as whether such aircraft will be new or used aircraft) will be determined on the basis of mutual agreement by the Company and GPA, taking into account the Company's fleet requirements for such year, the availability to GPA for purposes of the New Put Agreement (in light of applicable commercial constraints) of aircraft during such year and the number of aircraft theretofore delivered and thereafter remaining to be delivered by GPA to the Company under the New Put Agreement; provided, however, that if, on or prior to the Mutual Agreement Deadline (as such term is hereinafter defined) for a particular year, the Company and GPA shall not have mutually agreed upon the specific number, types and delivery dates for the aircraft which GPA will be entitled to deliver to the Company (and which the Company will be obligated to lease from
                             GPA) during such year (as well as whether such aircraft will be new or used aircraft), GPA will have the right to put to the Company (and the Company will be obligated to lease from GPA without any necessity for further agreement of the Company) up to the Maximum Number (as such term is hereinafter defined) of aircraft for such year, with (i) the specific types of such aircraft being selected by GPA from among the Eligible Types (as such term is hereinafter defined), (ii) such aircraft being new or used aircraft as selected by GPA, and (iii) the specific delivery dates for such aircraft being selected by GPA, in each case, upon at least 150 days' prior written notice by GPA to the Company; and provided further, however, that, unless GPA and the Company shall otherwise agree in writing (whether by reason of mutual agreement relevant to a particular year or otherwise), GPA will not have the right to put to the Company more than five used aircraft during the New Put Period. As used herein, the term "Mutual Agreement Deadline" means (i) with respect to each of 1995 and 1996, January 31, 1995, and (ii) with respect to each ensuing year during the New Put Period, January 1st of the preceding year. As used herein, the term "Maximum Number" means (i) with respect to 1995, two, and (ii) with respect to each ensuing year during the New Put Period, three. As used herein, and unless GPA and the Company shall otherwise agree in writing, the term "Eligible Types" means, with respect to the types of aircraft which GPA will be entitled to put to the Company without the necessity for further agreement of the Company, Boeing 737-300 aircraft, Boeing 757 aircraft and Airbus A320 aircraft.

                             The aircraft which GPA will be entitled to deliver or put to the Company (and which the Company will be obligated to lease from GPA) may be new or used aircraft; provided, however, that unless GPA and the Company shall otherwise agree in writing, GPA will not have the right to deliver or put to the Company more than five used aircraft during the New Put Period; and provided further, however, that any such aircraft which is an Airbus A320 aircraft will
                             (i) be new ex factory or like-new having no greater than 100 flight hours of commercial service, (ii) have IAE V2500A-5 engines if (a) the Company has or is scheduled to have IAE V2500A-5 engines in its fleet on the delivery date for such aircraft,

                             (b) the Company is scheduled to have IAE V2500A-5 engines in its fleet within 24 months of the delivery date for such aircraft, or (c) if new A320 aircraft powered with IAE V2500A-1 engines are not or are not scheduled to be generally available from the airframe and engine manufacturers on the delivery date for such aircraft, or have IAE V2500A-1 Engines (upgraded to maximum performance) if any of the conditions described in the preceding clauses (a), (b) and (c) is not fulfilled, and
                             (iii) have such other specifications (including configuration) as are substantially the same as those of other A320 aircraft in the Company's fleet or as are otherwise mutually agreed upon by GPA and the Company and, in either case, incorporated in the New Put Agreement; and provided further, however, that any such aircraft which is not an A320 aircraft will have such specifications (including configuration and engines) as are substantially the same as those of other aircraft of the same type in the Company's fleet or as are otherwise mutually agreed upon by GPA and the Company and, in either case, incorporated in the New Put Agreement; and provided further, however, that any such aircraft which is a used aircraft will (i) be fresh from (or have no more than 150 flight hours beyond) "C" or annual check, (ii) if maintained under a program involving block "D" check, be in at least half-time condition or if maintained under a program involving segmentation of "D" check, be no more than 12 months from next scheduled major check on airframe and engines, and
                             (iii) be in such other condition (consistent with operating lease return conditions currently prevailing in the operating lease marketplace) as is mutually agreed upon by GPA and the Company and incorporated in the New Put Agreement.

                             The lease term shall be (i) not more than eighteen years and not less than (a) ten years for any new A320 aircraft, or (b) seven years for any other new aircraft, and (ii) not more than seven years and not less than three years for any used aircraft. Unless otherwise mutually agreed in writing by the Company and GPA, (i) the lease term for a new aircraft shall be the minimum term applicable to such aircraft, and (ii) the lease term for a used aircraft shall be five years.

Conditions.................  The obligation of GPA to consummate the transactions contemplated by this Term Sheet
                             (including, without limitation, the cancellation of GPA's rights and claims under and in respect of the Put Agreement and the First Refusal Agreement) shall be subject to the satisfaction of the following conditions: (i) the Plan shall provide for, and be consummated in accordance with, all of the Terms and Conditions (it being understood that all of the Terms and Conditions are integral to the treatment of GPA's claims and interests and that no one Term or Condition is of greater significance than any other Term or Condition); (ii) the Plan shall provide for, and be consummated with, the capital structure of the reorganized Company being as described in the Investment Agreement, the consideration distributed pursuant to the Plan being as described in the Investment Agreement (except for changes approved in writing by GPA and Permitted Reallocations (as such term is hereinafter defined), and the economic interests of GPA not being diluted from those contained in the Investment Agreement and this Term Sheet; (iii) the Company shall have paid or reimbursed GPA for all expenses reasonably incurred by GPA in connection with the transactions contemplated by this Term Sheet, including, without limitation, the reasonable fees and expenses of GPA's counsel and financial advisor (other than the fees of such financial advisor that are in the nature of "success fees"); (iv) there shall have been executed and delivered, in form and substance reasonably satisfactory to GPA, all such definitive documentation as is necessary or reasonably advisable to implement the transactions contemplated by this Term Sheet (including, without limitation, documentation providing to GPA such registration rights as are reasonably acceptable to GPA with respect to the securities of the reorganized Company that are acquired by GPA in the transactions contemplated by this Term Sheet); and
                             (v) the Board of Directors of GPA (or an appropriate committee thereof) shall have approved the execution and delivery by GPA of the aforesaid definitive documentation (it being understood that, within ten business days following the date of this Term Sheet, GPA shall deliver to AmWest and the Company a certified copy of a resolution evidencing the approval by the Board of Directors of GPA (or an appropriate committee thereof) of this Term Sheet and the transactions contemplated hereby). As used herein, the term "Permitted Reallocation" shall mean changes in the allocation among the Unsecured Creditors, AmWest (and its Affiliates) and the Equity Holders of the aggregate consideration payable to such persons and entities as set forth in the Investment Agreement, without
                             (i) increase or decrease in the aggregate amount thereof, or (ii) change in the terms and conditions of such consideration from those set forth in the Investment Agreement unless, in any such case, AmWest shall have obtained the prior written consent of GPA.

                             The obligations of the Company and AmWest to consummate the transactions contemplated by this Term Sheet shall be subject to the satisfaction of the following conditions: (i) the transactions contemplated by the Investment Agreement (other than those contemplated by this Term Sheet) shall have been consummated; (ii) there shall have been executed and delivered, in form and substance reasonably satisfactory to the Company and AmWest, all such definitive documentation as is necessary or reasonably advisable to implement the transactions contemplated by this Term Sheet; and
                             (iii) there shall have been delivered to the Company and AmWest a certified copy of a resolution evidencing the approval by the Board of Directors of GPA (or an appropriate committee thereof) of this Term Sheet and the transactions contemplated hereby.

Other......................  Nothing contained in this Term Sheet shall limit, restrict or impair in any manner or to any extent the treatment afforded by the Plan to any allowed administrative claim of GPA arising from the fulfillment by GPA of its deficiency guarantee obligations to General Electric Capital Corporation with respect to aircraft formerly leased by the Company from General Electric Capital Corporation (it being acknowledged that such treatment shall be in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAN OF REORGANIZATION

                                   SCHEDULE 1

                           SECTION 1110 STIPULATIONS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           SECTION 1110 STIPULATIONS

I. Leased Aircraft And Engines. The leases of the following aircraft and engines have been assumed as modified pursuant to the stipulations set forth opposite the aircraft or engine:

      1.  N137AW                     Stipulation Regarding Aircraft Lease With Bay Air Lease
                                     II approved September 6, 1991, as modified by
                                     Supplemental Stipulation approved September 11, 1992, and
                                     as further modified by Order dated June 3, 1993.
      2.  N138AW                     Joint Stipulation With Respect to Bankruptcy Code
          N141AW                     Section 1110 and Related Matters Between America West
          N189AW                     Airlines, Inc., CIT and Certain Other Parties With
                                     Respect to Certain Aircraft, Engines and Equipment, Also
                                     Concerning Related Lease Modifications and Lease
                                     Assumption approved September 10, 1991 [Stipulation also
                                     covers N144AW and N304AW], as modified by Supplemental
                                     Stipulation (N138AW, N141AW, N189AW, N144AW) approved
                                     September 11, 1992 [Also covers N144AW].
      3.  N147AW                     Letter Agreement approved October 9, 1991, as modified by
                                     a Stipulation approved September 11, 1992.
      4.  N150AW                     Stipulation and Order Regarding Aircraft Lease With
                                     Respect to One Boeing 737-300, FAA Reg. No. N150AW,
                                     Assuming Lease and Providing For Adequate Protection and
                                     Section 1110 Compliance approved September 12, 1991, as
                                     modified by Supplemental Stipulation (N150AW) approved
                                     September 11, 1992.
      5.  N151AW                     Stipulation and Order Regarding Aircraft Lease With
                                     Respect to One Boeing 737-300, FAA Reg. No. N151AW,
                                     Assuming Lease and Providing For Adequate Protection and
                                     Section 1110 Compliance approved September 12, 1991, as
                                     modified by Supplemental Stipulation (N151AW) approved
                                     September 11, 1992.
      6.  N164AW                     Stipulation Regarding Aircraft Leases with Ansett
          N165AW                     Worldwide Aviation (USA) approved September 6, 1991, as
          N166AW                     modified by Supplemental Stipulation approved September
          N167AW                     11, 1992 [Supplemental Stipulation also covers 509DC].
          N168AW
          N169AW
          N172AW
          N173AW
          N174AW
          N175AW
      7.  509DC                      Stipulation Regarding Aircraft Lease With Ansett
                                     Worldwide Aviation (USA) approved September 6, 1991 as
                                     modified by Supplemental Stipulation approved September
                                     11, 1992 [Supplemental Stipulation also covers other
                                     aircraft].

                                       1-1

      8.  N178AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N178AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N178AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.
      9.  N188AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N188AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N188AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.
     10.  N180AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N180AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N180AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.

                                       1-2

     11.  N182AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N182AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N182AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.
     12.  N186AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N186AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N186AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.
     13.  N187AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreement Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc. and
                                     Certain Other Parties With Respect to One Boeing 737-277,
                                     FAA Reg. No. N187AW and Related Engines and Equipment,
                                     Also Concerning Related Lease Modification approved
                                     September 6, 1991, as modified by Joint Supplemental
                                     Stipulation With Respect to Modification of Previously
                                     Authorized Stipulation Under Bankruptcy Code Section 1110
                                     and Related Matters, Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N187AW and Related Engines and Equipment, Also Concerning
                                     Related Lease Modifications.

                                       1-3

     14.  N181AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreements Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc.,
                                     and Certain Other Parties With Respect to One Boeing
                                     737-277, FAA Reg. No. N181AW and Related Engines and
                                     Equipment, Also Concerning Related Lease Modification
                                     approved September 6, 1991, as modified by Supplemental
                                     Stipulation (N181AW) approved September 11, 1992.
     15.  N185AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters, Including Assumption of
                                     Agreements Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc.,
                                     and Certain Other Parties With Respect to One Boeing
                                     737-277, FAA Reg. No. N185AW and Related Engines and
                                     Equipment, Also Concerning Related Lease Modification
                                     approved September 6, 1991, as modified by Supplemental
                                     Stipulation (N185AW) approved September 11, 1992.
     16.  N302AW                     Stipulation Regarding Aircraft Lease With Meridian Trust
                                     Company, as Owner Trustee, Providing for Section 1110
                                     Compliance and Assumption of Lease (N302AW) approved
                                     September 6, 1991, as modified by Supplemental
                                     Stipulation (N302AW) approved September 11, 1992.
     17.  N303AW                     Stipulation Regarding Aircraft Lease With Meridian Trust
                                     Company, as Owner Trustee, Providing for Section 1110
                                     Compliance and Assumption of Lease (N303AW) approved
                                     September 10, 1991, as modified by Supplemental
                                     Stipulation (N303AW) approved September 11, 1992.
     18.  N304AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Between America West Airlines,
                                     Inc., CIT and Certain Other Parties With Respect to
                                     Certain Aircraft, and Related Engines and Equipment, Also
                                     Concerning Related Lease Modification and Lease
                                     Assumption approved September 11, 1991 [also covered
                                     certain other aircraft], as modified by Supplemental
                                     Stipulation (N304AW) approved September 11, 1992.
     19.  N305AW                     Joint Stipulation and Related Matters, With Respect to
                                     Bankruptcy Code Section 1110 Including Assumption of
                                     Agreements Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc.,
                                     and Certain Other Parties With Respect to One Boeing
                                     737-3G7, FAA Reg. No. N305AW and Related Engines and
                                     Equipment, Also Concerning Related Lease Modifications
                                     approved September 6, 1991, as modified by Supplemental
                                     Stipulation (N305AW) approved September 11, 1992.

                                       1-4

     20.  N313AW                     Joint Stipulation With Respect to Bankruptcy Code Section
          N314AW                     1110 And Related Matters, Including Assumption of
          N315AW                     Agreement Pursuant to Bankruptcy Code Section 365 and
          N316AW                     Modification of Automatic Stay Pursuant to Bankruptcy
          and spare                  Code Section 362, Between America West Airlines, Inc.,
          engines                    And Certain Other Parties With Respect to Four Boeing
                                     737-3s3 Aircraft, FAA Reg. Nos. N313AW, N314AW, N315AW,
                                     and N316AW and Related Engines and Equipment, And Also
                                     Concerning Related Lease Modification approved September
                                     6, 1991, as modified by Supplemental Stipulation approved
                                     September 11, 1992.
     21.  N620AW                     Stipulation Regarding Aircraft Leases and/or Agreements
          N621AW                     with GPA Group plc, GPA Leasing USA I, Inc., GPA Leasing
          N622AW                     USA SUB I, Inc. and Industrial Bank of Japan and Order
          N624AW                     approved September 5, 1991.
          N625AW
          N626AW
          N627AW
          N628AW
          N629AW
          N631AW
          N632AW
          N633AW
          N634AW
          N635AW
          N636AW
          N637AW
          IAE Engine MSN V0025
          IAE Engine MSN V0049
          IAE Engine MSN V0019
     22.  N901AW                     Stipulation of America West and The Boeing Company as to
          N902AW                     the Assumption of Six (6) Boeing Aircraft Subleases
          N903AW                     approved September 12, 1991, as modified by a
          N904AW                     Supplemental Stipulation Relating to Six (6) Boeing
          N905AW                     Aircraft Subleases approved September 11, 1992.
          N906AW
     23.  N910AW                     Joint Stipulation With Respect to Bankruptcy Code
                                     Section 1110 and Related Matters, Including Assumption of
                                     Agreements Pursuant to Bankruptcy Code Section 365 and
                                     Modification of the Automatic Stay Pursuant to Bankruptcy
                                     Code Section 362, Between America West Airlines, Inc.,
                                     and Certain Other Parties With Respect to One Boeing
                                     757-2G7, FAA Reg. No. N910AW and Related Engines and
                                     Equipment, Also Concerning Related Lease Modification
                                     approved September 6, 1991, as modified by Supplemental
                                     Stipulation (N910AW) approved March 17, 1993.
     24.  Rolls Royce                Stipulation with PLM Equipment Growth Fund V and First
          RB211-535                  Security Bank of Utah, N.A. approved January 22, 1992.
          EX Engine
          Serial No.
          30668

                                       1-5

     25.  One CFM56                  Stipulation Regarding Aircraft and Engine Leases with
          -3-B1                      Progress Potomac Capital Ventures approved January 29,
          One CFM56                  1992.
          -3-B2 Engine
          (serial nos.
          720-955 and
          722-127)
     26.  Rolls Royce                Joint Stipulation and Order with Respect to Assumption of
          RB211-535E                 Engine Lease and Compliance with Bankruptcy Code Section
          Engine                     1110 and Engine, Related Matters Between America West
          Serial No.                 Airlines, Inc., and Certain Other Parties with Respect to
          30764                      One Rolls-Royce RB211-535E4 Gas Turbine Engine, Serial
                                     No. 30764 approved September 25, 1991.
     27.  One CFM                    Stipulation Authorizing Assumption of Unexpired Equipment
          56-331                     Leases and the Debtor to Enter Into Transactions Other
          Engine                     Than In the Ordinary Course of Business approved
          (Serial No.                September 26, 1991.
          724-700),
          Three JT8D-
          15A Engines
          (Serial Nos.
          655150, 687314
          and 708313),
          and Three
          JT8D-9A Engines
          (Serial Nos.
          674267, 674452
          and 674623)
     28.  N126AW(C-GCPW)             Aircraft sublease agreements between America West
          N127AW(C-GAPW)             Airlines, Inc. and Canadian Airlines International Ltd.
          N128AW(C-GBPW)             dated May 1, 1989, as assumed and modified by Stipulation
                                     Regarding Aircraft Subleases with Canadian Airlines
                                     International Ltd. approved September 6, 1991, and by
                                     Supplemental Stipulation approved September 11, 1992.
                                     Such subleases were extended, as modified, by Extension
                                     Agreement dated April 1, 1994, and approved May 5, 1994.

II. Financed Aircraft And Spare Parts. The financings of the following aircraft and spare parts have been assumed as modified pursuant to the listed stipulations:

      1.  N149AW                     Stipulation approved September 6, 1991 as modified by
                                     Supplemental Stipulation approved September 11, 1992.
      2.  N160AW                     Joint Stipulation With Respect to Bankruptcy Code
                                     Section 1110 and Related Matters Including Modification
                                     of the Automatic Stay Pursuant to Bankruptcy Code
                                     Section 362, Between America West Airlines, Inc., and
                                     Certain Other Parties With Respect to One Boeing 737-3G7,
                                     FAA Reg. No. N160AW, and Related Engines and Equipment,
                                     and Modification of Related Agreements approved September
                                     6, 1991, as modified by Supplemental Stipulation (N160AW)
                                     approved September 11, 1992.

                                       1-6

      3.  N154AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N154AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N154AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
      4.  N155AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N155AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N155AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
      5.  N156AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N156AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N156AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.

                                       1-7

      6.  N157AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N157AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N157AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
      7.  N158AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N158AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N158AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
      8.  N306AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N306AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N306AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.

                                       1-8

      9.  N307AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N307AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N307AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
     10.  N308AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N308AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N308AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
     11.  N309AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N309AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N309AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.

                                       1-9

     12.  N311AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-3G7 FAA Reg. No.
                                     N311AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation with
                                     Respect to Modification of Previously Authorized
                                     Stipulation Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to One Boeing 737-3G7, FAA Reg. No. N311AW,
                                     and Related Engines and Equipment, and Modification of
                                     Related Agreements.
     13.  N179AW                     Joint Stipulation With Respect to Bankruptcy Code Section
          N184AW                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to Two Boeing 737-277's, FAA Reg.
                                     Nos. N179AW and N184AW, and Related Engines and
                                     Equipment, and Modification of Related Agreements
                                     approved September 6, 1991, as modified by Joint
                                     Supplemental Stipulation With Respect to Modification of
                                     Previously Authorized Stipulations Under Bankruptcy Code
                                     Section 1110 and Related Matters Including Modification
                                     of the Automatic Stay Pursuant to Bankruptcy Code Section
                                     362, Between America West Airlines, Inc., and Certain
                                     Other Parties With Respect to Three Boeing 737-277's, FAA
                                     Reg. Nos. N179AW, N183AW and N184AW, and Related Engines
                                     and Equipment approved September 11, 1992. [Supplemental
                                     Stipulation also covers other aircraft.]
     14.  N183AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Including Modification of the
                                     Automatic Stay Pursuant to Bankruptcy Code Section 362,
                                     Between America West Airlines, Inc., and Certain Other
                                     Parties With Respect to One Boeing 737-277, FAA Reg. No.
                                     N183AW, and Related Engines and Equipment, and
                                     Modification of Related Agreements approved September 6,
                                     1991, as modified by Joint Supplemental Stipulation With
                                     Respect to Modification of Previously Authorized
                                     Stipulations Under Bankruptcy Code Section 1110 and
                                     Related Matters Including Modification of the Automatic
                                     Stay Pursuant to Bankruptcy Code Section 362, Between
                                     America West Airlines, Inc., and Certain Other Parties
                                     With Respect to Three Boeing 737-277's, FAA Reg. Nos.
                                     N179AW, N183AW and N184AW, and Related Engines and
                                     Equipment approved September 11, 1992. [Supplemental
                                     Stipulation also covers other aircraft.]

                                      1-10

PG

     15.  N908AW                     Joint Stipulation With Respect to Bankruptcy Code Section
                                     1110 and Related Matters Between America West Airlines,
                                     Inc., and Certain Other Parties With Respect to One
                                     Boeing 757-2G7 Aircraft, FAA Reg. No. N908AW and Related
                                     Engine and Equipment, and Modification of Related
                                     Agreements approved September 6, 1991, as modified by
                                     Supplemental Stipulation approved September 11, 1992.
     16.  N909AW                     Stipulation Regarding Leases, Aircraft Mortgages and/or
                                     Security Agreements With The Industrial Bank of Japan,
                                     Limited, Los Angeles Agency, II Wing Leasing
                                     International Co., Ltd., JJ Wing Leasing International
                                     Co., Ltd., KK Wing Leasing International Co., Ltd., LL
                                     Wing Leasing International Co., Ltd., MM Wing Leasing
                                     International Co., Ltd. and NN Wing Leasing International
                                     Co., Ltd. approved September 6, 1991, as modified by
                                     Supplemental Stipulation approved September 11, 1992.

III. Financed Spare Parts. The financings of the following spare parts shall be performed in accordance with the following stipulations:

      1.  AIFS/ASCO                  Stipulation and Order Regarding Rights Under Section 1110
                                     of the Bankruptcy Code of Airbus Industry Financial
                                     Services ("AIFS") and Airbus Service Company, Inc.
                                     ("ASCO") dated August 30, 1992, regarding that certain
                                     Amended and Restated Loan Agreement and that certain
                                     Security Agreement, both dated as of November 27, 1990
                                     and between AIFS and America West Airlines, Inc. ("AWA")
                                     and Letter Agreement No. 1, dated as of September 28,
                                     1990, between AWA and AVSA, S.A.R.L. ("AVSA") as assigned
                                     and assumed by ASCO pursuant to that certain Assignment
                                     and Assumption Agreement, dated as of December 3, 1990,
                                     between AVSA and ASCO.

                                      1-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAN OF REORGANIZATION

                                   SCHEDULE 2

                            CERTAIN FINAL ORDERS ON
                             SETTLEMENT AGREEMENTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            CERTAIN FINAL ORDERS ON
                             SETTLEMENT AGREEMENTS

     1. Motion for Authority to Compromise controversies with GE Entities filed September 13, 1993 and Order granting same filed October 8, 1993.

     2. Motion for Authorization to Compromise Controversy with McDonnell Douglas Finance Corporation filed March 11, 1993 and order granting same filed March 31, 1993.

     3. Motion for Authorization to Compromise controversies with Household Commercial of California and Seventh HFC Leasing filed July 6, 1993 and order granting same filed August 25, 1993.

     4. Motion for Authority to Compromise Controversies with Citicorp North America, Inc. filed December 23, 1993 and order granting same filed January 19, 1994; Motion for Authority to Amend Settlement Agreement between America West and Citicorp filed March 18, 1994 and order granting same filed on March 30, 1994.

     5. Motion for Authority to Compromise Controversies with Export Development Corporation and Gilman Montrose Timber and Leasing Company filed December 22, 1993 and order granting same filed January 19, 1994.

     6. Motion for Authorization to Compromise Controversy with the Internal Revenue Service filed February 14, 1994 and order granting same filed March 16, 1994.

     7. Motion for Authorization to Enter into Credit Card Processing Agreement and Granting Security Interests and Modifying Agreements with First Interstate Bank of Arizona, N.A. and Order granting same filed March 31, 1993.

     8. Order Authorizing Debtor to Assume Caterair Agreement and Addendum filed September 19, 1991.

                                       2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             PLAN OF REORGANIZATION

                                   SCHEDULE 3

                           CERTAIN ASSUMED AGREEMENTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           CERTAIN ASSUMED AGREEMENTS

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
DELTA AIRLINES, INC. ...................  Datas II Participating Carrier Agreement between
                                          Delta Airlines, Inc. and AWA, Inc.
NORSTAN FINANCIAL SERVICES..............  Equipment Lease No. 1027-001 and 1027-002 dated
                                          10/1/90 and 4/1/91 between Norstan Financial
                                          Services Inc. and AWA, Inc.
AVSA S.A.R.L............................  Airbus A320 Purchase Agreement dated as of 9/28/90 between AVSA S.A.R.L. and AWA, Inc., as previously
                                          amended and as modified pursuant to the terms
                                          agreed to in the Term Sheet executed 2/24/94; such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan
AIR FRANCE..............................  Passenger Interline Agreement
BELL ATLANTIC SYSTEMS
  LEASING...............................  Communication Controllers Lease Agreement dated
                                          2/1/91 between Pacific Atlantic Leasing (formerly
                                          Bell Atlantic) and AWA, Inc.
BELL ATLANTIC SYSTEMS
  LEASING...............................  Communications Equipment Lease Agreement dated
                                          6/1/91 between Pacific Atlantic Leasing (formerly
                                          Bell Atlantic) and America West Airlines, Inc.
BELL ATLANTIC SYSTEMS
  LEASING...............................  B757-200 Flight Simulator Lease Agreement, dated
                                          7/1/90 between Bell Atlantic Systems Leasing and
                                          AWA, Inc.
COMPUTER SYSTEMS OF
  AMERICA INC. .........................  IBM PS-2 Lan System Lease Agreement dated 12/1/90 between Computer Systems of America and AWA, Inc.
COMPUTER SYSTEMS OF
  AMERICA INC. .........................  Equipment Lease No. AZ 129-6447 dated 12/15/89 be-
                                          tween Computer Systems of America, Inc. and AWA,
                                          Inc.
FORSYTHE MCARTHUR
  ASSOC INC. ...........................  Equipment Lease No. F 15358 dated 11/14/90 between
                                          Forsythe McArthur and AWA, Inc.
HONEYWELL INC. .........................  Madison I & II Security Equipment Lease dated
                                          8/21/90 between Honeywell Protection Service and
                                          AWA, Inc.
AIR BC..................................  Passenger Interline Agreement
AER LINGUS..............................  Employee Interline Agreement
AER LINGUS..............................  Cargo Interline Agreement
AER LINGUS..............................  Passenger Interline Agreement
AERO CALIFORNIA.........................  Passenger Interline Agreement
AERO MEXICO.............................  Passenger Interline Agreement
AERO MEXICO.............................  Cargo Interline Agreement
AERO MEXICO.............................  Employee Travel Agreement
AERO PERU - EMPRESSA DE.................  Passenger Interline Agreement
AEROLINEAS ARGENTINAS...................  Cargo Interline Agreement

                                       3-1

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
AIR BC..................................  Employee Travel Agreement
AIR CANADA..............................  Employee Travel Agreement
AIR CANADA..............................  Passenger Interline Agreement
AIR CHINA...............................  Cargo Interline Agreement
AIR FRANCE..............................  Employee Travel Agreement
AIR INDIA...............................  Employee Travel Agreement
AIR INDIA...............................  Passenger Interline Agreement
AIR INTER...............................  Passenger Interline Agreement
AIR JAMAICA.............................  Employee Travel Agreement
AIR LANKA...............................  Passenger Interline Agreement
AIR MIDWEST.............................  Employee Travel Agreement
AIR MIDWEST.............................  Passenger Interline Agreement
AIR NEVADA..............................  Employee Travel Agreement
AIR NEVADA..............................  Passenger Interline Agreement
AIR NEW ZEALAND.........................  Employee Travel Agreement
AIR NEW ZEALAND.........................  Cargo Interline Agreement
AIR NEW ZEALAND.........................  Passenger Interline Agreement
AIR TAHITI..............................  Employee Travel Agreement
AIR TAHITI..............................  Passenger Interline Agreement
AIR WISCONSIN, INC. ....................  Employee Travel Agreement
AIR WISCONSIN, INC. ....................  Passenger Interline Agreement
ALASKA AIRLINES.........................  Employee Travel Agreement
ALASKA AIRLINES.........................  Cargo Interline Agreement
ALASKA AIRLINES.........................  Passenger Interline Agreement
ALITALIA................................  Employee Travel Agreement
ALITALIA................................  Passenger Interline Agreement
ALL NIPPON AIRWAYS - ANA ...............  Passenger Interline Agreement
ALM ANTILLEAN AIRLINES..................  Passenger Interline Agreement
ALOHA AIRLINES, INC. ...................  Passenger Interline Agreement
ALOHA AIRLINES, INC. ...................  Employee Travel Agreement
ALOHA ISLAND AIR........................  Employee Travel Agreement
ALOHA ISLAND AIR........................  Passenger Interline Agreement
ALPHA AIR...............................  Employee Travel Agreement
ALPHA AIR...............................  Passenger Interline Agreement
AMERICAN AIRLINES, INC. ................  Employee Travel Agreement
AMERICAN AIRLINES, INC. ................  Passenger Interline Agreement
AMTRAK..................................  Passenger Interline Agreement
ANSETT OF AUSTRALIA.....................  Employee Travel Agreement
ANSETT OF AUSTRALIA.....................  Cargo Interline Agreement
ANSETT OF AUSTRALIA.....................  Passenger Interline Agreement
ANSETT OF NEW ZEALAND...................  Employee Travel Agreements

                                       3-2

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
ANSETT OF NEW ZEALAND...................  Passenger Interline Agreement
ARKIA (ARKIA-ISREALI
  AIRLINES).............................  Passenger Interline Agreement
ASIANA AIRLINES.........................  Cargo Interline Agreement
ASIANA AIRLINES.........................  Passenger Interline Agreement
AUSTRALIAN AIRLINES.....................  Passenger Interline Agreement
AUSTRIAN AIRLINES.......................  Employee Travel Agreement
AUSTRIAN AIRLINES.......................  Cargo Interline Agreement
AUSTRIAN AIRLINES.......................  Passenger Interline Agreement
AVENSA..................................  Passenger Interline Agreement
AVIANCA.................................  Passenger Interline Agreement
BAHAMASAIR..............................  Employee Travel Agreement
BAR HARBOR AIRLINES D/B/A/..............  Employee Travel Agreement
BIG SKY AIRLINES........................  Employee Travel Agreement
BIG SKY AIRLINES........................  Passenger Interline Agreement
BRITISH AIRWAYS, INC. ..................  Employee Travel Agreement
BRITISH AIRWAYS, INC. ..................  Cargo Interline Agreement
BRITISH AIRWAYS, INC. ..................  Passenger Interline Agreement
BUSINESS EXPRESS........................  Passenger Interline Agreement
BUSINESS EXPRESS........................  Employee Travel Agreement
BWIA INTERNATIONAL
  A (TRINIDAD)..........................  Employee Travel Agreement
BWIA INTERNATIONAL
  A (TRINIDAD)..........................  Passenger Interline Agreement
CANADIAN AIRLINES.......................  Passenger Interline Agreement
CANADIAN AIRLINES.......................  Employee Travel Agreement
CANADIAN AIRLINES.......................  Cargo Interline Agreement
CATHAY PACIFIC..........................  Cargo Interline Agreement
CATHAY PACIFIC..........................  Passenger Interline Agreement
CAYMAN AIRWAYS LTD. ....................  Employee Travel Agreement
CAYMAN AIRWAYS LTD. ....................  Passenger Interline Agreement
CHALK'S INTERNATIONAL
  AIRLINES..............................  Employee Travel Agreement
CHINA AIRLINES..........................  Cargo Interline Agreement
CHINA AIRLINES..........................  Passenger Interline Agreement
COMAIR, INC.............................  Employee Travel Agreement
CONQUEST AIRLINES.......................  Passenger Interline Agreement
CONTINENTAL AIRLINES, INC. .............  Cargo Interline Agreement
CONTINENTAL AIRLINES, INC. .............  Employee Travel Agreement
CONTINENTAL AIRLINES, INC. .............  Passenger Interline Agreement
CROSSAIR (CROSSAIR A.G.)................  Passenger Interline Agreement
DELTA AIRLINES, INC. ...................  Employee Travel Agreement

                                       3-3

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
DELTA AIRLINES, INC. ...................  Passenger Interline Agreement
DRAGONAIR, 12/F, TOWER 6................  Passenger Interline Agreement
EAST WEST AIRLINES, LTD.................  Employee Travel Agreement
EAST WEST AIRLINES, LTD. ...............  Passenger Interline Agreement
EGYPTAIR................................  Employee Travel Agreement
EGYPTAIR................................  Passenger Interline Agreement
EL AL ISRAEL AIRLINES LTD. .............  Employee Travel Agreement
EL AL ISRAEL AIRLINES LTD. .............  Passenger Interline Agreement
EMPIRE AIRWAYS..........................  Passenger Interline Agreement
EQUITORIANA.............................  Passenger Interline Agreement
ERA AVIATION............................  Employee Travel Agreement
ERA AVIATION............................  Passenger Interline Agreement
EXEC EXPRESS II, INC. ..................  Passenger Interline Agreement
FINNAIR.................................  Passenger Interline Agreement
FIRST AIR...............................  Passenger Interline Agreement
FRONTIER FLYING SERVICE.................  Employee Travel Agreement
GARUDA INDONESIA........................  Cargo Interline Agreement
GARUDA INDONESIA........................  Passenger Interline Agreement
GP EXPRESS..............................  Employee Travel Agreement
GP EXPRESS..............................  Passenger Interline Agreement
GRAND AIRWAYS...........................  Passenger Interline Agreement
GREAT LAKES AVIATION LTD. ..............  Employee Travel Agreement
GREAT LAKES AVIATION LTD. ..............  Passenger Interline Agreement
HARBOR AIRLINES.........................  Employee Travel Agreement
HARBOR AIRLINES.........................  Passenger Interline Agreement
HAWAIIAN AIRLINES, INC. ................  Employee Travel Agreement
HAWAIIAN AIRLINES, INC. ................  Passenger Interline Agreement
HENSON AVIATION, INC. ..................  Employee Travel Agreement
HORIZON AIRLINES .......................  Employee Travel Agreement
HORIZON AIRLINES .......................  Passenger Interline Agreement
HUB EXPRESS.............................  Passenger Interline Agreement
IBERIA..................................  Passenger Interline Agreement
ICELANDER...............................  Employee Travel Agreement
ICELANDER (ICELANAIR)...................  Passenger Interline Agreement
JAPAN AIR SYSTEM/DOMESTIC
  TOA...................................  Employee Travel Agreement
JAPAN AIR SYSTEM/DOMESTIC
  TOA...................................  Passenger Interline Agreement
JAPAN AIRLINES..........................  Cargo Interline Agreement
JAPAN AIRLINES..........................  Passenger Interline Agreement
JAPAN AIRLINES..........................  Employee Travel Agreement
JAPAN ASIA AIRWAYS......................  Employee Travel Agreement

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
JAPAN ASIA AIRWAYS......................  Passenger Interline Agreement
KLM ROYAL DUTCH AIRLINES................  Passenger Interline Agreement
KLM ROYAL DUTCH AIRLINES................  Employee Travel Agreement
KOREAN AIRLINES.........................  Passenger Interline Agreement
KOREAN AIRLINES.........................  Employee Travel Agreement
KUWAIT AIRWAYS..........................  Cargo Interline Agreement
LANCHILE................................  Passenger Interline Agreement
LAS VEGAS AIRLINES......................  Passenger Interline Agreement
LAUDA AIR LUFTFAHRT.....................  Passenger Interline Agreement
LOT-POLISH AIRWAYS......................  Employee Travel Agreement
LOT-POLISH AIRWAYS......................  Passenger Interline Agreement
LTU.....................................  Passenger Interline Agreement
LTU.....................................  Employee Travel Agreement
LUFTHANSA...............................  Passenger Interline Agreement
LUFTHANSA...............................  Employee Travel Agreement
MALAYSIA AIRLINES.......................  Passenger Interline Agreement
MALEV HUNGARIAN AIRLINES................  Passenger Interline Agreement
MALEV HUNGARIAN AIRLINES................  Employee Travel Agreement
MARKAIR, INC. ..........................  Employee Travel Agreement
MARKAIR, INC. ..........................  Passenger Interline Agreement
MARTINAIR HOLLAND.......................  Passenger Interline Agreement
MESA AIRLINES SHUTTLE...................  Employee Travel Agreement
MESA AIRLINES SHUTTLE...................  Passenger Interline Agreement
MESABA AVIATION.........................  Employee Travel Agreement
MESABA AVIATION.........................  Passenger Interline Agreement
METRO AIRLINES..........................  Employee Travel Agreement
METRO AIRLINES..........................  Passenger Interline Agreement
MEXICANA AIRLINES.......................  Passenger Interline Agreement
MEXICANA AIRLINES.......................  Employee Travel Agreement
MEXICANA AIRLINES.......................  Cargo Interline Agreement
MIDDLE EAST AIRLINES....................  Passenger Interline Agreement
MIDWEST EXPRESS AIRLINES,
  INC. .................................  Employee Travel Agreement
MILITARY AIRLIFT COMMAND................  Passenger Interline Agreement
N.P.A., INC. DBA UNITED EXPRESS.........  Employee Travel Agreement
N.P.A., INC. DBA UNITED EXPRESS.........  Passenger Interline Agreement
NIPPON CARGO AIRLINES
  CO. LTD. .............................  Cargo Interline Agreement
NIPPON CARGO AIRLINES
  CO. LTD. .............................  Passenger Interline Agreement
NORTHWEST AIRLINES, INC. ...............  Employee Travel Agreement
NORTHWEST AIRLINES, INC. ...............  Passenger Interline Agreement

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
OLYMPIC AIRWAYS.........................  Passenger Interline Agreement
ONTARIO EXPRESS DBA.....................  Employee Travel Agreement
PAKISTAN INTERNATIONAL
  AIRWAYS...............................  Passenger Interline Agreement
PHILIPPINE AIRLINES.....................  Employee Travel Agreement
PHILIPPINE AIRLINES.....................  Cargo Interline Agreement
PHILIPPINE AIRLINES.....................  Passenger Interline Agreement
PLUNA (PRIMERAS LINEAS).................  Passenger Interline Agreement
QANTAS AIRWAYS..........................  Employee Travel Agreement
QANTAS AIRWAYS..........................  Cargo Interline Agreement
QANTAS AIRWAYS..........................  Passenger Interline Agreement
REEVE AIRWAYS...........................  Employee Travel Agreement
REEVE AIRWAYS...........................  Passenger Interline Agreement
ROCKY MOUNTAIN AIRWAYS..................  Employee Travel Agreement
ROYAL AIR MAROC.........................  Passenger Interline Agreement
ROYAL JORDANIAN.........................  Cargo Interline Agreement
ROYAL JORDANIAN.........................  Passenger Interline Agreement
SABENA..................................  Cargo Interline Agreement
SABENA..................................  Employee Travel Agreement
SABENA..................................  Passenger Interline Agreement
SAUDI ARABIAN AIRLINES..................  Passenger Interline Agreement
SAUDI ARABIAN AIRLINES..................  Employee Travel Agreement
SCANDINAVIAN AIRLINES
  SYSTEM................................  Employee Travel Agreement
SCANDINAVIAN AIRLINES
  SYSTEM................................  Passenger Interline Agreement
SCENIC AIRLINES, INC. ..................  Employee Travel Agreement
SCENIC AIRLINES, INC. ..................  Passenger Interline Agreement
SIMMONS AIRLINES, INC. .................  Employee Travel Agreement
SINGAPORE AIRLINES......................  Passenger Interline Agreement
SINGAPORE AIRLINES......................  Employee Travel Agreement
SKYWEST AIRLINES INC. ..................  Employee Travel Agreement
SKYWEST AIRLINES INC. ..................  Passenger Interline Agreement
SOUTH AFRICAN AIRLINES..................  Passenger Interline Agreement
SOUTHWEST AIRLINES......................  Employee Travel Agreement
SUNAIRE EXPRESS.........................  Employee Travel Agreement
SUNAIRE EXPRESS.........................  Passenger Interline Agreement
SWISSAIR................................  Employee Travel Agreement
SWISSAIR................................  Cargo Interline Agreement
SWISSAIR................................  Passenger Interline Agreement
TACA INTERNATIONAL......................  Passenger Interline Agreement
TAP AIR PORTUGAL........................  Employee Travel Agreement

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
TAP AIR PORTUGAL........................  Cargo Interline Agreement
TAP AIR PORTUGAL........................  Passenger Interline Agreement
THAI AIRWAYS............................  Employee Travel Agreement
THAI AIRWAYS............................  Cargo Interline Agreement
THAI AIRWAYS............................  Passenger Interline Agreement
TIME AIR................................  Passenger Interline Agreement
TIME AIR................................  Employee Travel Agreement
TOWER AIR...............................  Passenger Interline Agreement
TOWER AIR...............................  Employee Travel Agreement
TRANS WORLD AIRLINES, INC. .............  Cargo Interline Agreement
TRANS WORLD AIRLINES, INC. .............  Passenger Interline Agreement
TRANS WORLD AIRLINES, INC. .............  Employee Travel Agreement
UNITED AIRLINES, INC. ..................  Passenger Interline Agreement
UNITED AIRLINES, INC. ..................  Employee Interline Agreement
UNITED AIRLINES, INC. ..................  Cargo Interline Agreement
US AIR INC. ............................  Employee Travel Agreement
US AIR INC. ............................  Passenger Interline Agreement
UTA FRENCH AIRLINES.....................  Passenger Interline Agreement
UTA FRENCH AIRLINES.....................  Employee Travel Agreement
VARIG BRAZILIAN AIRLINES................  Passenger Interline Agreement
VENEZOLANA INTL. DE
  AVIACIO SC............................  Employee Travel Agreement
VIASA...................................  Passenger Interline Agreement
VIRGIN ATLANTIC AIRWAYS.................  Passenger Interline Agreement
VIRGIN ATLANTIC AIRWAYS.................  Employee Travel Agreement
WESTAIR COMMUTER........................  Employee Travel Agreement
WESTAIR COMMUTER........................  Passenger Interline Agreement
WINGS WEST AIRLINES, INC. ..............  Employee Travel Agreement
CARGOLUX AIRLINES INT'L.................  Interline Agreement
AIRPORT AUTH. OF WASHOE COUNTY..........  Airline Operat. Agrmnt & Terminal Bldng Lease dated
                                          10/8/81 between Airport Authority of Washoe Cnty &
                                          Frontier Airlines (as predecessor in interest to
                                          AWA, Inc. which assumed the lease after Frontier's
                                          bnkrptcy) as amended on 4/20/89, 6/22/89, &
                                          10/10/91
AIRPORT REVENUE FUND;
  STAPLETON INT.........................  City and County of Denver Agreement and Lease at
                                          Stapleton International Airport between the City
                                          and County of Denver and AWA, Inc.
ALBUQUERQUE INTERNATIONAL...............  Air Freight Facility Lease and Agreement by and
                                          between the City of Albuquerque and AWA, Inc.
ALBUQUERQUE, CITY OF....................  Scheduled Airline Operating & Terminal Building
                                          Lease dated 10/7/87 by and between the City of
                                          Albuquerque and AWA, Inc.

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
AUSTIN, CITY OF.........................  Austin Airport Use and Lease Agreement as amended
                                          5/1/90 by and between the City of Austin and AWA,
                                          Inc.
AVIATION DEPARTMENT.....................  La Guardia Airport Agreements AGA-152, AGA-170,
                                          AGA-187, AGA-217 and AGA-153
BOSTON LOGAN INTL. AIRPORT..............  Airport Lease Agreement between the Massachusetts
                                          Port Authority and AWA, Inc.
BURBANK-GLENDALE-PASADENA...............  Airport Use Agreement dated 9/1/84 by and between
                                          Burbank-Glendale-Pasadena Airport Authority and
                                          AWA, Inc.
CITY OF CHICAGO.........................  Airport License and Agreement by and between the
                                          City of Chicago and AWA, Inc.
CITY OF HOUSTON.........................  Use and Lease Agreement dated 1/1/90 by and between the City of Houston and AWA, Inc.
CITY OF KANSAS CITY.....................  Kansas City International Airport Use and Lease
                                          Agreement, dated 12/9/88 by and between Kansas
                                          City, Missouri and AWA, Inc.
CITY OF LONG BEACH......................  Commercial Use Permit by and between the City of
                                          Long Beach Airport Bureau and AWA, Inc.
CITY OF ST. LOUIS.......................  Lambert -- St. Louis International Airport
                                          Preferential Use Gate Space Permit, dated 5/15/91
                                          by and between the City of St. Louis and AWA, Inc.
CLARK COUNTY DEPT OF AVIAT..............  Scheduled Airline Operating Agreement and Terminal
                                          Building Lease dated 9/11/87 between Clark County
                                          and AWA, Inc.
COLORADO SPRINGS AIRPORT................  Lease Agreement dated 6/28/83 between City of
                                          Colorado Springs and AWA, Inc.
COUNTY OF ORANGE........................  Certified Passenger Airline Lease dated 9/4/90 by and between County of Orange and AWA, Inc. as
                                          amended by First Amendment dated 6/1/91
DALLAS/FT. WORTH AIRPORT................  DFW Airport Board Permit No. 237633 dated 7/15/90 by and between the DFW Int'l Airport Board and AWA,
                                          Inc.
EL PASO INTERNATIONAL
  AIRPORT...............................  Certified Passenger Airline Lease dated 10/1/89 by and between the City of El Paso and AWA, Inc.
LOS ANGELES, CITY OF....................  Lease Agreement covering premises in Terminal One,
                                          LAX, by and between the City of Los Angeles and
                                          AWA, Inc.
MARYLAND AVIATION ADMIN.................  Lease Agreement dated 8/7/87 between State Aviation
                                          Administration of the Maryland Dept. of
                                          Transportation and AWA, Inc. as amended by
                                          Supplement No. 1, dated 3/24/88
MCKENZIE PROPERTIES.....................  Lease Agreement for Reservation Facilities at Reno
                                          dated 6/1/87 between McKenzie Properties and AWA,
                                          Inc.
METROPOLITAN WASHINGTON.................  Airport Use Agreement and Premise Lease dated
                                          2/27/90 by and between Metropolitan Washington
                                          Airports Authority and AWA, Inc.

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
MINNEAPOLIS/ST PAUL INTL................  Terminal Building Agreement dated 5/15/88 by and between Metropolitan Airport Commission and AWA,
                                          Inc. as amended by 1989 Amendment to 1962 Airport
                                          Bldng Lease dated 11/1/90, and amendments 1 through
                                          9
NORTHWEST AIRLINES, INC. ...............  Cargo Bldng Sublease dated 11/1/88 by and between
                                          Northwest Airlines and AWA, Inc., for facilities
                                          located at 2121 Air Cargo Road
NORTHWEST AIRLINES, INC. ...............  Sublease Agreement for use of certain passenger handling and aircraft servicing facilities located
                                          at Minneapolis/St. Paul Int'l Airport dated 10/8/89
                                          by and between Northwest Airlines, Inc. and AWA,
                                          Inc.
NORTHWEST AIRLINES, INC. ...............  Letter of Agreement for Concourse "E", O'Hare Int'l
                                          Airport between Northwest Airlines, Inc. and AWA,
                                          Inc.
NORTHWEST AIRLINES, INC. ...............  O'Hare Int'l Airport Gate Use Agreement dated
                                          4/1/90 by and between Northwest Airlines and AWA,
                                          Inc.
NORTHWEST AIRLINES, INC. ...............  Cargo Building Sublease at Salt Lake City dated
                                          1/1/89 by and between Northwest Airlines, Inc. and
                                          AWA, Inc.
OMAHA AIRPORT AUTHORITY.................  Omaha Agreement & Lease for Scheduled Airline
                                          Operations by and between Airport Authority of the
                                          City of Omaha and AWA, Inc.
PORT AUTHORITY OF NY & NJ...............  Newark Int'l Airport Agreements ANA-516, ANA-524,
                                          ANA-473 and AWA-525
PORT AUTHORITY OF NY & NJ...............  John F. Kennedy Int'l Airport Agreements AYC-018
                                          and AYB-881
PORT OF OAKLAND.........................  License and Concession Agreement dated 1/1/91 by and between the Port of Oakland and AWA, Inc.
PORT OF PORTLAND........................  Passenger Airline Operating and Lease Agreement by
                                          and between the Port of Portland and AWA, Inc.
PORT OF SEATTLE.........................  Basic Airline Lease and Agreement No. M-06181-0-BAS
                                          by and between the Port of Seattle and AWA, Inc.
SACRAMENTO, COUNTY OF...................  Scheduled Airline Operating Agreement and Terminal
                                          Building Lease dated 7/1/90 between the County of
                                          Sacramento and AWA, Inc.
SALT LAKE CITY TREASURER................  Airport Use Agreement dated 2/1/81 as assumed on
                                          11/26/86 from Frontier Airlines by and between Salt
                                          Lake City Corp. and AWA, Inc.
SAN DIEGO UNIFIED PORT DIST.............  Rental Agreement and Landing Permit at San Diego
                                          Int'l Airport by and between the San Diego Unified
                                          Port District and AWA, Inc.
SAN FRANCISCO AIRPORT COMM..............  Airline Operating Permit #1874 dated 5/1/90 by and between the City & County of San Francisco and AWA,
                                          Inc. and Airport Commission City and County of San
                                          Francisco, Space or Use Permit #1876, 1877, 1878,
                                          and 2031, dated 5/1/90
TUCSON AIRPORT AUTHORITY................  Air Cargo Sublease dated 12/1/86 between the Tucson
                                          Airport Authority and AWA, Inc.

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
TUCSON AIRPORT AUTHORITY................  Airport Use Agreement dated 11/1/84 by and between the Tucson Airport Authority and AWA, Inc.
WICHITA AIRPORT AUTHORITY...............  Airline Airport Agreement dated 4/1/85 by and between the Wichita Airport Authority and AWA, Inc.
AIRCRAFT SERVICES INT'L.................  Into-plane Service Agreement dated 10/87 for
                                          Albuquerque, Burbank, Portland, and San Diego
ALLIED AVIATION SERV INTL., dba.........  Into-plane Service Agreement for airports located at Washington D.C., Dallas
OGDEN ALLIED............................  Forth Worth, Newark, Houston, JFK, La Guardia,
                                          Kansas City, & St. Louis
AMOCO OIL CO............................  Fuel Purchase Agreement for airports located at
                                          Columbus and Midway
AMR COMBS...............................  Into-plane Service Agreement for Denver
ARCO PRODUCTS...........................  Fueling Purchase Agreement dated 7/90 for Burbank,
                                          Los Angeles, Portland, San Diego, Seattle, San
                                          Jose, Orange County, and Tucson
ARIZONA FUELING.........................  Cost Sharing Agreement dated 9/29/79 as amended on
                                          9/1/82, 3/4/86 and 12/1/91 by and among Arizona
                                          Fueling Facilities Corporation and America West
                                          Airlines, Inc. and certain other airlines.
                                          Lease Agreement dated 1/17/91 between Arizona
                                          Fueling Facilities Corporation and America West
                                          Airlines, Inc. for lease of a portion of real
                                          property located at the southwest corner of Van
                                          Buren Street and 55th Avenue in Phoenix, Arizona.
ATLANTIC AVIATION.......................  Into-plane Service Agreement for San Jose
CALNEV PIPE LINE CO.....................  Pipeline Agreement dated 10/84
CHEVRON U.S.A., INC.....................  Fuel Purchase Agreement for Long Beach, Orlando,
                                          Oakland, Tampa, Reno, and Las Vegas
CITGO PETROLEUM CORP....................  Fuel Purchase Agreement for Newark and LaGuardia
COLORADO JET CENTER.....................  Into-plane Service Agreement for Colorado Springs
CONOCO, INC.............................  Fuel Purchase Agreement for Wichita, Kansas City,
                                          Omaha, and Minneapolis
CONTRACTING AIRLINES AT.................  Fuel Consortium Agreement for Minneapolis
DIAMOND SHAMROCK REFNG & MKTG...........  Fuel Purchase Agreement for Colorado Springs and
                                          Denver
DYNAIR FUELING INC......................  Into-plane Service Agreement for Phoenix, Las
                                          Vegas, Reno and Oakland
EXXON...................................  Fuel Purchase Agreement for Atlanta
HUDSON GENERAL..........................  Into-plane Service Agreement for Boston, Los
                                          Angeles, and Salt Lake City
KOCH REFINING...........................  Fuel Purchase Agreement for Dallas-Forth Worth
LAGUARDIA FUEL FAC CORP.................  La Guardia Airline Fuel Consortium Agreement
LASFUEL CORP............................  Las Vegas Airline Fuel Consortium Agreement
LOCKHEED AIR TERMINAL, INC..............  Into-plane Service Agreement for Ontario

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
MOBIL OIL CORPORATION...................  Fuel Purchase Agreement for Boston, Baltimore,
                                          Phoenix, and Atlanta
OAKLAND FUEL FACILITIES.................  Oakland Airline Fuel Consortium Agreement
OASIS AVIATION INC......................  Into-plane Service Agreement for El Paso
ONTFUEL CORP............................  Ontario Airline Fuel Consortium Agreement
RENO FUELING FACILITIES
  CORP..................................  Reno Airline Fuel Consortium Agreement
SALT LAKE CITY CORPORATION AND..........  Salt Lake City Airline Fuel Consortium Agreement
SHELL OIL COMPANY.......................  Fuel Purchase Agreement for Washington DC, El Paso,
                                          Houston, Milwaukee, Ontario, and St. Louis
SKY HARBOR AIR SERVICE..................  Into-plane Service Agreement for Omaha
SNAFUEL INC.............................  Orange County Airline Fuel Consortium Agreement
TRANS WORLD AIRLINES, INC...............  Into-plane Service Agreement for San Francisco
TUCSON AIRPORT AUTHORITY................  Into-plane Service Agreement for Tucson
VAN DUSEN AIRPORT SERVICES..............  Into-plane Service Agreement for Austin, Baltimore,
                                          Milwaukee, Minneapolis, and Seattle
ABACUS DISTRIBUTION SYSTEMS.............  Participating Carrier Agreement dated 1/1/90 between Abacus Distribution System PD LTD and AWA,
                                          Inc.
AMADEUS MARKETING S.A.R.L...............  Participating Carrier Agreement by and between
                                          Amadeus Marketing S.A.R.L. and AWA, Inc.
GETS MARKETING CO.......................  GETS Participation Agreement dated 9/28/90 between
                                          GETS Marketing Company and America West Airlines,
                                          Inc.
INFINI TRAVEL
  INFORMATION INC.......................  Infini Participating Carrier Agreement dated
                                          12/1/90 between Infini Travel Information, Inc. and
                                          AWA, Inc.
JAPAN AIRLINES..........................  Participation Agreement dated 12/1/90 between Japan
                                          Airlines Company, Ltd. and AWA, Inc.
SABRE TRAVEL INFO. NETWORK..............  Sabre Participating Carrier Agreement dated 6/15/87 between American Airlines, Inc. and AWA, Inc.
SYSTEM ONE HOLDINGS INC.................  System One Participating Airline Agreement dated
                                          11/1/88 by and between System One Direct Access,
                                          Inc. and AWA, Inc.
WORLDSPAN, L.P. ........................  Worldspan Participating Carrier Agreement dated
                                          February 1, 1991 between Worldspan L.P. and AWA,
                                          Inc.
HONEYWELL INC...........................  Credit Union Security Equipment Lease dated
                                          11/22/89 between Honeywell Protection Services and
                                          AWA, Inc.
HONEYWELL INC...........................  Company Store Security Equipment Lease dated
                                          11/22/89 between Honeywell Protection Services and
                                          AWA, Inc.
PRO SERVE MARKETING, INC. ..............  Advertising and Use Agreement dated 2/4/91 between
                                          Pro Serve Marketing, Inc. and AWA, Inc. for scoring
                                          and video system at McKale Center

                                      3-11
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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
GPA.....................................  Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-1 (N620AW)], dated September
                                          28, 1990, between GPA Leasing USA I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-1 (N620AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to Assignment of Sublease
                                          [GPA 1989 BN-1 (N620AW)], dated as of September 21,
                                          1990, between GPA Leasing USA I, Inc. and
                                          Wilmington Trust Company (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-1 (N620AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-2 (N622AW)], dated September
                                          28, 1990, between GPA Leasing USA I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-2 (N622AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-2 (N622AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA I, Inc.
                                          and Wilmington Trust Company (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-2 (N622AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-3 (N621AW)], dated September
                                          28, 1990, between GPA Leasing USA I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-3 (N621AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-3 (N621AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA I, Inc.
                                          and Wilmington Trust Company (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-3 (N621AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-4 (N625AW)], dated September
                                          28, 1990, between GPA Leasing USA I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-4 (N625AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-4 (N625AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA I, Inc.
                                          and Wilmington Trust Company (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-4 (N625AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).

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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-5 (N624AW)], dated September
                                          28, 1990, between GPA Leasing USA I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-5 (N624AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-5 (N624AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA I, Inc.
                                          and Wilmington Trust Company (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublessee Consent and Agreement to Amendment No. 1
                                          to Assignment of Sublease [GPA 1989 BN-5 (N624AW)]
                                          by America West Airlines, Inc. relating to
                                          Amendment No. 1 to Assignment of Sublease [GPA 1989
                                          BN-5], dated as of October 1, 1991, between GPA
                                          Leasing USA I, Inc. and Wilmington Trust Company
                                          (such agreement not to be subject to the provisos
                                          set forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-5 (N624AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-6 (N626AW)], dated September
                                          28, 1990, between GPA Leasing USA Sub I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-6 (N626AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).

                                      3-14

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-6 (N626AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublessee Consent and Agreement to Amendment No. 1
                                          to Assignment of Sublease [GPA 1989 BN-6 (N626AW)]
                                          by America West Airlines, Inc. relating to
                                          Amendment No. 1 to Assignment of Sublease [GPA 1989
                                          BN-6], dated as of October 1, 1991, between GPA
                                          Leasing USA Sub I, Inc. and Wilmington Trust
                                          Company (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-6 (N626AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-7 (N628AW)], dated September
                                          28, 1990, between GPA Leasing USA Sub I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-7 (N628AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-7 (N628AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-7 (N628AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).

                                      3-15

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-8 (N627AW)], dated September
                                          28, 1990, between GPA Leasing USA Sub I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-8 (N627AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-8 (N627AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-8 (N627AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-9 (N629AW)], dated September
                                          28, 1990, between GPA Leasing USA Sub I, Inc. and
                                          America West Airlines, Inc. (such agreement not to
                                          be subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-9 (N629AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-9 (N629AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).

                                      3-16

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-9 (N629AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-10 (N631AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-10 (N631AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-10 (N631AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublessee Consent and Agreement to Amendment No. 1
                                          to Assignment of Sublease [GPA 1989 BN-10 (N631AW)]
                                          by America West Airlines, Inc. relating to
                                          Amendment No. 1 to Assignment of Sublease [GPA 1989
                                          BN-10], dated as of October 1, 1991, between GPA
                                          Leasing USA Sub I, Inc. and Wilmington Trust
                                          Company (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-10 (N631AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-11 (N632AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).

                                      3-17

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-11 (N632AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-11 (N632AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-11 (N632AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1989 BN-12 (N633AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1989 BN-12 (N633AW)], dated
                                          as of September 21, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          Sub I, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1989 BN-12 (N633AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1989
                                          BN-12 (N633AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).

                                      3-18

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1990 AWA-13 (N634AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1990 AWA-13 (N634AW)],
                                          dated as of September 21, 1990, by America West
                                          Airlines, Inc. and accepted and agreed to by GPA
                                          Leasing USA Sub I, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1990 AWA-13 (N634AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1990
                                          AWA-13 (N634AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1990 AWA-14 (N635AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1990 AWA-14 (N635AW)],
                                          dated as of September 21, 1990, by America West
                                          Airlines, Inc. and accepted and agreed to by GPA
                                          Leasing USA Sub I, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1990 AWA-14 (N635AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).

                                      3-19

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Tax Indemnification Agreement [GPA 1990
                                          AWA-14 (N635AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1990 AWA-15 (N636AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1990 AWA-15 (N636AW)],
                                          dated as of September 21, 1990, by America West
                                          Airlines, Inc. and accepted and agreed to by GPA
                                          Leasing USA Sub I, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1990 AWA-15 (N636AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1990
                                          AWA-15 (N636AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Aircraft Sublease
                                          Agreement [GPA 1990 AWA-16 (N637AW)], dated
                                          September 28, 1990, between GPA Leasing USA Sub I,
                                          Inc. and America West Airlines, Inc. (such
                                          agreement not to be subject to the provisos set
                                          forth in subsection 5.1.1 or the provisions of
                                          subsections 5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Aircraft
                                          Sublease Agreement [GPA 1990 AWA-16 (N637AW)],
                                          dated as of September 21, 1990, by America West
                                          Airlines, Inc. and accepted and agreed to by GPA
                                          Leasing USA Sub I, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).

                                      3-20

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1990 AWA-16 (N637AW)], dated as of
                                          September 21, 1990, between GPA Leasing USA Sub I,
                                          Inc. and Wilmington Trust Company (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1990
                                          AWA-16 (N637AW)], dated as of September 21, 1990,
                                          between GPA Leasing USA Sub I, Inc. and America
                                          West Airlines, Inc. (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Engine Sublease
                                          Agreement [GPA 1990 AWA-E1 (MSN V0025)], dated
                                          February 8, 1991, between GPA Leasing USA I, Inc.
                                          and America West Airlines, Inc. (such agreement not
                                          to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Engine Sublease
                                          Agreement [GPA 1990 AWA-E1 (MSN V0025], dated as of
                                          December 12, 1990, by America West Airlines, Inc.
                                          and accepted and agreed to by GPA Leasing USA I,
                                          Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1991 AWA-E1 (MSN V0025)], dated as of
                                          March 15, 1991, between GPA Leasing USA I, Inc. and
                                          Wilmington Trust Company (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1991
                                          AWA-E1 (MSN V0025)], dated as of March 15, 1991,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Purchase Agreement Warranties Assignment [GPA 1991
                                          AWA-E1 (MSN V0025)], dated March 17, 1991, among
                                          GPA Leasing USA I, Inc., America West Airlines,
                                          Inc. and Wilmington Trust Company and accepted by
                                          IAE International Aero Engines, AG (such agreement
                                          not to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).

                                      3-21

              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublease Supplement No. 1 to Engine Sublease
                                          Agreement [GPA 1990 AWA-E2 (MSN V0049)], dated
                                          February 8, 1991, between GPA Leasing USA I, Inc.
                                          and America West Airlines, Inc. (such agreement not
                                          to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Engine Sublease
                                          Agreement [GPA 1990 AWA-E2 (MSN V0049)], dated as
                                          of December 12, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1991 AWA-E2 (MSN V0049)], dated as of
                                          March 15, 1991, between GPA Leasing USA I, Inc. and
                                          Wilmington Trust Company (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1991
                                          AWA-E2 (MSN V0049)], dated as of March 15, 1991,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Purchase Agreement Warranties Assignment [GPA 1991
                                          AWA-E2 (V0049)], dated March 17, 1991, among GPA
                                          Leasing USA I, Inc., America West Airlines, Inc.
                                          and Wilmington Trust Company and accepted by IAE
                                          International Aero Engines, AG (such agreement not
                                          to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Sublease Supplement No. 1 to Engine Sublease
                                          Agreement [GPA 1990 AWA-E3 (MSN V0019)], dated
                                          February 8, 1991, between GPA Leasing USA I, Inc.
                                          and America West Airlines, Inc. (such agreement not
                                          to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement No. 1 relating to Engine Sublease
                                          Agreement [GPA 1990 AWA-E3 (MSN V0019)], dated as
                                          of December 12, 1990, by America West Airlines,
                                          Inc. and accepted and agreed to by GPA Leasing USA
                                          I, Inc. (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Sublessee Consent and Agreement by America West
                                          Airlines, Inc. relating to the Assignment of
                                          Sublease [GPA 1991 AWA-E3 (MSN V0019)], dated as of
                                          March 15, 1991, between GPA Leasing USA I, Inc. and
                                          Wilmington Trust Company (such agreement not to be
                                          subject to the provisos set forth in subsection
                                          5.1.1 or the provisions of subsections 5.1.3 or
                                          5.1.4 of the Plan).
                                          Sublease Tax Indemnification Agreement [GPA 1991
                                          AWA-E3 (MSN V0019)], dated as of March 15, 1991,
                                          between GPA Leasing USA I, Inc. and America West
                                          Airlines, Inc. (such agreement not to be subject to
                                          the provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
                                          Purchase Agreement Warranties Assignment [GPA 1991
                                          AWA-E3 (MSN V0019)], dated March 17, 1991, among
                                          GPA Leasing USA I, Inc., America West Airlines,Inc.
                                          and Wilmington Trust Company and accepted by IAE
                                          International Aero Engines, AG (such agreement not
                                          to be subject to the provisos set forth in
                                          subsection 5.1.1 or the provisions of subsections
                                          5.1.3 or 5.1.4 of the Plan).
                                          Letter Agreement, dated April 15, 1994, by America
                                          West Airlines, Inc. and acknowledged, agreed and
                                          accepted by GPA Leasing USA I, Inc. and GPA Leasing
                                          USA Sub I, Inc. (such agreement not to be subject
                                          to the provisos set forth in subsection 5.1.1 or
                                          the provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
                                          Aircraft Finance Agreement dated as of August 25,
                                          1990 between GPA Group plc and America West
                                          Airlines, Inc., as amended by Amendment No. 1 to
                                          Aircraft Finance Agreement dated as of September
                                          21, 1990 between GPA Group plc and America West
                                          Airlines, Inc., and as supplemented and modified by
                                          Letter Agreement No. 1 dated August 25, 1990 from
                                          GPA Group plc and accepted and acknowledged by
                                          America West Airlines, Inc., Letter Agreement No. 2
                                          dated August 25, 1990 from GPA Group plc and
                                          accepted and acknowledged by America West Airlines,
                                          Inc., Letter Agreement No. 3 dated August 25, 1990
                                          from GPA Group plc and accepted and acknowledged by
                                          America West Airlines, Inc., Letter Agreement No. 4
                                          dated August 25, 1990 from GPA Group plc and
                                          accepted and acknowledged by America West Airlines,
                                          Inc., and Waiver Letter dated February 8, 1991 from
                                          GPA Group plc, GPA Leasing USA I, Inc. and GPA
                                          Leasing USA Sub I, Inc. and accepted and agreed to
                                          by America West Airlines, Inc., to the extent that
                                          such Aircraft Finance Agreement, as so amended,
                                          modified and supplemented, is referenced in any of
                                          the Sublease Agreements assumed by America West
                                          Airlines, Inc. pursuant to that certain Stipulation
                                          Regarding Aircraft Leases and/or Agreements with
                                          GPA Group plc, GPA Leasing USA I, Inc., GPA Leasing
                                          USA Sub I, Inc. and Industrial Bank of Japan and
                                          Order approved September 5, 1991 and any of the
                                          agreements and instruments identified in this
                                          Schedule 3 to which either GPA Leasing USA I, Inc.,
                                          GPA Leasing USA Sub I, Inc. or GPA Group plc is a
                                          party (such agreement not to be subject to the
                                          provisos set forth in subsection 5.1.1 or the
                                          provisions of subsections 5.1.3 or 5.1.4 of the
                                          Plan).
CANADIAN AIRLINES INTERNATIONAL.........  Agreement to Utilize Canadian Airlines Information
                                          and Dispatch Computer System dated 1/1/89, as
                                          amended from time to time, between America West
                                          Airlines, Inc. and Canadian Airlines International,
                                          Ltd.
CANADIAN AIRLINES INTERNATIONAL.........  Standard Ground Handling Agreement dated 1/1/85, as amended 3/1/89, between Canadian Airlines
                                          International, Ltd. and America West Airlines, Inc.
AERONAUTICAL RADIO, INC.................  Service Agreement dated 6/3/83 between Aeronautical
                                          Radio, Inc. and America West Airlines, Inc.
METROPOLITAN AIRPORT COMM'N.............  MSP Lease and Fueling Agreement for Aviation
                                          Fueling Facilities dated 9/21/87 and Amendments 1
                                          through 8 between Metropolitan Airport Commission
                                          and America West Airlines, Inc.
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                                      3-24
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
              VENDOR NAME                                        TITLE
- - ----------------------------------------  ---------------------------------------------------
OFFICERS AND DIRECTORS..................  Indemnification Agreements with the following past and present directors or officers of America West
                                          Airlines, Inc. with the indicated dates: Edward R.
                                          Beauvais (7/23/86); Michael J. Conway (7/26/86); O.
                                          Mark De Michele (7/23/86); John D. Driggs
                                          (7/23/86); John E. Gillick, Jr. (10/25/91); Arnold
                                          H. Kroll (7/23/86); Juan O'Callahan (1/28/87); Jock
                                          Patton (1/28/87); Arthur M. Taylor (7/23/86 and
                                          4/25/89); Jerry J. Wisotsky (10/21/91); James C.
                                          Clarke (11/23/93); Craig Coleman (9/17/92); James
                                          M. King (11/23/93); Juan O'Callahan (10/21/91);
                                          Tibor Sallay (9/17/92); Frederick W. Bradley, Jr.
                                          (9/29/92); O. Mark De Michele (9/17/92); Samuel L.
                                          Eichenfeld (9/17/92); William A. Franke (9/17/92);
                                          Richard C. Kraemer (9/17/92); James T. Mcmillan
                                          (12/21/93); A. Maurice Myers (1/1/94); John R.
                                          Norton, III (9/17/92); John F. Tiernay (12/31/93);
                                          Declan Treacy (12/31/93)
CERTIFICATE OF INCORPORATION AND
  BY-LAWS...............................  Indemnification obligations and limitations on director liability set forth in the Restated
                                          Certificate of Incorporation of America West
                                          Airlines, Inc. dated 5/19/88 and Restated Bylaws of
                                          America West Airlines, Inc., as amended to date.
LOCKHEED FINANCE CORPORATION............  Lease Agreement dated 5/4/87, as amended, between
                                          America West Airlines, Inc. and Hughes-Avicom
                                          International, payment rights to which have been
                                          assigned to Lockheed Finance Corporation.
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